As filed with the Securities and Exchange Commission on November 10, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLY INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	98-1230527 (I.R.S. Employer Identification Number)

333 Bryant Street, Suite 240

San Francisco, CA 94107

(415) 861-9797

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Steve Chung

Chief Executive Officer

333 Bryant Street, Suite 240

San Francisco, CA 94107

(415) 861-9797

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300 (Phone) (212) 370-7889 (Fax)	John D. Hogoboom Lowenstein Sandler LLP 1251 Ave of the Americas New York, New York 10020 (212) 262-6700 (Phone) (212) 262-7402 (Fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Common shares, no par value per share(3)	$10,000,000	$1,159

(1) Estimated solely for the purpose of calculating the registration fee under Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2) Includes additional common shares which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3) Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional common shares as may be issued after the date hereof as a result of share splits, share dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement related to these securities filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 10, 2016

           Shares

Frankly Inc.

Common Shares

This is the initial public offering of our common shares in the United States. We are offering             common shares. Prior to this offering, there has been no public market for our common shares in the United States. Our common shares are listed on the TSX Venture Exchange Inc. (“TSX-V”) under the symbol “TLK”. On November 7, 2016, the last reported sale price of our common shares on the TSX-V was CDN$0.40 per share. We have applied to have our common shares listed on the Nasdaq Capital Market under the symbol “FKLY”. We expect that the public offering price will be between $             and $             per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 8 of this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

		Per Share		Total
Public offering price	$		$
Underwriting discount(1)	$		$
Proceeds, before expenses, to us	$		$

(1) See “Underwriting” on page 84 of this prospectus for a description of the compensation payable to the underwriters.

We have granted the underwriters a 45-day option to buy up to an additional             common shares to cover over-allotments, if any.

The underwriters expect to deliver the common shares to the purchasers on or about             , 2016.

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Noble Financial Capital Markets

The date of this prospectus is              , 2016

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In this prospectus, currency amounts are stated in U.S. dollars (“$”), unless specified otherwise. All references to CDN$ are to the Canadian dollars.

We have not, and the underwriters have not, authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful.

For investors outside the U.S.: We have not, and the underwriters have not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the U.S. Persons outside the U.S. who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the U.S.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” sections of this prospectus before making an investment decision. References in this prospectus to “we,” “us,” “our” and “Company” refer to Frankly Inc. and its subsidiaries.

Overview

Our mission is to help TV broadcasters and media companies transform their traditional business from just delivering content over-the-air via broadcast television to distributing content in multi-platform, digital formats on new platforms such as mobile, tablets, desktop and other connected devices. Our core product is a white-labeled software platform that enables media companies to publish their official content onto multiscreen devices, increase social interaction on those multiscreen experiences, and enable digital advertising. The platform consists of a content management system (“CMS”) platform, native mobile and over-the-top (“OTT”) applications, responsive web framework, digital video solutions and digital advertising solutions. We generate revenues by charging monthly recurring software licensing fees, variable usage fees for our platform and sharing digital advertising revenue with our customers.

Our platform is currently being used by approximately 200 U.S. local news stations, mostly affiliated with large broadcasting networks such as NBC, CBS, FOX and ABC, covering nearly 58 million monthly users. We have also consistently ranked as one of the top 14 to 18 Internet destinations in the U.S. in the news and information category according to comScore’s Media Metrix report. We plan to enhance our platform in the future by expanding our offerings to other media verticals and international markets, together with investments into channel partnerships, sales and marketing, enhanced data analytics and innovative advertising products.

Our Products and Services

We have had two distinct phases of product evolution in our history. In our first phase from February 2013 until August 2015, we were developers of mobile applications and a next generation server platform. During this phase, we launched, developed and marketed a consumer focused Frankly Chat mobile application, as well as launched a white-labeled, business-to-business mobile communication platform via a software development kit (“SDK”) that was used by retailers such as Victoria’s Secret, professional sport teams such as the Sacramento Kings, non-profits such as the United Nations Foundation and publishers such as the Bleacher Report. The mobile app and SDK business are no longer a material part of our business but the technology became the foundation for our current platform. Through the acquisition of Frankly Media in August 2015, we leveraged our existing mobile and platform expertise to become a software-as-a-service (“SaaS”) provider of content management for broadcasters and media companies. Today, we provide a white-labeled, integrated software platform to broadcasters and media companies which use our technology to get their content onto multiscreen devices, increase social interaction on those multiscreen experiences, and enable digital advertising.

Our platform consists of the following offerings and features:

CMS platform connected white-labeled application frameworks. Our white-labeled application frameworks for mobile applications, connected TV applications and desktop and mobile websites connect back into our CMS platform. They simplify the distribution of content across multiple platforms. Our mobile application framework is a white-labeled Android or iOS mobile application framework that enables our customers to easily publish their official mobile apps to their audience. Our native connected TV framework is a white-labeled Apple TV, Roku and FireTV application framework that enables our customers to easily publish their official connected TV apps to their audience. We also provide a responsive web framework which is a white-labeled desktop and mobile web, collectively, a responsive web, framework that enables our customers to easily publish their official Internet homepages.

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Robust Video-on-demand (“VoD”) and live video solution. Our VoD and live video solution ingests live video content into our on-premise server that encodes, transcodes and enables digital VoD clipping and live video publishing in an integrated format that eliminates the need for customers to deal with multiple vendors.

Digital advertising solutions. Our digital advertising solutions include both programmatic (automated) and direct agency sales efforts to place digital advertising onto our customer’s digital properties in return for revenue share of the advertising dollars. We also provide local ad sales products and consulting and support services in exchange for monthly fees, and charge our customers for the use of our ad serving platform to serve ads for local and national advertising campaigns. The array of advertising products and services we offer provides our customers with turnkey access to the latest advertising solutions and simplifies the complicated task of monetizing their online properties.

Data-as-a-service. Our newest Data-as-a-service product leverages a Data Management Platform (“DMP”) offering our customers access to targeted audience data and user segments in order to increase targeting and higher advertising rates to advertisers on their digital properties. We plan to continue to develop this product to enable our customers to have actionable data to drive increased audience engagement and enhanced user experience.

As of October 31, 2016, we had approximately 200 TV stations as customers and were approaching 58 million unique visitors to our customers’ sites each month across one or all of our products and services discussed above.

Recent Developments

The August 2016 Refinancing

On August 31, 2016, we entered into a $14.5 million credit facility (the “Credit Facility”) under a credit agreement (the “Credit Agreement”) with Raycom Media, Inc. (“Raycom”). The proceeds of the Credit Facility were used to pay in full the $11 million promissory note (the “GEI Promissory Note”) issued to Gannaway Entertainment Inc. (“GEI”) and $3 million of the $4 million promissory note issued to Raycom (the “Original Raycom Note” and together with the GEI Promissory Note, the “Worldnow Promissory Notes”), each issued in connection with the acquisition of Gannaway Web Holdings, LLC, now Frankly Media. In addition, we issued to Raycom 14,809,720 warrants (the “Warrants”) to purchase one common share per warrant at a price per share of CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016) and repaid in full our $2.0 million outstanding revolving credit facility with Bridge Bank (the “Bridge Bank Loan”). Subject to Raycom’s discretion, we also have an additional $1.5 million available for borrowing under the Credit Facility. We also entered into a share purchase agreement (the “Raycom SPA”) pursuant to which we converted $1 million of the Original Raycom Note into 2,553,400 common shares. We refer to these transactions as the “August 2016 Refinancing”.

Securities Purchase Agreement

Under the Raycom SPA, we agreed to enlarge our Board to seven (7) directors, subject to shareholder approval, within 90 days of August 31, 2016. In addition, so long as Raycom holds not less than 20% of our issued and outstanding common shares calculated on a fully diluted basis, it has (i) the designation rights to two (2) directors as management’s nominees for election to our Board, one who is our current Board member, Joseph G. Fiveash, III and one who must be an independent director as defined in Rule 5605(a)(2) of the Nasdaq Rules, and (ii) approval rights to one of the independent directors named as management’s nominees for election to our Board outside of the two Raycom designated directors. Pursuant to the SPA, Raycom has designated Joseph Fiveash as its director designee. We expect to have the second Raycom board designee and the seventh board member appointed prior to this offering subject to shareholder approval.

Credit Agreement

We will pay interest on each loan outstanding at any time at a rate per annum of 10%. Interest will accrue and be calculated, but not compounded, daily on the principal amount of each loan on the basis of the actual number of days each loan is outstanding and will be compounded and payable monthly in arrears on each interest payment date. To the maximum extent permitted by applicable law, we will pay interest on all overdue amounts, including any overdue interest payments, from the date each of those amounts is due until the date each of those amounts is

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paid in full. That interest will be calculated daily, compounded monthly and payable on demand of Raycom at a rate per annum of 12%. We have the option to repay all or a portion of loans outstanding under the Credit Facility without premium, penalty or bonus upon prior notice to Raycom and repayment of all interest, fees and other amounts accrued and unpaid under the Credit Facility.

We must also make the following mandatory repayments:

(a) $2 million prior to August 31, 2019;

(b) commencing on November 30, 2019 and on the last day of the month of each three month period thereafter, an amount of $687,500 per three month period;

(c) proceeds (less actual costs paid and income taxes) on any asset sales or issuances of debt or equity;

(d) upon a successful listing of our common shares on Nasdaq with a capital raise of between $8 million to $11 million, mandatory repayment in the amount of $2 million, which will be applied toward the repayment obligation required by (a) above if completed by March 31, 2017;

(e) upon a successful listing of our common shares on Nasdaq with a capital raise of more than $12 million, a mandatory repayment in the amount of $3 million which will be applied toward the $2 million repayment obligation required by (a) above if completed by March 31, 2017 and any amounts raised in excess of $2 million will be applied pro rata to repayment obligations required by (b) above commencing November 30, 2019; and

(f) commencing on the financial year ending December 31, 2017, and each financial year ending thereafter, 100% of the current year excess cash flow amount in excess of $2 million must be paid to Raycom as a mandatory repayment amount no later than May 1 of the following year until a total leverage ratio of not more than 3:1 has been met for such fiscal year, at which point 50% of the current year excess cash amount in excess of $2 million will be paid to Raycom as mandatory repayment amounts. Such excess cash flow payments will be applied pro rata to reduce other mandatory payments due thereunder.

In addition, we must maintain certain leverage ratios and interest coverage ratios beginning the fiscal quarter ending December 31, 2017. The leverage ratios range from 4:1 to 2.5:1 and 2:1 to 3.5:1 for the interest coverage ratio. We are also subject to certain covenants regarding, among others, indebtedness, fundamental corporate changes and dispositions and acquisitions. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—The Credit Agreement”.

Upon an event of default, Raycom may by written notice terminate the facility immediately and declare all obligations under the Credit Agreement and the related loan documents, whether matured or not, to be immediately due and payable. Raycom may also as and by way of collateral security, deposit and retain in an interest bearing account, amounts received by Raycom from us under the Credit Agreement and the related loan documents and realize upon the Security Interest Agreements, Guaranty Agreements and Pledge Agreement as described below. If we fail to perform any of our obligations under the Credit Agreement and the related loan documents, Raycom may upon 10 days’ notice, perform such covenant or agreement if capable. Any amount paid by Raycom under such covenant or agreement will be repaid by us on demand and will bear interest at 12% per annum.

Guaranty Agreements, Security Interest Agreements and Pledge Agreement

In connection with the Credit Agreement, our subsidiaries Frankly Co. and Frankly Media LLC have entered into guaranty agreements (the “Guaranty Agreements”) whereby Frankly Co. and Frankly Media LLC have guaranteed our obligations under the Credit Agreement. In addition, each of Frankly Inc., Frankly Co. and Frankly Media LLC have entered into security interest agreements (the “Security Interest Agreements”) and pledge agreements (the “Pledge Agreements”) pursuant to which Raycom has first priority security interests in substantially all of our assets.

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Upon an event of default, we will be required to deposit all interests, income, dividends, distributions and other amounts payable in cash in respect of the pledged interests into a collateral account over which Raycom has the sole control and may apply such amounts in its sole discretion to the secured obligations under the Credit Agreement. Upon the cure or waiver of a default, Raycom will repay to us all cash interest, income, dividends, distributions and other amounts that remain in such collateral account. In addition, upon an event of default, Raycom has the right to (i) transfer in its name or the name of any of its agents or nominees the pledged interests, (ii) to exercise all voting, consensual and other rights and power and any and all rights of conversion, exchange, subscription and other rights, privileges or options pertaining to the pledged interests whether or not transferred into the name of Raycom, and (iii) to sell, resell, assign and deliver all or any of the pledged interests. We have also agreed to use our best efforts to cause a registration under the Securities Act and applicable state securities laws of the pledged interests upon the written request from Raycom.

Raycom may transfer or assign, syndicate, grant a participation interest in or grant a security interest in, all or any part of its rights, remedies and obligations under the Credit Agreement and the related loan documents, without notice or our consent.

Summary Risks Associated with Our Business

An investment in our common shares involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary. These risks include, but are not limited to, the following:

● We have a limited operating history which may make it difficult for investors to evaluate our prospects for success.

● Since our inception, we have experienced losses and have an accumulated deficit of $46.0 million as of June 30, 2016 and we may incur additional losses in the future.

● Our independent registered public accounting firm has expressed in its report on our audited consolidated financial statements a substantial doubt about our ability to continue as a going concern.

● Our revenue and operating results may fluctuate, which may make our results difficult to predict and could cause our results to fall short of expectations.

● If we are unable in the future to generate new customers for our mobile technology products, our financial performance may be materially and adversely affected.

● A significant portion of our projected revenue is generated from the sale of national and local online advertising inventory, which is dependent on available advertising inventory and market demand and prices for such inventory. A decline in available supply of advertising inventory, general demand for advertising inventory and general economic conditions may materially and adversely affect our advertising revenue which may negatively affect our overall financial condition and results of operations.

● A significant percentage of our revenue is generated from two large customers. If we are unable to maintain our relationship with these customers, our business and operations may be materially and adversely affected.

● We determined that a portion of our goodwill and amortizable intangible assets were impaired as of December 31, 2015 and we recorded an impairment charge of approximately $12.2 million to earnings for the year ended December 31, 2015.

● Our degree of leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting operational goals.

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● Our debt agreements and those of our subsidiaries contain restrictions that limit our flexibility in operating our business.

● If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

● We are a holding company and our only asset is the direct ownership of Frankly Co. and Frankly Media LLC.

● We have no operating history as a publicly traded company in the U.S.

Corporate Information

We were originally formed under the Business Corporations Act (Ontario) (the “OBCA”) in June 2013 under the name WB III Acquisition Corp. (“WB III”) and completed our initial public offering in Canada in October 2013. In December 2014, we completed a reverse triangular merger with Frankly Co. and a wholly-owned subsidiary WB III Subco Inc. and changed our name to Frankly Inc. (the “Qualifying Transaction”). In August 2015, we acquired Frankly Media LLC. Our main offices are located in San Francisco, California and New York, New York. On July 11, 2016, we continued the Company as a British Columbia corporation under the Business Corporations Act (British Columbia) (the “BCBCA”).

Frankly Co. (formerly TicToc Planet Inc.) commenced its material business operations in February 2013, and we subsequently acquired Frankly Co. in December 2014 in connection with the Qualifying Transaction. We then acquired Frankly Media LLC in August 2015. We have had two distinct phases of product evolution in our history. From February 2013 until August 2015, we developed mobile applications and a next generation server platform. Through the acquisition of Frankly Media in August 2015, we leveraged our existing mobile and platform expertise to become a SaaS provider of content management for broadcasters and media companies.

Our corporate headquarters is located at 333 Bryant Street, Suite 240, San Francisco, CA 94107. Our telephone number is (415) 861-9797. Our Internet website is http://www.franklyinc.com. We have not incorporated by reference into this prospectus any of the information on, or accessible through, our website, and you should not consider our website to be a part of this document. Our website address is included in this document for reference only.

The following chart illustrates our organizational structure:

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

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● being permitted to present only two years of audited financial statements and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectu

● not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

● reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

● exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1 billion or more in annual gross revenues; (ii) the end of fiscal year 2021; (iii) our issuance, in a three year period, of more than $1 billion in non-convertible debt; and (iv) the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million on the last business day of our second fiscal quarter.

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The Offering

Common shares offered by us	shares

Common shares to be outstanding after this offering	shares ( shares if the underwriters’ over-allotment option is exercised in full)

Over-allotment option	We will grant the underwriters a 45-day option to acquire up to an additional common shares, solely for the purpose of covering over-allotments, if any.

Use of proceeds

We estimate that we will receive net proceeds of approximately

$ million from the sale of the common shares offered in this offering, or approximately $ million if the underwriters exercise their over-allotment option in full, based on an assumed initial public offering price of $ per share (the midpoint of the price range set forth on the cover page of this prospectus) and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows:

● $          to increase sales and marketing investments (including channel partnerships) to increase market share and expand into other verticals;

● $          for product development on existing and new products including CMS, mobile and TV apps, and video workflow;

● $          for development of new business lines in big data and digital advertising;

● $2 million to repay a portion of the Credit Facility; and

● the balance for working capital and general corporate purposes.

See the section entitled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Risk factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Proposed Nasdaq symbol	FKLY

The number of common shares to be outstanding after this offering is based on 32,983,887 common shares outstanding as of October 31, 2016 and excludes as of such date the following:

(i)	1,752,934 outstanding Class A Restricted Voting Shares (the “Restricted Shares”);

(ii)	4,272,874 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.14 per share granted under our Amended and Restated Equity Incentive Plan (the “Equity Plan”);

(iii)	1,232,805 common shares issuable pursuant to restricted stock units (“RSUs”) issued and outstanding under our Equity Plan;

(iv)	14,809,720 common shares issuable upon exercise of outstanding warrants having an exercise price of $0.39 per share; and

(v)	119,336 additional common shares reserved for future issuance under our Equity Plan as of October 31, 2016.

Except as otherwise indicated herein, all information in this prospectus assumes no exercise of the underwriters’ over-allotment option.

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RISK FACTORS

Any investment in our common shares involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common shares. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business

We have a limited operating history which may make it difficult for investors to evaluate our prospects for success.

Frankly Co. was incorporated under the laws of the State of Delaware on September 10, 2012. Frankly Inc. was incorporated on June 7, 2013 and completed a reverse triangular merger with Frankly Co. and a wholly-owned subsidiary, WB III Subco Inc., in December 2014. In addition, we completed the acquisition of Gannaway Web Holdings, LLC, now Frankly Media LLC, on August 25, 2015. Although Frankly Media LLC has been operating since 1998, we have a limited operating history as a consolidated company. This lack of consolidated operating history may make it difficult for investors to evaluate our prospects for success. There is no assurance that we will be successful and the likelihood of success must be considered in light of our relatively early stage of consolidated operations.

Since our inception, we have experienced losses and have an accumulated deficit of approximately $46.0 million as of June 30, 2016 and we may incur additional losses in the future.

We have in the past incurred, and we may in the future incur, losses and experience negative cash flow, either or both of which may be significant. We recorded net losses from inception through the year ended December 31, 2015. We recorded a net loss of $3.1 million and $24.7 million for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively. As of June 30, 2016 and December 31, 2015, our consolidated accumulated deficit was approximately $46.0 million and $42.9 million, respectively. We cannot assure you that we can achieve profitability on a quarterly or annual basis in the future. Failure to become profitable may materially and adversely affect the market price of our common shares.

Our independent registered public accounting firm has expressed in its report on our audited consolidated financial statements a substantial doubt about our ability to continue as a going concern.

We have not yet generated sufficient revenues from our operations to fund our activities, and we are therefore dependent upon external sources for the financing of our operations. As a result, our independent registered public accounting firm has expressed in its report on the consolidated financial statements included as part of this prospectus a substantial doubt regarding our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our common shares might lose their entire investment.

Our revenue and operating results may fluctuate, which may make our results difficult to predict and could cause our results to fall short of expectations.

As a result of the rapidly changing nature of the markets in which we compete, our quarterly and annual revenue and operating results may fluctuate from period to period. These fluctuations may be caused by a number of factors, many of which are beyond our control. For example, changes in industry or third-party specifications may alter our development timelines and consequently our ability to deliver and monetize new or updated products and services. Additionally, impending changes to technology standards may cause customers to delay investing in new or additional products and services such as the ones we offer. Other factors that may cause fluctuations in our revenue and operation results include but are not limited to:

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●	any failure to maintain strong customer relationships;
●	any failure of significant customers to renew their agreements with us;
●	our ability to attract and retain current and new customers;
●	variations in the demand for our services and products and the use cycles of our services and products by our customers;
●	changes in our pricing policies or those of our competitors;
●	service outages, other technical difficulties or security breaches;
●	limitations relating to the capacity of our networks, systems and processes;
●	maintaining appropriate staffing levels and capabilities relative to projected growth;
●	the timing of costs related to the development or acquisition of technologies, services or businesses to support our existing users and potential growth opportunities; and
●	general economic, industry and market conditions and those conditions specific to internet usage and advertising businesses.

For these reasons and because the market for our services and products is relatively new and rapidly changing, it is difficult to predict our future financial results.

If we are unable to retain and acquire new CMS platform customers, our financial performance may be materially and adversely affected.

Our financial performance and operations are dependent on retaining our current CMS platform customers and acquiring new CMS platform customers. We currently serve a large number of customers with our CMS platform and a typical customer contract runs for multiple years. However, we compete with the other technology providers in the market and increasing competition may affect our ability to retain current and acquire new customers. Any number of factors could potentially negatively affect our customer retention or acquisition. For example, a current customer may request products or services that we currently do not provide and may be unwilling to wait until we can develop or source such additional features. Other factors that affect our ability to retain or acquire new CMS platform customers include:

●	customers increasingly use competing products or services;
●	we fail to introduce new and improved products or if we introduce new products or services that are not favorably received;
●	we are unable to continue to develop new products and services that work with a variety of mobile operating systems and networks and/or that have a high level of market acceptance;
●	there are changes in customer preference;
●	there is consolidation or vertical integration of our customers;
●	there are changes in customer sentiment about the quality or usefulness of our products and services;
●	there are adverse changes in our products that are mandated by legislation, regulatory authorities, or litigation, including settlements or consent decrees;
●	technical or other problems prevent us from delivering our products in a rapid and reliable manner;
●	we fail to provide adequate customer service to our customers; or
●	we, our software developers, or other companies in our industry are the subject of adverse media reports or other negative publicity.

If we are unable to retain and acquire new customers, our financial performance may be materially and adversely affected.

9

If we are unable in the future to generate new customers for our mobile technology products, our financial performance may be materially and adversely affected.

As consumer preferences migrate to accessing news and information content through mobile devices, we expect that an increasing amount of our revenue will be derived from our native mobile technology software applications. Our ability to grow our revenues is dependent, in part, on our ability to increase the number of customers that license our mobile software applications. If we are unable to provide compelling native mobile technology and platforms to our customers or if customer adoption of native mobile technology and platforms is slow to develop, we may be unable to retain our current customers or acquire new customers.

A significant portion of our projected revenue is generated from the sale of national and local online advertising inventory, which is dependent on available advertising inventory and market demand and prices for such inventory. A decline in available supply of advertising inventory, general demand for advertising inventory and general economic conditions may materially and adversely affect our advertising revenue.

A significant portion of our projected revenue is generated from the sale of national and local online advertising inventory, the majority of which we sell on an automated basis through real-time bidding. We also sell a small portion of our inventory to premium direct advertising customers to whom we provide guaranteed advertisement inventory. Our advertising revenue is dependent on the amount of advertising inventory that is available to us to sell and market demand and prices for such inventory.

The amount of advertising inventory available for us to sell is affected by many variables including but not limited to:

●	the negotiated amount of inventory we receive from our current CMS customers;
●	the amount of additional inventory our current CMS customers permit us to sell on their behalf;
●	our ability to acquire inventory to sell on behalf of parties that are not customers of our CMS;
●	the amount of end-user traffic to our customers’ online properties; and
●	the specific type of advertising to be sold, such as display, video or mobile advertising.

While we endeavor to maximize the amount of inventory we are able to sell, some of the foregoing variables, and by extension the amount of inventory we may sell, are affected by market forces and other contingencies that we do not control.

The other principal component of gross advertising revenue is the price at which advertising inventory may be sold. To a large extent, the prices we are able to achieve for our advertising inventory are a product of the market supply and demand, which may vary based on several factors including ad size, ad type, geographic region and time of year. At a macro level, advertising spending is also sensitive to overall economic conditions, and our advertising revenues will be adversely affected if advertisers respond to weak and uncertain economic conditions by reducing their budgets or changing their spending patterns. There are limitations on the amount that we can compensate for fluctuations in the prevailing market prices for advertising inventory. Any reduction in spending by existing or potential advertisers and a decline in available advertising inventory or demand for such inventory would negatively affect our advertising revenue and could affect our ability to grow our advertising customer base.

Some of our customer agreements require us to guarantee certain advertising revenues. If market rates fall below our guaranteed customer agreement rates, we will experience a loss on those advertising inventory units subject to the guarantee.

We have entered into agreements with certain of our existing customers, and in the future we may enter into additional customer agreements, that require us to guarantee minimum amounts of revenue per advertising unit sold, for national advertising inventory that we sell on behalf of these customers. In the event that market rates for national advertising inventory fall below the rates we have guaranteed, we will experience a loss on those advertising inventory units subject to the guarantee. If the amount of advertising inventory subject to guarantees and sold at a loss is large enough and/or the margin by which the market rates fall short of the guaranteed rates is great enough, we could experience a material reduction in our advertising revenues, which would materially and adversely affect our overall revenues.

10

If we are unable to respond to the rapid technological changes in our industry or develop new products and services in a cost effective manner, we may be unable to compete successfully in the competitive market in which we operate and our financial results could be adversely affected.

Business on the internet is characterized by rapid technological change. Accordingly, we continue to upgrade and improve the features of our products and services. Given the high level of competition in our market and the ever changing technology needs of our customers, our ability to successfully compete depends on our successful development of new products and services. If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions in our industry or address or satisfy our customers’ requirements or preferences in their technology needs, our business, results of operations and financial condition would be materially and adversely affected. Sudden changes in user requirements and preferences, frequent new product and service introductions embodying new technologies, and the emergence of new industry and regulatory standards and practices such as data privacy and security standards could render our products, services and our proprietary technology and systems obsolete. The rapid evolution of these products and services will require that we continually improve the performance, features and reliability of our products and services. However, the complexity of developing new technology in a rapidly changing marketplace may increase our development costs. If we are unable to develop new products and services in a cost-effective manner, we may be unable to compete successfully in the market in which we operate.

We may introduce significant changes to our existing products or develop and introduce new and unproven products. If any of our new products or services, including upgrades to our current products or services, do not meet our customers’ expectations or fail to generate revenue, we could lose our customers or fail to generate any revenue from such products or services and our business may be harmed.

We may introduce significant changes to our existing products or develop and introduce new and unproven products or services, including using technologies with which we have little or no prior development or operating experience. If new or enhanced products fail to attract or retain customers or to generate sufficient revenue, operating margin, or other value to justify certain investments, our business may be adversely affected. If we are not successful with new approaches to monetization, we may not be able to maintain or grow our revenue as anticipated or recover any associated development costs.

In addition, updating our technology may require significant additional capital expenditures. If any of our upgrades to our current services do not meet our customer’s expectations, we could lose customers and our business may be harmed. If new services require us to grow rapidly, this could place a significant strain on our managerial, operational, technical and financial resources. In order to manage our growth, we could be required to implement new or upgraded operating and financial systems, procedures and controls. Our failure to expand our operations in an efficient manner could cause our expenses to grow, our revenue to decline or grow more slowly than expected.

A significant percentage of our revenue is generated from two large customers. If we are unable to maintain our relationship with these customers, our business and operations may be materially and adversely affected.

Approximately 36% and 32% of our revenue for the year ended December 31, 2015 and six months ended June 30, 2016 was generated from our three largest and two largest customers, respectively. If we are unable to maintain our relationship with these customers, or if any of these customers reduce their purchase commitments, our business and operations may be materially and adversely affected.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We currently depend on the continued services and performance of our key personnel, including Steve Chung, our Chief Executive Officer, Louis Schwartz, our Chief Financial Officer and Chief Operating Officer, Harrison Shih, our Chief Product Officer, and Omar Karim, Head of Engineering. The loss of key personnel, including members of management as well as key engineering, product development, marketing, and sales personnel, could disrupt our operations and have an adverse effect on our business. As we continue to grow, we cannot guarantee that we will continue to attract the personnel we need to maintain our competitive position. In particular, we intend to hire a significant number of personnel in the coming years, and we expect to face significant competition from other companies in hiring such personnel, particularly in the San Francisco Bay Area and New York City markets. As we grow, the incentives to attract, retain, and motivate employees provided by our equity awards or by future arrangements, such as through cash bonuses, may not be as effective as in the past. If we do not succeed in attracting, hiring, and integrating excellent personnel, or retaining and motivating existing personnel, we may be unable to grow effectively.

11

We determined that a portion of our goodwill and amortizable intangible assets were impaired as of December 31, 2015 and we recorded an impairment charge of approximately $12.2 million to earnings for the year ended December 31, 2015.

Under U.S. generally accepted accounting principles (“U.S. GAAP”), we review our goodwill for impairment at least annually on December 31 and when events or changes in circumstances indicate that the carrying value may not be recoverable. We review our amortizable intangible assets for impairment when events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may be considered a change in circumstances indicating that the carrying value of our goodwill or amortizable intangible assets may not be recoverable include a decline in stock price and market capitalization, reduced future cash flow estimates, and slower growth rates in our industry. We determined that a portion of our goodwill and amortizable intangible assets were impaired as of December 31, 2015 and we recorded an impairment charge of approximately $12.2 million to earnings for the year ended December 31, 2015. Future assessments may yield different results, and from time to time, we may be required to record a significant charge to earnings in our consolidated financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined, resulting in a negative impact on our results of operations.

We may expand our business through acquisitions of, or investments in, other companies or new technologies, or joint ventures or other strategic alliances with other companies, which may divert our management’s attention or prove not to be successful or result in equity dilution.

In December 2014, we completed a qualifying transaction through a reverse triangular merger with TicToc and WB III Subco Inc. In August 2015, we acquired Frankly Media. We may decide to pursue other acquisitions of, investments in, or joint ventures involving other technologies and businesses in the future. Such transactions could divert our management’s time and focus from operating our business.

Integrating an acquired company, business or technology is risky and may result in unforeseen operating difficulties and expenditures, including, among other things, with respect to:

●	incorporating new technologies into our existing business infrastructure;
●	consolidating corporate and administrative functions;
●	coordinating our sales and marketing functions to incorporate the new business or technology;
●	maintaining morale, retaining and integrating key employees to support the new business or technology and managing our expansion in capacity; and
●	maintaining standards, controls, procedures and policies (including effective internal control over financial reporting and disclosure controls and procedures).

In addition, a significant portion of the purchase price of companies we may acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our earnings based on this impairment assessment process, which could harm our operating results.

Future acquisitions could result in potentially dilutive issuances of our equity securities, including our common shares, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could harm our business, financial condition and results of operations. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all.

Finally, our skill at investing our funds in illiquid securities issued by other companies is untested. Although we will review the results and prospects of any such investments carefully, it is possible that such investments could result in a total loss. Additionally, we may have little or no control over the companies in which we may invest, and we may be forced to rely on the management of the companies in which we invest to make reasonable and sound business decisions. If the companies in which we invest are not successfully able to manage the risks facing them, such companies could suffer, and we may lose all or part of our investment in such companies.

12

If we fail to manage our growth effectively, our business, financial condition and results of operations may suffer.

We have grown rapidly since our incorporation and we plan to continue to grow at a rapid pace. This growth has put significant demands on our processes, systems and personnel. We have made and we expect to make further investments in additional personnel, systems and internal control processes to help manage our growth. In addition, we have sought to, and may continue to seek to, grow through strategic acquisitions. Our growth strategy may place significant demands on our management and our operational and financial infrastructure. Our ability to manage our growth effectively and to integrate new technologies and acquisitions into our existing business will require us to continue to expand our operational, financial and management information systems and to continue to retain, attract, train, motivate and manage key employees. Growth could strain our ability to:

●	develop and improve our operational, financial and management controls;
●	enhance our reporting systems and procedures;
●	recruit, train and retain highly skilled personnel;
●	maintain our quality standards; and
●	maintain our user satisfaction.

Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows or if we are unable to successfully manage and support our rapid growth and the challenges and difficulties associated with managing a larger, more complex business, this could cause a material adverse effect on our business, financial position and results of operations, and the market value of our shares could decline.

Our degree of leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from meeting operational goals.

As of June 30, 2016, our total indebtedness was approximately $17.3 million. In August 2016, we paid down in full the Bridge Bank Loan and we entered into the $14.5 million Credit Facility. The Credit Facility was used to pay down the $11 million GEI Promissory Note and $3 million of the $4 million Original Raycom Note. Subject to Raycom’s discretion, we also have an additional $1.5 million available for borrowing under the Credit Facility.

Our degree of leverage could have important consequences for the holders of our common shares, including:

●	increasing our vulnerability to general economic and industry conditions;
●	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;
●	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;
●	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and
●	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We may incur substantial additional indebtedness in the future, subject to the restrictions contained in the Credit Facility. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify.

13

Our debt agreements and those of our subsidiaries contain restrictions that limit our flexibility in operating our business.

Amounts outstanding under the Credit Facility are secured by first priority security interests in substantially all of our assets and are guaranteed by our subsidiaries.

The terms of the Credit Agreement and Credit Facility contain various covenants that limit our ability to engage in specified types of transactions. The covenants limit our and our restricted subsidiaries’ ability to, among other things:

●	incur additional indebtedness or issue certain preferred shares;
●	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;
●	make certain investments;
●	sell or transfer assets;
●	create liens;
amalgamate, consolidate or merge with any other person;
●	sell or otherwise dispose of all or substantially all of our assets; and
●	enter into certain transactions with our affiliates.

We are also required under the Credit Agreement and Credit Facility to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control and we may not meet those ratios and tests. A breach of any of these covenants could result in a default under the Credit Agreement and Credit Facility. Upon the occurrence of an event of default under the Credit Agreement, Raycom could elect to declare all amounts outstanding under the Credit Agreement and Credit Facility to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, Raycom could proceed against the collateral granted to them to secure the indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or refinance our debt obligations, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the notes. We may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations.

We cannot be certain that additional financing will be available on reasonable terms when required, or at all.

From time to time, we may need additional financing. Our ability to obtain additional financing, if and when required, will depend on investor demand, our operating performance, the condition of the capital markets, and other factors. To the extent we draw on our credit facilities, if any, to fund certain obligations, we may need to raise additional funds and we cannot assure investors that additional financing will be available to us on favorable terms when required, or at all. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences, or privileges senior to the rights of the common shares issued in this offering, and existing shareholders may experience dilution.

14

If we are unable to protect our intellectual property, the value of our brand and other intangible assets may be diminished, and our business may be adversely affected.

We rely and expect to continue to rely on a combination of confidentiality and license agreements with our employees, consultants, and third parties with whom we have relationships. In the future we may acquire patents or patent portfolios, which could require significant cash expenditures. However, third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge proprietary rights held by us, and pending and future trademark and patent applications may not be approved. In addition, effective intellectual property protection may not be available in every country in which we operate or intend to operate our business. In any or all of these cases, we may be required to expend significant time and expense in order to prevent infringement or to enforce our rights. Although we have taken measures to protect our proprietary rights, there can be no assurance that others will not offer products or concepts that are substantially similar to ours and compete with our business. In addition, we occasionally include open source software in our products. As a result of the use of open source in our products, we may license or be required to license innovations that turn out to be material to our business and may also be exposed to increased litigation risk. If the protection of our proprietary rights is inadequate to prevent unauthorized use or appropriation by third parties, the value of our brand and other intangible assets may be diminished and competitors may be able to more effectively mimic our service and methods of operations. Any of these events could have an adverse effect on our business and financial results.

We are a holding company and our only asset is the direct ownership of Frankly Co. and Frankly Media.

We are a holding company and have no material non-financial assets other than direct ownership of Frankly Co. and Frankly Media. We have no independent means of generating revenue. To the extent that we will need funds beyond our own financial resources to pay liabilities or to fund operations, and Frankly Co. and/or Frankly Media are/is restricted from making distributions to us under applicable laws or regulations or agreements, or not have sufficient earnings to make these distributions, we may have to borrow or otherwise raise funds sufficient to meet these obligations and operate our business and, thus, our liquidity and financial condition could be materially adversely affected.

We may be party to litigation, which can be expensive and time consuming, and, if resolved adversely, could have a significant impact on our business, financial condition, or results of operations.

Our business, financial condition, or results of operations could be adversely affected as a result of an unfavorable resolution of future disputes and litigation. Companies in the internet, technology, and media industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. Furthermore, from time to time we may introduce new products, including in areas where we currently do not compete, which could increase our exposure to patent and other intellectual property claims from competitors and non-practicing entities.

Defending patent and other intellectual property litigation is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained in all cases. In addition, plaintiffs may seek, and we may become subject to, preliminary or provisional rulings in the course of any such litigation, including potential preliminary injunctions requiring us to cease some or all of our operations. We may decide to settle such lawsuits and disputes on terms that are unfavorable to us. Similarly, if any litigation to which we are a party is resolved adversely, we may be subject to an unfavorable judgment that may not be reversed upon appeal. The terms of such a settlement or judgment may require us to cease some or all of our operations or pay substantial amounts to the other party. In addition, we may have to seek a license to continue practices found to be in violation of a third party’s rights, which may not be available on reasonable terms, or at all, and may significantly increase our operating costs and expenses. As a result, we may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible.

15

Our software is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our products incorporate software that is highly technical and complex. Our software may now or in the future contain, undetected errors, bugs, or vulnerabilities. Some errors in our software codes may only be discovered after the codes have been released. Any errors, bugs, or vulnerabilities discovered in our codes after release could result in damage to our reputation, loss of users, loss of revenue, or liability for damages.

We rely on third parties to provide the technologies necessary to deliver products and services to our customers, and any change in the licensing terms, costs, availability, or acceptance of these technologies could adversely affect our business.

We rely on third parties to provide the technologies that we use to deliver our products and services to our customers. There can be no assurance that these providers will continue to license their technologies or otherwise make them available to us on reasonable terms, or at all. Providers may change the fees they charge users or otherwise change their business models in a manner that impedes the acceptance of their technologies. In order for our services to be successful, there must be a large base of users of the technologies necessary to deliver our products and services. We have limited or no control over the availability or acceptance of these technologies, and any change in the licensing terms, costs, availability or user acceptance of these technologies could adversely affect our business.

Failure to license necessary third party software for use in our products and services, or failure to successfully integrate third party software, could cause delays or reductions in our sales, or errors or failures of our service.

We license third party software that we incorporate into our products and services. In the future, we might need to license other software to enhance our products and meet evolving customer requirements. These licenses may not continue to be available on commercially reasonable terms or at all. Some of this technology could be difficult to replace once integrated. The loss of, or inability to obtain, these licenses could result in delays or reductions of our applications until we identify, license and integrate or develop equivalent software, and new licenses could require us to pay higher royalties. If we are unable to successfully license and integrate third party technology, we could experience a reduction in functionality and/or errors or failures of our products, which may reduce demand for our products and services.

Third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the impact of new technology integration on our existing technology, open source software disclosure risks, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenue from new technology sufficient to offset associated acquisition and maintenance costs.

Computer malware, viruses, hacking and phishing attacks, and spamming could harm our business and results of operations.

Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in our industry and may occur on our systems in the future. Our main customers are local media companies and given the ability of American news outlets to reach a large user base, our technology and content platform could be the targets of hostile attempts to breach the security and integrity of the platform. A coordinated attack on our infrastructure is a risk to the stability of the platform. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain the performance, reliability, security, and availability of our products and technical infrastructure to the satisfaction of our customers may harm our reputation and our ability to retain existing customers and attract new customers.

System failures or capacity constraints could harm our business and financial performance.

The provision of our services and products depends on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Such interruptions could harm our business, financial condition and results of operations, and our reputation could be damaged if people believe our systems are unreliable. Our systems are vulnerable to damage or interruption from extreme weather events, terrorist attacks, floods, fires, power loss, telecommunications failures, security breaches, computer malware, computer hacking attacks, computer viruses, computer denial of service attacks or other attempts to, or events that, harm our systems. Our data centers may also be subject to break-ins, sabotage and intentional acts of vandalism and to potential disruptions if the operators of the facilities have financial difficulties. If we were forced to rely on our system back-ups to restore the systems, we could experience significant delays in restoring the functionality of our platform and could experience loss of data, which could materially harm our business and our operating results. Although we maintain insurance to cover a variety of risks, the scope and amount of our insurance coverage may not be sufficient to cover our losses resulting from system failures or other disruptions to our online operations. Any system failure or disruption and any resulting losses that are not recoverable under our insurance policies may materially harm our business, financial condition and results of operations. To date, we have never experienced any material losses as a result of system failures or online disruptions.

16

Our business depends on continued and unimpeded access to the Internet by us, our customers and their end users. Internet access providers or distributors may be able to block, degrade or charge for access to our content, which could lead to additional expenses to us and our customers and the loss of end users and advertisers.

Products and services such as ours depend on our ability and the ability of our customers’ users to access the Internet. Currently, this access is provided by companies that have, or in the future may have, significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to products or services such as ours by restricting or prohibiting the use of their infrastructure to support or facilitate product or service offerings such as ours, or by charging increased fees to businesses such as ours to provide content or to have users access that content. Such interference could result in a loss of existing viewers, subscribers and advertisers, and increased costs, and could impair our ability to attract new viewers, subscribers and advertisers, thereby harming our revenues and growth.

We may not maintain acceptable website performance for our platform, which may negatively impact our relationships with our customers and harm our business, financial condition and results of operations.

A key element to our continued growth is the ability of our customers’ audience to access the platform and other offerings within acceptable load times. We refer to this as website performance. We may in the future experience platform disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our technology simultaneously, and denial of service or fraud or security attacks.

In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve website performance, especially during peak usage times, as our solutions become more complex and our user traffic increases. If our platform is unavailable when consumers attempt to access them or do not load as quickly as they expect, our customers seek alternative services or services from our competitors. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

We may incur liability as a result of information retrieved from or transmitted over the internet or through our customer websites and claims related to our products.

We may face claims relating to information that is retrieved from or transmitted over the internet or through our customers’ websites and claims related to our products. In particular, the nature of our business exposes us to claims related to defamation, intellectual property rights, and rights of publicity and privacy. This risk is enhanced in certain jurisdictions outside the U.S. where our protection from liability for third-party actions may be unclear and where it may be less protected under local laws than it is in the U.S. We could incur significant costs investigating and defending such claims and, if we are found liable, significant damages. If any of these events occur, our business and financial results could be adversely affected.

17

We may expand our operations into international markets where we have limited experience and we will be subject to risks associated with international operations.

Although our current primary focus is on the North American market, we may expand our product offerings internationally. We have limited experience in marketing and operating our services and products in international markets, and we may not be able to successfully develop or grow our business in these markets due to local competition and regulations. If we cannot manage these risks effectively, the costs of doing business in some international markets may be prohibitive or our costs may increase disproportionately to our revenue.

We have no operating experience as a publicly traded company in the U.S.

We have no operating experience as a publicly traded company in the U.S. and we are a relatively new reporting issuer in Canada. Although the individuals who now constitute our management team have experience managing a publicly-traded company, there is no assurance that the past experience of our management team will be sufficient to operate the Company as a publicly traded company in the U.S., including timely compliance with the disclosure requirements of the SEC. Following the completion of this offering, we will be required to develop and implement internal control systems and procedures in order to satisfy the periodic and current reporting requirements under applicable SEC regulations and to comply with the Nasdaq listing standards. This transition could place a significant strain on our management team, infrastructure and other resources. In addition, our management team may not successfully or efficiently manage a public company that is subject to significant regulatory oversight and reporting obligations.

We cannot be certain that our net operating loss (“NOL”) carryforwards will be available to offset future taxable income for tax purposes.

As of December 31, 2015, we had federal and state NOL carryforwards of approximately $25.9 million and $16.6 million, respectively, which, if unused will expire on various dates in the next 20 years. Additionally, as of December 31, 2015, we had Canadian tax NOL carryforwards of approximately $1.5 million which will begin to expire in 2033. As of December 31, 2015, we had no research and development credit carryforwards. To the extent available, we intend to use these net operating loss carryforwards to offset future taxable income associated with our operations. There can be no assurance that we will generate sufficient taxable income in the carryforward period to utilize any remaining net operating loss carryforwards before they expire.

The use of our U.S. federal income tax NOLs (and possibly our state income tax NOLs) may be further limited under applicable tax laws. Under Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if a corporation with NOLs undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-ownership change NOL carryforwards and other pre-ownership change tax attributes (such as tax credits) to offset its post-ownership change income may be limited. We believe that this offering, taken together with certain stock offerings and other stock transactions that have occurred over the past three years, may cause us to experience an ownership change. However, we will not make a determination as to whether an ownership change has occurred until we generate taxable income that could be offset by our NOLs. We may also experience ownership changes in the future as a result of subsequent offerings of stock or other changes in our stock ownership. As a result, if we earn net taxable income for U.S. federal income tax purposes, our ability to use our pre-change NOL carryforwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

In addition, we may be limited in the use of our NOLs in the United States because of the potential application of the “dual consolidated loss” rules as described below under “Material U.S. Federal Income Tax Considerations.”

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The preparation of our financial statements will involve the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments and assumptions prove to be inaccurate.

Financial statements prepared in accordance with U.S. GAAP require the use of estimates, judgments and assumptions that affect the reported amounts. Different estimates, judgments and assumptions reasonably could be used that would have a material effect on the financial statements, and changes in these estimates, judgments and assumptions are likely to occur from period to period in the future. Significant areas of accounting requiring the application of management’s judgment include, but are not limited to, determining the fair value of our assets and the timing and amount of cash flows from our assets. These estimates, judgments and assumptions are inherently uncertain and, if they prove to be wrong, we face the risk that charges to income will be required. Any such charges could significantly harm our business, financial condition, results of operations and the price of our securities. Estimates and assumptions are made on an ongoing basis for the following: revenue recognition, capitalization of software development costs, impairment of long-lived assets, impairment of goodwill and stock-based compensation expense. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our future plan of operations.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would likely negatively affect our business and the market price of our common shares.

Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could cause us to fail to meet our reporting obligations. In addition, any testing conducted by us, or any testing conducted by our independent registered public accounting firm may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses or that may require prospective or retroactive changes to our financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which is likely to negatively affect our business and the market price of our common shares.

We will be required to disclose changes made in our internal controls and procedures on a quarterly basis and our management will be required to assess the effectiveness of these controls annually. However, for as long as we are an “emerging growth company” under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We could be an “emerging growth company” for up to five years. An independent assessment of the effectiveness of our internal controls could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal controls could lead to financial statement restatements and require us to incur the expense of remediation.

We will incur increased costs as a result of being a U.S. public company.

As a publicly traded company in the United States, we will need to comply with new laws, regulations and requirements, certain corporate governance provisions of the Sarbanes-Oxley Act, related regulations of the SEC and the requirements of Nasdaq. Complying with these statutes, regulations and requirements will occupy a significant amount of time of our Board and management and will significantly increase our costs and expenses. We will need to:

●	institute a more comprehensive compliance function;
●	design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;
●	comply with rules promulgated by Nasdaq;
●	prepare and distribute periodic public reports in compliance with our obligations under the U.S. federal securities laws;
●	involve and retain to a greater degree outside counsel and accountants in the above activities; and
●	establish a more robust investor relations function

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In addition, being a public company subject to these rules and regulations requires us to incur substantial costs to increase coverage under our director and officer liability insurance. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on our audit committee, and qualified executive officers.

We are an “emerging growth company,” and we cannot be certain if the reduced SEC reporting requirements applicable to emerging growth companies will make our common shares less attractive to investors, which could have a material and adverse effect on us, including our growth prospects.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1 billion, (ii) the last day of the fiscal year following the fifth anniversary of this offering, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities and (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. The JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common shares less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for our common shares and the market price and trading volume of our common shares may be more volatile and decline significantly.

Risks Related to Our Industry

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

Our current primary focus is the North American market in which we face significant competition. Specifically in the local broadcast segment, our chief competitor is Nexstar Broadcasting’s subsidiary Lakana, LLC (NASDAQ: NXST). In generalized CMS offerings, we compete against Wordpress VIP and other open source platforms. In video solutions, we compete against players such as Brightcove, Inc. (NASDAQ: BCOV), Neulion, Inc. (TSE: NLN), MLB Advanced Media and Google’s newly acquired video solutions company, Anvato (NASDAQ: GOOG). In mobile app frameworks, we compete with Verve, Accedo and Newscycle’s recently acquired DoApps. In advertising solutions, we compete against a variety of advertising programmatic and agency businesses. In addition, some larger broadcasters have opted for in-house solutions.

Additionally, as we introduce new products and as our existing products evolve, or as other companies introduce new products and services, we may become subject to additional competition. Some of our current and potential competitors have significantly greater resources and better competitive positions in certain markets than us. These factors may allow our competitors to respond more effectively than we can to new or emerging technologies and changes in market requirements. Our competitors may also develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors could use strong or dominant positions in one or more markets to gain a competitive advantage against us.

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We believe that our ability to compete effectively depends upon many factors both within and beyond our control, including:

●	the usefulness, ease of use, performance, and reliability of our products compared to our competitors;
●	the timing and market acceptance of products, including developments and enhancements to our or our competitors’ products;
●	our ability to monetize our products;
●	customer service and support efforts;
●	marketing and selling efforts;
●	our financial condition and results of operations;
●	our ability to establish and maintain customer interest in building on our platform;
●	changes mandated by legislation, regulatory authorities, or litigation, including settlements and consent decrees, some of which may have a disproportionate effect on us;
●	acquisitions or consolidation within our industry, which may result in more formidable competitors;
●	acquisitions or consolidation within the media industry in which we focus our current customer base, which may result in loss of customers or advertising inventory;
●	our ability to attract, retain, and motivate talented employees, particularly software engineers;
●	our ability to cost-effectively manage and grow our operations; and
●	our reputation and brand strength relative to that of our competitors.

If we are not able to effectively compete, we may lose our customer base which will materially and adversely affect our revenue and results of operations.

Recent consolidation within the local news broadcasting industry may materially and adversely affect our ability to expand our customer base.

The majority of our customers are local television stations that use our white-label CMS to distribute their content online and to mobile devices. The local media industry has experienced consolidation and ownership of local television stations that have news operations is increasingly being concentrated in entities that operate large groups of stations. If the trend of consolidation continues, our customer base may decline which could materially and adversely affect our results of operations.

Our business may be subject to the adverse effects of Federal Communications Commission (“FCC”) regulations.

The majority of our customers are television broadcasters that are subject to comprehensive regulation by the FCC and the future amendment, repeal or enactment of FCC regulations could affect our customers and/or their demand for our services. Changes in FCC regulations may limit our customers’ ability to acquire other broadcast properties or may require or make it advantageous for them to divest themselves of current broadcast properties. Additionally, in the past, the FCC has and in the future may promulgate additional regulations that govern the online activities of our customers and the websites and other services they provide to end-users. Such regulations may increase the cost and complexity of the services we provide, and we may not be able to recover the full amount of such additional costs from our customers.

The adoption of ATSC 3.0 has the potential to disrupt the demand for or composition of the products and services we provide to our customers.

The Advanced Television Systems Committee, which determines the industry standards for television signals, is promulgating a revised standard called ATSC 3.0. The revised standard may require or enable our customers to internally adopt in their newsroom operations some of the technology we currently supply or otherwise obviate the need for some of the services we provide. It is not known whether ATSC 3.0, when implemented, will require us to incur additional costs to ensure compatibility and/or may reduce customer demand for some of the services we currently provide.

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The broadcast industry is subject to changing demographics and user preferences.

Our ability to maintain and grow our business with television broadcasters is subject our customers’ ability to retain and grow online audiences. As technology, audience composition and user preferences change, our customers face the ongoing challenge of competing for online users in a diverse and changing online marketplace for news and information content. Changing end-user demographics, the online availability of alternative sources of news and platform and technology preferences are challenges our broadcast customers face in retaining and developing audiences for their online services. If our customers are not successful in meeting these challenges, our ability to monetize the services we provide may diminish and/or our customers may reduce the amount of services they purchase from us, the foregoing having the potential to reduce the amount of revenue we realize from this category of customers. While we are empowering our customers to meet their online challenges and seeking to diversify our business into other market sectors, we will remain subject to the risk that our customers may experience a reduction in their online business operations and the risk that we may not be able to effectively diversify our current customer base to mitigate this risk.

The growth of the market for our services and products depends on the continued growth of the internet and mobile devices as mediums for content, advertising, commerce and communications.

Our growth depends on the continued acceptance of the internet and mobile devices as platforms for content, advertising, commerce and communications. The acceptance of the internet and mobile devices as mediums for such uses could be adversely impacted by delays in the development or adoption of new standards and protocols to handle increased demands of internet activity and mobile phone services, security, privacy protection, reliability, cost, ease of use, accessibility and connectivity, and quality of service. The performance of the internet and mobile devices and their acceptance as such mediums has been harmed by connectivity issues, viruses, worms, and similar malicious programs, and the internet and mobile phone services have experienced a variety of outages and other delays as a result of damage to portions of their infrastructure. If for any reason the internet and mobile devices do not remain mediums for widespread content, advertising, commerce and communications, the demand for our services and products would be significantly reduced, which would harm our business.

The growth of the market for our services and products depends on the development and maintenance of the internet infrastructure and the mobile phone services and technology.

Our business strategy depends on continued internet and high-speed internet access growth and development of mobile device services and technology. Any downturn in the use or growth rate of the internet or high-speed internet access or the quality and connectivity of mobile devices would be detrimental to our business. If the internet and mobile devices continue to experience significant growth in number of users, frequency of use and amount of data transmitted, the internet infrastructure or mobile device services may not be able to support the demands placed on them and the performance or reliability of the internet or mobile device services may be adversely affected. The success of our business therefore depends on the development and maintenance of a sound internet infrastructure and mobile device services. Consequently, as internet and mobile device usage increases, the growth of the market for our products depends upon improvements made to the internet and mobile device services and technology as well as to individual customers’ networking infrastructures to alleviate overloading and congestion. In addition, any delays in the adoption of new standards and protocols required to govern increased levels of internet activity or mobile device activity or increased governmental regulation may have a detrimental effect on the internet infrastructure and mobile device activity and technology.

Government regulation of the internet continues to evolve, and new laws and regulations could significantly harm our financial performance.

Today, there are relatively few laws specifically directed towards conducting business over the internet. We expect more stringent laws and regulations relating to the internet to be enacted. The adoption or modification of laws related to the internet could harm our business, financial condition and results of operations by, among other things, increasing our costs and administrative burdens. Due to the increasing popularity and use of the internet, many laws and regulations relating to the internet are being debated at the international, federal and state levels, which are likely to address a variety of issues such as:

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●	user privacy and expression;
●	ability to collect and/or share necessary information that allows us to conduct business on the internet;
●	export compliance;
●	pricing and taxation;
●	fraud;
●	advertising;
●	intellectual property rights;
●	consumer protection;
●	protection of minors;
●	content regulation;
●	information security; and
●	quality of services and products.

Several federal laws that could have an impact on our business have been adopted. The Digital Millennium Copyright Act of 1998 reduces the liability of online service providers of third-party content, including content that may infringe copyrights or rights of others. The Children’s Online Privacy Protection Act imposes additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children from Sexual Predators Act requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

It could be costly for us to comply with existing and potential laws and regulations, and they could harm our marketing efforts and our attractiveness to advertisers by, among other things, restricting our ability to collect demographic and personal information from consumers or to use or disclose that information in certain ways. If we were to violate these laws or regulations, or if it were alleged that we had, we could face private lawsuits, fines, penalties and injunctions and our business could be harmed.

Finally, the applicability to the internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the internet and other online services could also increase our costs of doing business, discourage internet communications, reduce demand for our services and expose us to substantial liability.

Risks Related to Our Common Shares

We do not know whether an active, liquid and orderly trading market for the common shares will be maintained or sustained and what the market price of the common shares will be and as a result it may be difficult for investors to sell their common shares.

Trading activity in our common shares is and has been limited. The lack of an active market may impair an investor’s ability to sell their common shares at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of our common shares. There can be no assurance that a more active market for our common shares will develop, or if one should develop, there is no assurance that it will be sustained. This could severely limit the liquidity of our common shares, and would likely have a material adverse effect on the market price of our common shares. Further, an inactive market may impair our ability to raise capital by selling common shares and may impair our ability to enter into collaborations or acquire companies or products in the future by using our equity securities as consideration.

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The price of our common shares may fluctuate significantly, which may make it difficult for holders of our common shares to sell their common shares at a time or price they find attractive.

Our Common Share price may fluctuate significantly as a result of a variety of factors, many of which are beyond our control. These factors include:

●	actual or anticipated quarterly fluctuations in our operating results and financial condition;
●	changes in financial estimates or publication of research reports and recommendations by financial analysts with respect to us or other financial institutions;
●	reports in the press or investment community generally or relating to our reputation or the industry in which we operate;
●	strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions, or financings;
●	fluctuations in the Common Share price and operating results of our competitors;
●	future sales of our common shares or sales of significant number of common shares by large investors;
●	proposed or adopted regulatory changes or developments;
●	domestic and international economic factors unrelated to our performance; and
●	general market conditions and, in particular, developments related to market conditions for the social media industry.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies, including for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect our Common Share price, notwithstanding our operating results. We expect that the market price of the common shares will fluctuate and there can be no assurances about the levels of the market prices for our common shares.

If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common shares, the price of our common shares and their trading volume could decline.

The trading market for our common shares may depend in part on the research and reports that research analysts publish about us and our business. If we do not maintain adequate research coverage, or if one or more analysts who covers us downgrades our common shares or publishes inaccurate or unfavorable research about our business, the price of our common shares could decline. If one or more of the research analysts ceases to cover us or fails to publish reports on us regularly, demand for our common shares could decrease, which could cause the price or trading volume to decline.

Once the listing of our common shares is approved by Nasdaq, our common shares will be traded on more than one market and this may result in price variations.

Once the listing of our common shares is approved by Nasdaq, our common shares will be traded on Nasdaq and the TSX-V. Trading in our common shares on these markets will take place in different currencies (U.S. dollars on Nasdaq and Canadian dollars on the TSX-V) and at different times (due to different time zones, trading days and public holidays in the U.S. and Canada). The trading prices of our common shares on these two markets may differ due to these and other factors. Any decrease in the trading price of our common shares on one of these markets could cause a decrease in the trading price of our common shares on the other market. Differences in trading prices on the two markets could negatively impact our trading price.

We may issue additional equity securities, or engage in other transactions that could dilute our book value or affect the priority of our common shares, which may adversely affect the market price of our common shares.

Our Articles allow our Board, subject to the provisions of the BCBCA, to issue an unlimited number of common shares and Restricted Shares without shareholder approval. Our Board may determine from time to time that we need to raise additional capital by issuing common shares or other equity securities. Except as otherwise described in this prospectus, we are not restricted from issuing additional securities, including securities that are convertible into or exchangeable for, or that represent the right to receive, common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future offerings, or the prices at which such offerings may be affected. Additional equity offerings may dilute the holdings of our existing shareholders or reduce the market price of our common shares, or both. Holders of our common shares are not entitled to pre-emptive rights or other protections against dilution. New investors also may have rights, preferences and privileges that are senior to, and that adversely affect, the then-current holders of our common shares. Additionally, if we raise additional capital by making offerings of debt or preference shares, upon our liquidation, holders of our debt securities and preference shares, and lenders with respect to other borrowings, may receive distributions of our available assets before the holders of our common shares.

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The exercise of outstanding options, RSUs, Restricted Shares and warrants may dilute current shareholders.

As of October 31, 2016, there were outstanding warrants and Options to purchase a total of 19,082,594 common shares. Additionally, as of October 31, 2016, there were outstanding RSUs that, subject to vesting, are convertible into 1,232,805 common shares and Restricted Shares that are convertible into 1,752,934 common shares. The exercise or conversion of a substantial number of these outstanding warrants, Options, RSUs and Restricted Shares could adversely affect our share price and dilute current shareholders.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause our common shares to have a lower value than that of similar companies which do pay cash dividends.

We have not paid any cash dividends on our common shares to date and do not anticipate any cash dividends being paid to holders of our common shares in the foreseeable future. Any determination to pay dividends in the future will be at the discretion of our Board. In addition, the Credit Facility contains a negative covenant which prohibits us from paying dividends to our shareholders without the prior written consent of Raycom and the terms of any future debt or credit facility may preclude us from paying any dividends. See “Dividend Policy”.

While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion. As we have no plans to issue cash dividends in the future, our common shares could be less desirable to other investors and as a result, the value of our common shares may decline, or fail to reach the valuations of other similarly situated companies that pay cash dividends.

Two large shareholders have substantial control over us, which will limit an investor’s ability to influence the outcome of important transactions, including a change in control.

As of October 31, 2016, two large shareholders own 28.2% and 28.1% of our outstanding common shares, respectively, excluding common shares underlying warrants held by one of the shareholders owning 28.2%. Upon exercise of such warrants, the shareholder holding 28.2% will hold approximately 50.5%. Such shareholders have the ability to control or substantially influence aspects of our business. They may also have interests that differ from other investors and may vote in a manner that is adverse to investors’ interests. This concentration of ownership may discourage, delay or prevent a change in control, which could deprive our shareholders of an opportunity to receive a premium for their common shares as part of a sale of the Company.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may fail to apply these proceeds effectively.

Our management will have broad discretion in the application of the net proceeds of this offering, including for working capital, general corporate purposes and possible acquisitions. We cannot specify with certainty the actual uses of the net proceeds of this offering. You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

Future sales of our common shares may adversely affect our share price and our ability to raise capital.

Sales of substantial amounts of our common shares in the public market, or the perception that these sales could occur, could cause the market price of our common shares to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. In connection with the acquisition of Frankly Media, we issued 3,021,072 Restricted Shares to GEI (the “GEI Shares”) in consideration of their Gannaway Web Holdings, LLC membership interests. 1,510,536 GEI Shares are still subject to a lock-up agreement. The lock-up period with respect to these securities will expire on August 25, 2017, subject to earlier expiry upon the occurrence of certain events that constitute a change of control of the Company. Further, upon expiry of the lock-up periods, the GEI Shares will be converted into common shares. In addition, after the lock-up agreements with our directors, officers and certain shareholders pertaining to this offering expire 180 days from the date of this offering, up to 33,579,615 of the shares that had been locked up will be eligible for future sale in the public market.

All the securities sold in this offering will be freely tradable without restrictions or further registration under the Securities Act, except for any shares held by our affiliates, as defined in Rule 144 under the Securities Act. Sales of our common shares by our shareholders and warrant or option holders following this offering could lower the market price of our common shares. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The issuance of approximately 22,068,333 shares issuable upon exercise of outstanding options, warrants, convertible securities as of October 31, 2016 could also lower the market price of our common shares.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to common shares in this offering at a public offering price of $      per share, and after deducting underwriting commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $      per share, or     %, at the public offering price. See “Dilution.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which reflect our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Forward-looking statements include, but are not limited to, statements with respect to the nature of the usage of our software-as-a-service platform, our strategy and capabilities, changing audience and advertising demand for local news and media, needs for new technology from local news and media industry, the vertical and regional expansion of our market and business opportunities, the expansion of our product offering, and the estimated number of smart device users, local news and media businesses and digital advertisers in the future. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict or are beyond our control. A number of important factors could cause actual outcomes and results to differ materially from those expressed in these forward looking statements. Consequently, readers should not place undue reliance on such forward-looking statements. In addition, these forward-looking statements relate to the date on which they are made.

The forward-looking statements reflect our current expectations and are based on information currently available to us and on assumptions we believe to be reasonable. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, activities, performance or achievements to be materially different from that expressed or implied by such forward-looking statements. These forward-looking statements include, but are not limited to:

●	our ability to implement our business strategy;
●	our ability to successfully integrate any acquired businesses;
●	our overall ability to effectively respond to technology changes affecting the industry and increasing competition from other technology providers;
●	our ability to retain existing CMS platform customers or add new ones;
●	our ability to generate new customers for our mobile technology products;
●	the availability of advertising inventory and the market demand and prices of such inventory;
●	our ability to introduce changes to our existing products or develop and introduce new and unproven products and our customers’ or the market’s acceptance of such products;
●	our ability to manage our growth effectively;
●	the recent consolidation and vertical integration within the local news broadcasting industry;
●	the business conditions of our customers particularly in the local news broadcasting and adjacent industries;
●	the adoption of ASTC 3.0 and its implications on our customers;
●	our ability to expand our customer base to global markets;
●	our ability to protect its intellectual property; and
●	our ability to access capital markets.

Although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking information, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. The forward-looking information contained herein is made as of the date of this prospectus and, other than as required by law, we do not assume any obligation to update any forward-looking information, whether as a result of new information, future events or results or otherwise.

You should also read the matters described in “Risk Factors” and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements in this prospectus may not prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus completely.

This prospectus also includes estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $ million from our sale of common shares in this offering, or approximately $ million if the underwriters exercise their over-allotment option in full, based on an assumed initial public offering price of $ per share (the midpoint of the price range set forth on the cover page of this prospectus) and after deducting the underwriting discount and offering expenses payable by us.

A $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the net proceeds from this offering by approximately $ million, assuming that the number of common shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of common shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of common shares we are offering would increase (decrease) the net proceeds to us from this offering by approximately $ million, assuming that the assumed initial public offering price remains the same, and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering as follows:

●	$ to increase sales and marketing investments (including channel partnerships) to increase market share and expand into other verticals;
●	$ for product development on existing and new products including CMS, mobile and TV apps, and video workflow;
●	$ for development of new business lines in big data and digital advertising;
●	$2 million to partially repay amounts outstanding under the Credit Facility; and
●	the balance for working capital and general corporate purposes.

Pending such uses, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities such as money market funds, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government.

On August 31, 2016, we entered into agreements with Raycom establishing the Credit Facility. We will pay interest on each loan outstanding at any time at a rate per annum of 10%. Interest will accrue and be calculated, but not compounded, daily on the principal amount of each loan on the basis of the actual number of days each loan is outstanding and will be compounded and payable monthly in arrears on each interest payment date. To the maximum extent permitted by applicable law, we will pay interest on all overdue amounts, including any overdue interest payments, from the date each of those amounts is due until the date each of those amounts is paid in full. That interest will be calculated daily, compounded monthly and payable on demand of Raycom at a rate per annum of 12%. We have the option to repay all or a portion of loans outstanding under the Credit Facility without premium, penalty or bonus upon prior notice to Raycom and repayment of all interest, fees and other amounts accrued and unpaid under the Credit Facility. The Credit Facility matures on August 31, 2021. As of September 30, 2016, $14.5 million in principal was outstanding under the Credit Facility. Amounts outstanding under the Credit Facility are secured by first priority security interests on substantially all of our assets and are guaranteed by our subsidiaries. The Credit Facility was used to effect the August 2016 Refinancing. See “Recent Developments – August 2016 Refinancing.”

The expected use of the net proceeds of the offering set forth above represents our estimates based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments and related rate of growth. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

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PRICE RANGE OF COMMON SHARES

Our common shares commenced trading on the TSX-V on October 17, 2013 and, since January 5, 2015 have been listed on the TSX-V under the symbol “TLK”. We have applied to have our common shares listed on the Nasdaq Capital Market under the symbol “FKLY”.

The table below sets forth the high and low bid prices of our common shares, as reported on the TSX-V for the periods shown.

Fiscal Year 2016	High		Low
Fourth Quarter (through November 7, 2016)	CDN$	0.54	CDN$	0.40
Third Quarter	CDN$	0.60	CDN$	0.41
Second Quarter	CDN$	0.81	CDN$	0.48
First Quarter	CDN$	0.70	CDN$	0.47
Fiscal Year 2015
Fourth Quarter	CDN$	1.65	CDN$	0.52
Third Quarter	CDN$	3.10	CDN$	1.40
Second Quarter	CDN$	3.30	CDN$	2.40
First Quarter	CDN$	3.20	CDN$	2.42
Fiscal Year 2014(1)
Fourth Quarter	CDN$	0.08	CDN$	0.08
Third Quarter	CDN$	0.10	CDN$	0.08
Second Quarter	CDN$	0.10	CDN$	0.05
First Quarter	CDN$	0.10	CDN$	0.04

(1)	We were originally incorporated as a capital pool company and commenced trading on the TSX-V on October 17, 2013 under the symbol “WXX.P”. On December 23, 2014, we completed the Qualifying Transaction and on January 5, 2015, our common shares began trading under the symbol “TLK”.

The closing price of our common shares on the TSX-V on November 7, 2016 was CDN$0.40 per share. As of November 1, 2016, there were approximately 13 record holders of our common shares

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DIVIDEND POLICY

Holders of our common shares are entitled to receive such dividends as may be declared by our Board. No dividends have been paid with respect to our common shares and no dividends are anticipated to be paid in the foreseeable future. Any future decisions as to the payment of dividends will be at the discretion of our Board, subject to applicable law. In addition, the Credit Facility contains a negative covenant which prohibits us from paying dividends to our shareholders if an event of default has occurred and be continuing or could reasonably be expected to result from such distribution and without the prior written consent of Raycom. The Credit Facility also prohibits us from making distributions to shareholders that exceed (i) $0 if our total leverage ratio is equal to or more than 3:1, or (ii) $250,000, annually, if our total leverage ratio is less than 3:1.

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CAPITALIZATION

The following table sets forth our cash and total capitalization as of June 30, 2016:

●	on an actual basis;

●	on a pro forma basis to reflect (i) the August 2016 Refinancing and (ii) the conversion of 6,751,132 Restricted Shares of Raycom and 1,510,536 Restricted Shares of GEI into common shares on a 1:1 basis in August and September 2016, respectively (the “Share Conversion”);

●	on a pro forma as adjusted basis to further reflect the sale of common shares by us in this offering at an assumed initial public offering price of $ per share which is the midpoint of the price range listed on the cover of this prospectus, after deducting the estimated underwriting discount and estimated offering expenses payable by us and the application of the expected net proceeds therefrom as set forth under “Use of Proceeds”.

The information set forth in the table below is illustrative only and will be adjusted based on the actual initial public offering price and other final terms of this offering. This table should be read in conjunction with, and is qualified in its entirety by reference to, “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this prospectus.

	As of June 30, 2016
	Actual	Pro Forma	Pro Forma As Adjusted

Cash and cash equivalents	$4,332,214	$2,619,175
Debt obligations:
Revolving credit facility - Bridge Bank	1,950,000	—
Raycom credit facility	—	14,500,000
Capital leases, current portion	184,121	184,121
Capital leases, non-current portion	120,042	120,042
Promissory notes	15,000,000	—
Total debt obligations	$17,254,163	$14,804,163
Shareholders’ equity
Common shares, no par value, unlimited shares authorized; 21,998,304 shares outstanding (Actual); 32,813,372 shares outstanding (pro forma); shares outstanding (pro forma as adjusted)	—	—
Class A Restricted Voting Shares, no par value, unlimited shares authorized; 10,095,027 shares outstanding (actual); 1,833,359 shares outstanding (pro forma); shares outstanding (pro forma as adjusted)	—	—
Additional paid-in capital	60,045,989	61,045,989
Accumulated deficit	(46,002,546)	(46,269,002)
Accumulated other comprehensive (loss) income	(28,336)	(28,336)
Total shareholders’ equity	$14,015,107	$14,748,651
Total capitalization	$31,269,270	$29,552,814

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The outstanding historical share information in the table above is based on common shares outstanding as of June 30, 2016, and excludes as of such date the following:

●	10,095,027 common shares issuable upon conversion of outstanding Restricted Shares;

●	4,407,206 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.14 per share granted under our Equity Plan;

●	360,360 common shares issuable pursuant to outstanding RSUs issued and outstanding under our Equity Plan; and

●	947,539 additional common shares reserved for future issuance under our Equity Plan.

A $1.00 increase (decrease) in the assumed initial public offering price of $          per share would increase (decrease) each of cash, total shareholders’ equity and total capitalization by approximately $            million, assuming the number of common shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of common shares we are offering. Each increase (decrease) of 1,000,000 shares in the number of common shares we are offering would increase (decrease) each of cash, total shareholders’ equity and total capitalization from this offering by approximately $             million, assuming an initial public offering price of $             per share, which is the midpoint of the price range as set forth on the cover page of this prospectus, and after deducting the estimated underwriting discount and estimated offering expenses payable by us.

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DILUTION

If you purchase our common shares in this offering, your ownership interest will be immediately diluted to the extent of the difference between the initial public offering price per common share, and the pro forma as adjusted net tangible book value per common share immediately after this offering.

Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Our historical net tangible book value per share is our historical net tangible book value as of June 30, 2016 divided by the 21,998,304 common shares outstanding as of June 30, 2016. Our historical net tangible book value as of June 30, 2016 was approximately $                million or approximately $                            per share.

Pro forma net tangible book value gives effect to (i) the August 2016 Refinancing and (ii) the Share Conversion. Our pro forma net tangible book value as of June 30, 2016 would have been approximately $                    million or approximately $                     per share.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value, after giving effect to the assumed sale of                    common shares in this offering at an assumed initial public offering price of $                     per share, which is the midpoint of the range set forth on the cover of this prospectus, and after deducting the estimated underwriting discount and estimated offering expenses payable by us. Our pro forma as adjusted net book value as of June 30, 2016 would have been approximately $                     million, or approximately $                     per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of $                     per share to our existing shareholders, and an immediate dilution of $                    per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting the pro forma as adjusted net tangible book value per share after this offering from the initial public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed initial public offering price per share	$
Historical net tangible book value per share as of June 30, 2016	$
Pro forma increase in net tangible book value per share	$
Pro forma net tangible book value per share as of June 30, 2016	$
Pro forma increase in net tangible book value per share attributable to new investors	$
Pro forma as adjusted net tangible book value per share, after giving effect to this offering	$
Dilution of pro forma as adjusted net tangible book value per share to new investors in this offering	$

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be approximately $                    per share, which amount represents an immediate increase in pro forma as adjusted net tangible book value of approximately $                     per share to existing shareholders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $                    per share to new investors purchasing common shares in this offering. Each $1.00 increase (decrease) in the assumed initial public offering price of $ per share would increase (decrease) the pro forma net tangible book value, as adjusted to give effect to this offering, by approximately $                     per share and the dilution to new investors by approximately $                    per share, assuming the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us.

We may also increase or decrease the number of common shares we are offering. An increase (decrease) of 1,000,000 shares in the number of common shares we are offering would increase (decrease) our pro forma as adjusted net tangible book value by approximately $                    million, or approximately $                     per share, and decrease (increase) the pro forma dilution per share to investors in this offering by approximately $                    per share, assuming an initial public offering price of $                    per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the estimated underwriting discount and estimated offering expenses payable by us. The pro forma information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

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If any common shares are issued upon exercise of outstanding options or warrants or conversion of outstanding RSUs or Restricted Shares, you may experience further dilution. The number of shares of our common stock reflected in the discussion and tables above is based on 21,998,304 common shares outstanding as of June 30, 2016 and excludes as of such date the following:

●	10,095,027 common shares issuable upon conversion of outstanding Restricted Shares;

●	4,407,206 common shares issuable upon the exercise of outstanding stock options having a weighted average exercise price of $1.14 per share granted under our Equity Plan;

●	360,360 common shares issuable pursuant to outstanding RSUs issued and outstanding under our Equity Plan; and

●	947,539 additional common shares reserved for future issuance under our Equity Plan.

The following table summarizes, on the pro forma as adjusted basis described above as of June 30, 2016, the number of common shares purchased from us, the total consideration paid to us and the average price per share paid to us by officers, directors, promoters and affiliated persons acquired by them in transactions since January 1, 2011, or which they have the right to acquire, and by new investors purchasing common shares in this offering at the assumed initial public offering price of $                     per share, which is the midpoint of the price range listed on the cover page of this prospectus, before the deduction of the estimated underwriting discount and estimated offering expenses payable by us. Investors purchasing our common shares in this offering will pay an average price per share substantially higher than such persons paid.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Related parties
New Investors participating in this offering
Total

A $1.00 increase (decrease) in the assumed initial public offering price of $                     per share would increase (decrease) total consideration paid by new investors by $                     million and increase (decrease) the percent of total consideration paid by new investors by                    %, assuming the number of common shares we are offering, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discount and estimated offering expenses payable by us. We may also increase or decrease the number of common shares we are offering.

If the underwriters’ over-allotment option is exercised in full, the percentage of common shares purchased by our related parties will be reduced to                     %, and the number of common shares held by new investors will increase to                     shares, or % of the total.

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UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Our pro forma condensed consolidated statement of operations and comprehensive loss for the year ended December 31, 2015 has been prepared as if the acquisition of Gannaway Web Holdings, LLC (Worldnow) had occurred on January 1, 2015. Pro forma adjustments are intended to reflect what the effect would have been had we held our ownership interest as of January 1, 2015 on amounts that have been recorded in our historical consolidated statement of operations and comprehensive loss.

The unaudited pro forma financial information is for illustrative purposes only and is not necessarily indicative of the results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor is it indicative of our future operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable. You should not rely on the unaudited pro forma statement of operations and comprehensive loss for the year ended December 31, 2015 as being indicative of the results of operations that would have been achieved had the business combination been consummated as of January 1, 2015. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and accompanying notes, the historical audited financial statements of Worldnow and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each included elsewhere in this prospectus. The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only.

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FRANKLY INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

For the Year Ended December 31, 2015

	Historical Financial Results
	Frankly Inc.	Worldnow	Combined			Pro Forma
	Year Ended December 31, 2015	Period Ended August 25, 2015	Year Ended December 31, 2015	Pro Forma Adjustments		Year Ended December 31, 2015

Total Revenue	$6,877,671	$18,117,773	$24,995,444	$-		$24,995,444

Costs and operating expenses:
Cost of revenue (excluding depreciation and amortization)	1,408,625	3,426,865	4,835,490	-		4,835,490
General and administrative (excluding depreciation and amortization)	7,524,273	4,577,916	12,102,189	79,296	A	12,090,835
				(90,650)	B
Selling and marketing	1,552,549	2,018,626	3,571,175	-		3,571,175
Research and development (excluding depreciation and amortization)	6,023,697	3,002,785	9,026,482	-		9,026,482
Depreciation and amortization	1,156,143	2,063,827	3,219,970	(103,432)	C	3,116,538
Impairment expense	12,195,985	-	12,195,985	-		12,195,985
Loss on disposal of assets	25,935	-	25,935	-		25,935
Transaction costs	1,271,854	1,459,319	2,731,173	(2,731,173)	D	-
Other expense	251,987	245,000	496,987	-		496,987
Income (Loss) from operations	(24,533,377)	1,323,435	(23,209,942)	2,845,959		(20,363,983)

Other income	(86,767)	-	(86,767)	-		(86,767)
Foreign exchange gain	(23,442)	-	(23,442)	-		(23,442)
Interest expense, net	300,420	174,992	475,412	500,000	E	975,412
Income (Loss) before income tax expense	(24,723,588)	1,148,443	(23,575,145)	2,345,959		(21,229,186)
	-
Income tax expense	-	-	-	-		-
Net Income (Loss)	$(24,723,588)	$1,148,443	$(23,575,145)	$2,345,959		$(21,229,186)

Other Comprehensive Net Income (Loss)
Foreign currency translation	(33,516)	-	(33,516)	-		(33,516)
Comprehensive Net Income (Loss)	$(24,757,104)	$1,148,443	$(23,608,661)	$2,345,959		$(21,262,702)

Basic and Diluted Net Loss Per Share	$(0.97)					$(0.66)

Basic and Diluted Weighted-Average Common and Class A Restricted Voting Shares Outstanding	25,574,673			6,472,145	F	32,046,818

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FRANKLY INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Year Ended December 31, 2015 (Unaudited)

Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations and comprehensive loss for the year ended December 31, 2015 was based on the audited consolidated financial statements of Frankly Inc. (the Company) for the year ended December 31, 2015 and the audited financial statements Gannaway Web Holdings, LLC (Worldnow) for the period ended August 25, 2015. These financial statements are included elsewhere in this prospectus. The unaudited pro forma condensed consolidated statement of operations and comprehensive loss gives effect to our acquisition of Woldnow as if it had been completed on January 1, 2015. Worldnow’s statement of operations for the period ended August 25, 2015 represented their results of operations from January 1, 2015 through August 25, 2015, the date of acquisition. The financial results of Worldnow from the date of acquisition through December 31, 2015 were consolidated and included in Frankly Inc.’s audited consolidated financial statements for the year ended December 31, 2015. A pro forma balance sheet is not presented because the audited balance sheet of Frankly Inc. as of December 31, 2015 already includes the financial position of Worldnow.

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined Company would have been if the acquisition had occurred at the beginning of the period presented, nor are they indicative of future results of operations.

Adjustments to Pro Forma Condensed Consolidated Statement of Operations

A.	Rent Expense

The pro forma adjustment reflects inclusion of additional straight-line rent expense of $79,296 as a result of deferred rent being reflected at its fair value of $0 on the date of acquisition.

B.	Stock-Based Compensation Expense

The pro forma adjustment of $90,650 represents the reversal of stock-based compensation expense included in the historical results of operations of Worldnow. All of the outstanding options held by Worldnow employees were canceled without reissuance on the date of acquisition.

C.	Depreciation and Amortization

The pro forma adjustment reflects the reversal of eight months of amortization of capitalized software included in the historical results of operations of Worldnow of $1,574,545 and the inclusion of eight months of amortization of capitalized software of $888,889, based on the fair value of capitalized software of $4 million on the date of acquisition. In addition, the pro forma adjustment includes eight months of amortization of intangibles of $582,224, based on the fair value of broadcast and advertiser customer relationships of $8.8 million on the date of acquisition. No pro forma adjustment has been made for other depreciable assets whose fair values were deemed equal to their carrying values on the date of acquisition.

D.	Transaction Costs

The pro forma adjustment reflects the reversal of combined transaction costs incurred related to the acquisition included in the historical results of operations of Frankly Inc. and Worldnow of $1,271,854 and $1,459,319, respectively.

E.	Interest Expense, net

The pro forma adjustment reflects eight months of interest expense related to the 5%, one-year $15,000,000 promissory notes issued as purchase consideration in the acquisition amounting to $500,000. The historical financial statements of Frankly Inc. already include $250,000 of interest expense related to the promissory notes after the acquisition date.

F.	Basic and Diluted Weighted-Average Common and Class A Restricted Voting Shares Outstanding

The pro forma adjustment reflects an increase of 6,472,145 to the weighted-average Common and Class A restricted voting shares outstanding for the year ended December 31, 2015 to reflect the 9,967,650 shares issued as purchase consideration on August 25, 2015 as if they were issued on January 1, 2015.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

You should read the following discussion and analysis together with our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of a number of factors, including those we discuss under “Risk Factors” and elsewhere in this prospectus.

Overview

2014 Qualifying Transaction

Frankly Inc. (“Frankly”), formerly named WB III Acquisition Corp. (“WB III”), was incorporated under the laws of the Province of Ontario on June 7, 2013. WB III was initially classified as a Capital Pool Company (a “CPC”), as defined in Policy 2.4 of the TSX-V Corporate Finance Manual.

On December 23, 2014, WB III Subco Inc., a wholly owned subsidiary of WB III, merged with TicToc Planet Inc. (“TicToc”) which was incorporated in the state of Delaware on September 10, 2012 and is located in San Francisco, California. The transaction was structured as a reverse triangular merger under the Delaware General Corporation Law, as a result of which TicToc became a wholly owned subsidiary of WB III. Subsequent to the transaction, WB III changed its name to Frankly Inc. and TicToc’s name was changed to Frankly Co.

As a result of the merger, the former shareholders of TicToc acquired control of the Company as they owned the majority of the outstanding shares of the Company upon completion of the merger transaction. This transaction resulted in a reverse merger with TicToc being identified as the acquirer for accounting purposes and the net assets of WB III being recorded at fair value at the date of the transaction. Consequently, the historical results of operations up to the date of the merger are those of TicToc. We refer to these transactions as the “Qualifying Transaction.”

2015 Acquisition of Worldnow

On July 28, 2015, we signed an agreement (the “Unit Purchase Agreement”) to purchase the outstanding units of Gannaway Web Holdings, LLC, operating as Worldnow, for total consideration of $45 million. On August 25, 2015 (the “Closing Date”), the Company completed this acquisition of Worldnow. Subsequent to the acquisition, Worldnow changed its name to Frankly Media LLC.

Under the terms of the Unit Purchase Agreement, on August 25, 2015, we paid $10 million in cash, $20 million in Restricted Shares (the “Share Consideration”) and executed the Worldnow Promissory Notes for $15 million, bearing simple interest at a rate of 5% per year and due August 31, 2016. The Worldnow Promissory Notes were refinanced under the Raycom Loan transaction. The number of Restricted Shares comprising the Share Consideration was 9,772,204 shares, of which 3,021,072 shares were issued to GEI (the “GEI Shares”) and 6,751,132 shares were issued to Raycom (the “Raycom Share Consideration Shares”).

All of the Restricted Shares comprising the Share Consideration were subject to a lock-up agreement. The lock-up period with respect to securities representing 50% of the value of the Share Consideration expired upon the first anniversary of the Closing Date of the transaction in August 2016 and the lock-up period with respect to the remainder of the Share Consideration will expire upon the second anniversary of Closing Date of the transaction in August 2017. The lock-up periods are subject to earlier expiry upon the occurrence of certain events that constitute a change of control of the Company. Further, upon expiry of the lock-up periods, the Restricted Shares will be converted into common shares on a 1:1 basis. In August 2016, all of the Raycom Share Consideration Shares were converted into 6,751,132 common shares, upon waiver by us of the lock-up restriction for the Raycom Restricted Shares and half of the GEI Shares were converted into 1,510,536 common shares for a total of 8,261,668 common shares. The remaining 1,510,536 GEI Shares are subject to lock-up until August 2017.

In connection with the acquisition, additional units of Worldnow were issued to us for the assumption of a $400,000 liability of Worldnow due to a third-party vendor. We satisfied the liability by issuing 195,446 common shares to the vendor.

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Raycom Transaction

On September 1, 2016, we repaid $15 million of the Worldnow Promissory Notes with proceeds from the Raycom Loan transaction. The Raycom Loan transaction, as more fully described herein under the sub-heading “—Liquidity and Capital Resources” below, provided us with net proceeds of $500,000 after such repayment, substantially improving our liquidity position.

Goodwill Impairment

In connection with our annual goodwill impairment testing at December 31, 2015, we determined that under ASC 350-20 – Intangibles, Goodwill and other Internal-Use Software, a portion of the goodwill related to the Worldnow acquisition was impaired and recorded a non-cash goodwill impairment charge of $12.0 million. See further discussion below “Year ended December 31, 2015 Compared to Year Ended December 31, 2014—Impairment of Intangibles”.

Components of our Results of Operations

Revenue

We derive our revenue from three categories: recurring fee based revenue for use of our platform (including license fees and usage fees), revenue generated from digital advertising activities (national and local advertising) and professional services revenue.

License fees and usage fees

We enter into license agreements with customers for our CMS, video software, and mobile applications. These license agreements, generally non-cancellable and multiyear, provide the customer with the right to use our application solely on a company-hosted platform or, in certain instances, on purchased encoders. The license agreements also entitle the customer to technical support. Revenue from these license agreements, which are accounted for as service arrangements, is recognized ratably over the license term.

We charge our customers for the optional use of our content delivery network to stream and store videos. Revenue from these fees is recognized as earned based on actual usage because it has stand-alone value and delivery is in the control of the customer. We also charge our customers for the use of our ad serving platform to serve ads under local advertising campaigns. We report revenue as earned based on the actual usage.

National and local advertising

Under national advertising agreements with advertisers, we source, create, and place advertising campaigns that run across our network of customers. National advertising revenue, net of third-party costs, is shared with customers based on their respective contractual agreements. We invoice national advertising amounts due from advertisers and remit payments to customers. Depending on the customer arrangement, the obligation to remit payment to the customer is based on either billing to the advertiser or the collection of cash from the advertiser. National advertising revenue is recognized in the period during which the ad impressions are delivered. We report revenue earned through national advertising agreements on a net basis in accordance with ASC Subtopic 605-45, Revenue Recognition - Principal Agent Considerations because we act as agent between the advertiser and the publisher and do not bear the risk of loss in the arrangements with our customers.

Under local advertising agreements with customers, we provide local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period based on actual delivery of the local advertising campaigns.

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Professional services

Professional services consist primarily of installation and website design services. Installation fees are contracted on a fixed-fee basis. We recognize revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Website design services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to website design is recognized as revenue as we perform the services.

Costs and expenses

Cost of Revenue (excluding depreciation and amortization)

Cost of revenue consists of the following: compensation-related expenses of employees, primarily our client services personnel, and outsourced services that directly service our customers, infrastructure costs, licenses and computer support used directly in the delivery of service, content delivery and storage costs including ad serving costs, fees paid for content and revenue sharing expenses related to national advertising revenue.

General and administrative (excluding depreciation and amortization)

General and administrative expenses consist primarily of compensation-related expenses for executive management, finance, accounting, legal and human resources, professional fees and other administrative functions. It also includes certain technology overhead expenses that are not considered to be part of research and development expenses.

Selling and Marketing

Selling and marketing expenses consist primarily of compensation-related expenses to our direct sales and marketing personnel, as well as costs related to advertising, industry conferences, and other sales and marketing programs. Advertising cost is expensed as incurred.

Research and Development

Research and development expenses consist primarily of compensation-related expenses to employees and outsourced services incurred for the research and development of, enhancements to, and maintenance and operation of our products, equipment and related infrastructure. Research and development expenses are reported net of amounts capitalized as software development costs. We account for our software development costs as internal-use software in accordance with ASC 350-40 – Intangibles, Goodwill and other Internal-Use Software because software usage by our customers is cloud-based. Development costs that do not meet the criteria of ASC 350-40 are expensed as incurred.

Depreciation and Amortization

Depreciation and amortization includes depreciation and amortization of our computer hardware and software, office equipment, leasehold improvements, capitalized software development costs and intangible assets.

Other expense

Other expense is comprised of items that we do not believe are reflective of our ongoing operating results, such as costs incurred in integration efforts and legal or other settlements.

Interest Expense, net

Interest expense, net consists of interest on debt and capital leases, net of interest income.

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Income tax expense

Income tax expense consists of federal and state income taxes in the United States and taxes in certain foreign jurisdictions, as well as any changes to deferred tax assets or liabilities, and deferred tax valuation allowances.

Results of Operations

For purposes of the discussion on the results of operation, reference is made to “former business” and “acquired business”. “Former business” is defined as our operations before the acquisition of Worldnow on August 25, 2015 which consisted solely of the operations in San Francisco, California. “Acquired business” is defined as our operations after the acquisition of Worldnow on August 25, 2015, excluding the former business. The segregation noted above is purely for analytical purposes only to assist in identifying variances pre- and post-acquisition of Worldnow. We do not view our operations as two separate businesses.

Six Months Ended June 30, 2016 Compared to Six Months Ended June 30, 2015.

	Six Months Ended June 30,
	2015	2016	Variance

Total Revenue	$56,952	$10,467,888	$10,410,936

Operating expenses
Cost of revenue (excluding depreciation and amortization)	28,477	3,078,635	3,050,158
General and administrative (excluding depreciation and amortization)	2,936,249	4,487,546	1,551,297
Selling and marketing	402,979	1,624,213	1,221,234
Research and development (excluding depreciation and amortization)	2,044,489	1,962,538	(81,951)
Depreciation and amortization	37,754	1,599,019	1,561,265
Loss on disposal of assets	-	1,093	1,093
Other expense	-	341,212	341,212
Loss from operations	(5,392,996)	(2,626,368)	2,766,628

Foreign exchange (gain) loss	(6,847)	2,655	9,502
Interest expense, net	2	441,774	441,772
Loss before income tax expense	(5,386,151)	(3,070,797)	2,315,354

Income tax expense	-	-	-
Net Loss	$(5,386,151)	$(3,070,797)	$2,315,354

Total revenue

Total revenue for the six months ended June 30, 2016 was $10.5 million compared to $57,000 for the comparable period of 2015, an increase of $10.4 million. The increase was primarily due to the acquisition of Worldnow which resulted in a revenue increase of $10.1 million attributable to the operations of the acquired business.

Cost of revenue (excluding depreciation and amortization)

Cost of revenue for the six months ended June 30, 2016 was $3.1 million compared to $28,000 for the comparable period of 2015, an increase of $3.1 million. The increase resulted primarily from an increase of $3.0 million attributable to the operations of the acquired business.

General and administrative (excluding depreciation and amortization)

General and administrative expense for the six months ended June 30, 2016 was $4.5 million compared to $2.9 million for the comparable period of 2015, an increase of $1.6 million. The increase resulted primarily from an increase of $2.5 million attributable to the operations of the acquired business, offset in part by a $1.0 million decrease to general and administrative expense of the former business. The decrease attributable to the former business resulted from a decrease of $341,000 primarily due to reduction of technology overhead required to support the legacy instant messaging apps and decrease of $557,000 in professional fees. Professional fees in the first half of 2015 primarily related to legal, audit and accounting fees associated with our company becoming public in Canada at the end of 2014 and related post-closing matters.

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Selling and marketing

Selling and marketing expense for the six months ended June 30, 2016 was $1.6 million compared to $403,000 for the comparable period of 2015, an increase of $1.2 million. The increase resulted primarily from an increase of $1.4 million attributable to the operations of the acquired business, offset in part by a $158,000 decrease to selling and marketing expense of the former business.

Research and development (excluding depreciation and amortization)

Research and development expense for the six months ended June 30, 2016 was $1.9 million compared to $2.0 million for the comparable period of 2015, a decrease of approximately $82,000. The decrease resulted primarily from an increase of $1.3 million attributable to the operations of the acquired business, which was more than offset by a $1.4 million decrease attributable to the former business. Research and development expenses are reported net of amounts capitalized as software development costs. Beginning in 2016, upon completion of integration of the former and acquired businesses, employees and consultants of the former business began to work on our software projects which met the capitalization criteria as defined by ASC 350-40 – Intangibles, Goodwill and other Internal-Use Software. Capitalized software development costs for the six months ended June 30, 2016 of $1.2 million attributable to the former business.

Depreciation and amortization

Depreciation and amortization expense was $1.6 million for the six months ended June 30, 2016 compared to $38,000 for the six months ended June 30, 2015, an increase of $1.6 million. The increase resulted primarily from an increase of $1.5 million attributable to the operations of the acquired business, including $1.1 million of amortization of acquired intangible assets.

Other expense

Other expense was $341,000 for the six months ended June 30, 2016 compared to $0 for the six months ended June 30, 2015, an increase of $341,000. The increase resulted primarily from a $178,000 non-cash write-off of a sales tax receivable and $163,000 in integration expenses relating to the integration of the acquired business.

Interest expense, net

Interest expense, net was $441,774 for the six months ended June 30, 2016 compared to $2 for the six months ended June 30, 2015, an increase of $441,774. The increase was primarily due to $375,000 of interest expense incurred on the $15 million in Worldnow Promissory Notes and an increase of $69,000 attributable to the operations of acquired business which consisted of interest expense on the revolving credit facility and capital leases.

Income tax expense

No income tax expense was recognized during the periods presented.

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Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

	Year Ended December 31,
	2014	2015	Variance

Total Revenue	$172,377	$6,877,671	$6,705,294

Operating expenses
Cost of revenue (excluding depreciation and amortization)	161,102	1,408,625	1,247,523
General and administrative (excluding depreciation and amortization)	4,696,573	7,524,273	2,827,700
Selling and marketing	3,473,762	1,552,549	(1,921,213)
Research and development (excluding depreciation and amortization)	2,200,669	6,023,697	3,823,028
Depreciation and amortization	48,009	1,156,143	1,108,134
Impairment expense	-	12,195,985	12,195,985
Loss on disposal of assets	2,814	25,935	23,121
Loss on extinguishment of convertible debt	1,670,173	-	(1,670,173)
Transaction costs	645,302	1,271,854	626,552
Other expense	180,000	251,987	71,987
Loss from operations	(12,906,027)	(24,533,377)	(11,627,350)

Other (income) expense	-	(86,767)	(86,767)
Foreign exchange (gain) loss	15,096	(23,442)	(38,538)
Interest expense, net	180,446	300,420	119,974
Loss before income tax expense	(13,101,569)	(24,723,588)	(11,622,019)

Income tax expense	-	-	-
Net Loss	$(13,101,569)	$(24,723,588)	$(11,622,019)

Total revenue

Total revenue for the year ended December 31, 2015 was $6.9 million compared to $172,000 for the comparable period of 2014, an increase of $6.7 million. The increase was due to the acquisition of Worldnow which resulted in a revenue increase of $6.7 million attributable to the operations of the acquired business.

Cost of revenue (excluding depreciation and amortization)

Cost of revenue for the year ended December 31, 2015 was $1.4 million compared to $161,000 for the comparable period of 2014, an increase of $1.2 million. The increase resulted primarily from an increase of $1.4 million attributable to the operations of the acquired business, offset in part by a $105,000 decrease in cost of revenue of the former business.

General and administrative (excluding depreciation and amortization)

General and administrative expense for the year ended December 31, 2015 was $7.5 million compared to $4.7 million for the comparable period of 2014, an increase of $2.8 million. The increase resulted primarily from an increase of $2.0 million attributable to the operations of the acquired business, with the remaining increase of $847,000 attributable to the former business. The increase attributable to the former business resulted from an increase in technology overhead required to support the legacy instant messaging apps, increase due to growth of former business operations and full year holding company activity in 2015 consisting of normal carrying costs of a publicly traded company such as filing fees, investor relation fees, and insurance, increase in travel and entertainment expenses due to increased travel to support sales, business development, the acquisition of Worldnow and investor relations and increase in office rent due to additional office space in San Francisco. These increases were partially offset by a decrease in professional fees in 2015 compared to 2014 which were associated with the Qualifying Transaction.

Selling and marketing

Selling and marketing expense for the year ended December 31, 2015 was $1.6 million compared to $3.5 million for the comparable period of 2014, a decrease of $1.9 million. The decrease resulted primarily from an increase of $833,000 attributable to the operations of the acquired business, offset by a $2.8 million decrease to selling and marketing expense of the former business. The decrease attributable to former business was due to the marketing and advertising efforts in 2014 following the official launch of the Frankly Chat application in September 2013. In 2014, we implemented several advertising campaigns and marketing initiatives for Frankly Chat, as well as several mobile and online advertising campaigns. In 2015, our marketing efforts shifted to focus on in-person business development and partnership as well as brand marketing.

Research and development (excluding depreciation and amortization)

Research and development expense for the year ended December 31, 2015 was $6.0 million compared to $2.2 million for the comparable period of 2014, an increase of $3.8 million. The increase resulted primarily from an increase of $1.5 million attributable to the operations of the acquired business, with the remaining increase of $2.3 million attributable to the former business. The increase attributable to the former business was primarily due to compensation-related expenses to employees and outsourced services related to increased development efforts on our legacy instant messaging apps.

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Depreciation and amortization

Depreciation and amortization expense was $1.2 million for the year ended December 31, 2015 compared to $48,000 for the year ended December 31, 2014, an increase of $1.2 million. The increase resulted primarily from an increase of $1.0 million attributable to the operations of the acquired business, including $736,000 of amortization of acquired intangible assets. The remaining increase of $106,000 attributable to the former business was due to acquisitions of property and equipment and intangible assets during 2015.

Impairment expense

Impairment expense was $12.2 million for the year ended December 31, 2015 compared to $0 for the year ended December 31, 2014, an increase of $12.2 million. During the year ended December 31, 2015, we purchased intellectual property for $228,275 for which no royalties were collected and, consequently, the asset was considered fully impaired and a loss equal to the carrying value of $195,000 was recognized later in 2015. Further, as a result of our annual goodwill impairment analysis performed at December 31, 2015, we recorded a goodwill impairment charge of $12.0 million relating to the Worldnow acquisition.

Loss on extinguishment of convertible debt

Loss on extinguishment of convertible debt was $0 for the year ended December 31, 2015 compared to $1.7 million for the year ended December 31, 2014, a decrease of $1.7 million. During the year ended December 31, 2014, we incurred a loss on extinguishment of convertible debt of $1.7 million upon amendment of our convertible promissory notes on September 12, 2014 to modify the conversion features. As the amended terms included a new substantive conversion option, we accounted for the amendment as an extinguishment of debt. No such loss was incurred in 2015.

Transaction costs

Transaction costs were $1.3 million for the year ended December 31, 2015 compared to $645,000 for the year ended December 31, 2014, an increase of $627,000. Transaction costs of $645,000 incurred during the year ended December 31, 2014 represent costs in connection with the Qualifying Transaction. Transaction costs of $1.3 million incurred during the year ended December 31, 2015 related to the acquisition of Worldnow.

Other expense

Other expense was $252,000 for the year ended December 31, 2015 compared to $180,000 for the year ended December 31, 2014, an increase of $72,000. Other expense of $180,000 incurred during the year ended December 31, 2014 related to a legal settlement. Other expense of $252,000 incurred during the year ended December 31, 2015 was comprised of $340,000 in integration expenses relating to the integration of the acquired business, partially offset by a decrease of $88,000 due to a true-up of a sales and use tax liability with New York State.

Interest expense

Interest expense, net was $300,000 for the year ended December 31, 2015 compared to $180,000 for the year ended December 31, 2014, an increase of $120,000. The increase was primarily due to $250,000 of interest expense incurred on the $15 million in Worldnow Promissory Notes, and an increase of $50,000 attributable to the operations of acquired business which consisted of interest expense on the revolving credit facility and capital leases. The above increases were partially offset by interest expense incurred in 2014 of $180,000 related to the convertible promissory notes.

Income tax expense

No income tax expense was recognized during the periods presented.

Liquidity and Capital Resources

Since inception, we have financed our cash requirements primarily through the issuance of securities and convertible promissory notes, as well as limited income from operations prior to the acquisition of Worldnow. Due to our start-up status and limited revenue generated from operations, we have had recurring losses and negative cash flows from operating activities. With the acquisition of Worldnow on August 25, 2015, we have been able to utilize the positive cash flows from operating activities of the acquired business to help finance and support our operations. As of June 30, 2016, we had total current assets of approximately $8.3 million and total current liabilities of approximately $5.8 million. As of June 30, 2016, our principal sources of liquidity were our cash and trade accounts receivable. Our cash and cash equivalents and trade accounts receivable, net balances at June 30, 2016 were $4.3 million and $2.9 million, respectively.

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As of June 30, 2016, we had an accumulated deficit of $46.0 million representative of recurring losses since inception. Additionally, we have not generated positive cash flow from operations since inception.

These conditions have resulted in material uncertainty that may cast substantial doubt about our ability to continue as a going concern into the foreseeable future. Our ability to continue as a going concern is ultimately dependent upon its ability to achieve sustainable positive cash flow from operations. While improvements in cash flow from operations have been achieved with the acquisition of the Worldnow business, we will likely need additional cash to meet our needs in the next 12 months. However, upon the successful consummation of this offering, we do not anticipate needing additional cash to meet our needs in the next 12 months. We are currently exploring re-establishing a line of credit that was terminated as part of the August 2016 Financing, as well as raising additional funds through sales of equity. However, there can be no assurances that we will be successful in achieving sustainable positive cash flow from operations or that we will be able to raise additional cash needed to finance operations, if required.

Operating Activities

Net cash used in operating activities for the six months ended June 30, 2016 was $718,000 compared to $6.8 million for the comparable period of 2015, an increase of $6.0 million. The increase resulted primarily from a decrease in net loss of $2.3 million, an increase of $1.9 million in non-cash adjustments to net income, of which $1.6 million related to depreciation and amortization and an increase of $1.9 million for changes in operating assets and liabilities.

Net cash used in operating activities for the year ended December 31, 2015 was $14.1 million compared to $9.1 million for the comparable period of 2014, a decrease of $5.0 million. The decrease resulted primarily from an increase in net loss of $11.6 million, offset by an increase of $12.5 million in non-cash adjustments to net income, of which $12.2 million related to the impairment of intangibles and a decrease of $6.0 million for changes in operating assets and liabilities.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2016 was $2.4 million compared to $308,000 for the comparable period of 2015, a decrease of $2.1 million. The decrease resulted primarily from an increase of $2.4 million in capitalized software costs. Beginning in 2016, upon completion of integration of the former and acquired businesses, employees and consultants of the former business began to work on our capitalized software projects which met the capitalization criteria as defined by ASC 350-40 – Intangibles, Goodwill and other Internal-Use Software. Further, beginning in 2016, we began the process of enhancing and expanding the existing product offerings of the acquired business. This large scale development effort consisted of development of our next-generation content management system, native mobile applications, connected tv applications and mobile responsive web products.

Net cash provided by (used in) investing activities for the year ended December 31, 2015 was $(6.0) million compared to $61,000 for the comparable period of 2014, a decrease of $5.9 million. The decrease resulted primarily from $4.5 million of net cash used in the acquisition of Worldnow, an increase in capitalized software costs of $834,000, an increase in purchases of property and equipment of $348,000 and increase in purchases of intangible assets of $278,000.

Financing Activities

Net cash provided by (used in) financing activities for the six months ended June 30, 2016 was $(100,000) compared to $43,000 for the comparable period of 2015, a decrease of $143,000. The decrease resulted primarily from an increase in capital lease payments of $100,000 in the 2016 period due to the acquisition of Worldnow. Prior to the acquisition, we did not have any capital leases.

Net cash provided by (used in) financing activities for the year ended December 31, 2015 was $(1.1) million compared to $37.1 million for the comparable period of 2014, a decrease of $38.2 million. The decrease resulted primarily from a decrease in cash inflows from issuance of common stock, net of share issuance costs, of $30.8 million, primarily due to $30.9 million raised in 2014 from a number of private placements, and decrease in cash inflows from issuance of convertible promissory notes of $6.5 million in 2014.

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Unit Purchase Agreement and Worldnow Promissory Notes

On July 28, 2015, we entered into the Unit Purchase Agreement, pursuant to which we issued the Worldnow Promissory Notes to GEI and Raycom in the aggregate principal amounts of $11 million and $4 million, respectively as partial consideration for their respective membership interests in Gannway Web Holdings, LLC. The Worldnow Promissory Notes bore simple interest at a rate of 5% per year.

Raycom Loan

On August 31, 2016, we entered into the Raycom SPA, the Credit Agreement and the related promissory note and fully paid the GEI Promissory Note and $3 million of the Original Raycom Note. We also converted $1 million of the Original Raycom Note into 2,553,400 common shares.

Securities Purchase Agreement

Pursuant to the Raycom SPA, we issued to Raycom an aggregate of 2,553,400 common shares for a purchase price of CDN$1,276,700 (or $1 million based on the exchange rate at August 18, 2016) in repayment of $1 million of the Original Raycom Note. The common shares are subject to a four month statutory holding period expiring on January 1, 2017. Raycom’s 6,751,132 Restricted Shares were also into our common shares on a one-for-one basis. Under the Raycom SPA, we agreed to enlarge our Board to seven (7) directors, subject to shareholder approval, within 90 days of August 31, 2016. In addition, so long as Raycom holds not less than 20% of our issued and outstanding common shares calculated on a fully diluted basis, it has (i) the designation rights to two (2) directors as management’s nominees for election to our Board, one of whom is our current Board member, Joseph G. Fiveash, III and one of which must be an independent director as defined in Rule 5605(a)(2) of the Nasdaq Rules, and (ii) approval rights to one of the independent directors named as management’s nominees for election to our Board outside of the two Raycom designated directors. Pursuant to the SPA, Raycom has designated Joseph Fiveash as its director designee. We expect to have the second Raycom board designee and our seventh board member chosen and approved by our Board by November 29, 2016 and whose appointments will be subject to shareholder approval.

Credit Agreement

Pursuant to a Credit Agreement, we entered into a Credit Facility with Raycom in the principal amount of $14.5 million and issued to Raycom Warrants to purchase 14,809,720 common shares at a price per share of CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016). The Credit Facility terminates on August 31, 2021. The Warrants have a 5-year term but will expire on the date which is later of (a) August 31, 2017 or (b) 30 days from the date of each principal repayment. Upon each payment of principal, the number of warrants that will expire will equal the product of the (i) then outstanding number of Warrants and (ii) the principal repayment divided by the then outstanding principal balance of the term loan by 100. The exercise price and the number of shares underlying the Warrants will be subject to adjustment as set forth in the Credit Agreement.

Subject to approval of Raycom, at its sole discretion, we may require further loans up to an aggregate amount of $1.5 million. We will pay interest on each loan outstanding at any time at a rate per annum of 10%. Interest will accrue and be calculated, but not compounded, daily on the principal amount of each loan on the basis of the actual number of days each loan is outstanding and will be compounded and payable monthly in arrears on each interest payment date. To the maximum extent permitted by applicable law, we will pay interest on all overdue amounts, including any overdue interest payments, from the date each of those amounts is due until the date each of those amounts is paid in full. That interest will be calculated daily, compounded monthly and payable on demand of Raycom at a rate per annum of 12%. We have the option to repay all or a portion of loans outstanding under the Credit Facility without premium, penalty or bonus upon prior notice to Raycom and repayment of all interest, fees and other amounts accrued and unpaid under the Credit Facility.

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We must also make the following mandatory repayments:

(a)        $2 million prior to August 31, 2019;

(b)       commencing on November 30, 2019 and on the last day of the month of each three month period thereafter, an amount of $687,500 per three month period;

(c)       proceeds (less actual costs paid and income taxes) on any asset sales or issuances of debt or equity;

(d)       upon a successful listing of our common shares on Nasdaq with a capital raise of between $8 million to $11 million, mandatory repayment in the amount of $2 million, which will be applied toward the repayment obligation required by (b) above if completed by March 31, 2017;

(e)       upon a successful listing of our common shares on Nasdaq with a capital raise of more than $12 million, a mandatory repayment in the amount of $3 million which will be applied toward the $2 million repayment obligation required by (a) above if completed by March 31, 2017 and any amounts raised in excess of $2 million will be applied pro rata to repayment obligations required by (b) above commencing November 30, 2019; and

(f)       commencing on the financial year ending December 31, 2017, and each financial year ending thereafter, 100% of the current year excess cash flow amount in excess of $2 million must be paid to Raycom as a mandatory repayment amount no later than May 1 of the following year until a total leverage ratio of not more than 3:1 has been met for such fiscal year, at which point 50% of the current year excess cash amount in excess of $2 million will be paid to Raycom as mandatory repayment amounts. Such excess cash flow payments will be applied pro rata to reduce other mandatory payments due thereunder.

In addition, we must maintain certain leverage ratios and interest coverage ratios beginning the fiscal quarter ending December 31, 2017. The leverage ratios range from 4:1 to 2.5:1 and 2:1 to 3.5:1 for the interest coverage ratio. We are also subject to the certain covenants relating to, among others, indebtedness, fundamental corporate changes, dispositions, acquisitions and distributions.

Upon an event of default, Raycom may by written notice terminate the facility immediately and declare all obligations under the Credit Agreement and the related loan documents, whether matured or not, to be immediately due and payable. Raycom may also as and by way of collateral security, deposit and retain in an interest bearing account, amounts received by Raycom from us under the Credit Agreement and the related loan documents and realize upon the Security Interest Agreements, Guaranty Agreements and Pledge Agreement as described below. If we fail to perform any of our obligations under the Credit Agreement and the related loan documents, Raycom may upon 10 days’ notice, perform such covenant or agreement if capable. Any amount paid by Raycom under such covenant or agreement will be repaid by us on demand and will bear interest at 12% per annum.

Guaranty Agreements, Security Interest Agreements and Pledge Agreement

In connection with the Credit Agreement, our subsidiaries Frankly Co. and Frankly Media LLC have entered into Guaranty Agreements whereby Frankly Co. and Frankly Media LLC have guaranteed our obligations under the Credit Agreement. In addition, each of Frankly Inc., Frankly Co. and Frankly Media LLC have entered into Security Interest Agreements pursuant to which Raycom has first priority security interests in substantially all of our assets. Under the Security Interest Agreements, we do not have a right to sell or otherwise dispose of all or part of the collateral except in the ordinary course of business that are not material. Frankly Media LLC has also entered into an Intellectual Property Pledge Agreement pursuant to which it has granted a security interest in all of its intellectual property to Raycom. We have also (i) deposited our intellectual property in escrow accounts for the benefit of Raycom, (ii) entered into a control agreement pursuant to which we granted Raycom control of 100% of the equity interest of Frankly Media LLC and (iii) entered into an insurance transfer and consent assigning our rights and payments under insurance policies covering our operations and business naming Raycom as mortgagee, first loss payee and additional named insured.

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In addition, we have entered into a Pledge Agreement pursuant to which we granted Raycom a security interest on substantially all the assets and securities of our current and future subsidiaries.

Upon an event of default, we will be required to deposit all interests, income, dividends, distributions and other amounts payable in cash in respect of the pledged interests into a collateral account over which Raycom has the sole control and may apply such amounts in its sole discretion to the secured obligations under the Credit Agreement. Upon the cure or waiver of a default, Raycom will repay to us all cash interest, income, dividends, distributions and other amounts that remain in such collateral account. In addition, upon an event of default, Raycom has the right to (i) transfer in its name or the name of any of its agents or nominees the pledged interests, (ii) to exercise all voting, consensual and other rights and power and any and all rights of conversion, exchange, subscription and other rights, privileges or options pertaining to the pledged interests whether or not transferred into the name of Raycom, and (iii) to sell, resell, assign and deliver all or any of the pledged interests. We have also agreed to use our best efforts to cause a registration under the Securities Act and applicable state securities laws of the pledged interests upon the written request from Raycom.

Raycom may transfer or assign, syndicate, grant a participation interest in or grant a security interest in, all or any part of its rights, remedies and obligations under the Credit Agreement and the related loan documents, without notice or our consent.

Repayment of Bridge Bank Loan

As a condition to entering into the Credit Agreement, on August 31, 2016, we fully repaid the Bridge Bank Loan.

Western Alliance Bank Letter of Credit

On August 31, 2016, in lieu of a security deposit under the lease dated October 26, 2010, with Metropolitan Life Insurance Company, for real property located at 27-01 Queens Plaza North, Long Island City, NY, we entered into a standby letter of credit with Western Alliance Bank for an amount of $500,000 (the “Letter of Credit”). For each advance, interest will accrue at a rate equal to the sum of (i) the Base Rate (as defined below), plus (ii) 3.50%, provided that such interest rate will change from time to time as the Base Rate changes. The “Base Rate” means the rate of interest used as the reference or base rate to establish the actual rates charged on commercial loans and which is publicly announced or reported from time to time by the Wall Street Journal as the “prime rate”. Interest will accrue from the date of the advance until such advance is paid in full. We have granted Western Alliance Bank a security interest in a USD$524,115.40 controlled cash deposit account together with (i) all interest, whether now accrued or hereafter accruing; (ii) all additional deposits hereafter made to the account; (iii) any and all proceeds from the account; and (iv) all renewals, replacements and substitutions for any of the foregoing.

Equipment financing

On March 24, 2014, Frankly Media, entered into a finance agreement with Leaf Capital Funding, LLC in the principal amount of $108,849 with proceeds used to purchase server equipment used in our operations. The term of the agreement is 36 months with the final recurring payment due in March 2017. The loan is secured by the server equipment noted above. As of June 30, 2016, $30,219 was outstanding under this agreement.

Intercompany Loan Agreements

Pursuant to a loan agreement dated February 17, 2015 by and between Frankly Inc. and Frankly Co., Frankly Co. has agreed to transfer to us up to $15 million to cover expenditures of the Company. The interest rate of the loan is fixed at 3% annually and installments will be made until 2020. Frankly Co. unilaterally determines the number, the amount and the frequency of each installment. As of June 30, 2016, there was approximately $13.5 million outstanding.

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Critical Accounting Policies

Our discussion of our financial condition and results of operations is based upon our financial statements, which have been prepared in accordance with U.S. GAAP. During the preparation of these financial statements, we were required to make estimates and assumptions that affect the reported amounts of assets, liabilities, net revenues, costs and expenses and related disclosures. On an ongoing basis, we evaluate our estimates and assumptions, including those related to revenue recognition, capitalization of software development costs, impairment of long-lived assets, impairment of intangible assets including goodwill and stock-based compensation expense. We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. The results of our analysis form the basis for making assumptions about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions, and the impact of such differences may be material to our financial statements.

We consider certain accounting policies to be critical accounting policies when that policy requires management to make significant estimates and assumptions in applying the policy or in determining carrying values. Such critical accounting policies include:

Revenue Recognition

Revenue is measured as the fair value of the consideration received or receivable, and represents amounts receivable for services rendered. Our primary sources of revenue are license fees for the use of our CMS and video software, and digital advertising revenue. We begin to recognize revenue when all of the following criteria under ASC 605-10 – Revenue Recognition, are met: (i) we have evidence of an arrangement with a customer; (ii) license agreement terms are fixed or determinable and free of contingencies or uncertainties that may alter the agreement such that it may not be complete and final; (iii) we deliver the specified services or products; and (iv) collection is reasonably assured. Revenue is recorded net of applicable sales taxes. We account for the following types of revenue in accordance with ASC 605-25 – Multiple Element Arrangements:

License Fees. We enter into license agreements with customers for our CMS, video software, and mobile applications. These license agreements, generally non-cancellable and multiyear, provide the customer with the right to use our application solely on a company-hosted platform or, in certain instances, on purchased encoders. The license agreements also entitle the customer to technical support. Revenue from these license agreements, which are accounted for as service arrangements, is recognized ratably over the license term.

Usage Fees. We charge our customers for the optional use of our content delivery network to stream and store videos. Revenue from these fees is recognized as earned based on actual usage because it has stand-alone value and delivery is in control of the customer. We also charge our customers for the use of our ad serving platform to serve ads under local advertising campaigns. We report revenue as earned based on the actual usage.

Advertising (National Advertising). Under national advertising agreements with advertisers, we source, create, and place advertising campaigns that run across our network of customers. National advertising revenue, net of third-party costs, is shared with customers based on their respective contractual agreements. We invoice national advertising amounts due from advertisers and remit payments to customers. Depending on the customer arrangement, the obligation to remit payment to the customer is based on either billing to the advertiser or the collection of cash from the advertiser. National advertising revenue is recognized in the period during which the ad impressions are delivered. We report revenue earned through national advertising agreements on a net basis in accordance with ASC Subtopic 605-45, Revenue Recognition - Principal Agent Considerations because we act as agent between the advertiser and the publisher and do not bear the risk of loss in the arrangements with our customers.

Advertising (Local Advertising). Under local advertising agreements with customers, we provide local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period based on actual delivery of the local advertising campaigns.

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Professional Services and Other. Professional services consist primarily of installation and website design services. Installation fees are contracted on a fixed-fee basis. We recognize revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Website design services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to website design is recognized as revenue as we perform the services.

Capitalization of Software Development Costs

We account for our software development costs as internal-use software in accordance with ASC 350-40 – Intangibles, Goodwill and other Internal-Use Software because software usage by our customers is cloud-based. Costs incurred during the preliminary project stage for internal use software programs are expensed as incurred. External and internal costs incurred during the application development stage of new software development as well as for upgrades and enhancements for software programs that result in additional functionality are capitalized. Internal and external training and maintenance costs are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the software’s estimated useful life, which is three to five years beginning when the software is ready for use. Periodically, we reassess the useful life considering technology, obsolescence, and other factors.

Impairments and Fair Value Measurements

Goodwill Impairment. We use a two-step process to evaluate our goodwill for possible impairment at least annually or more frequently if changes in circumstances or the occurrence of events suggest impairment exists. To identify any impairment, the estimated fair value of the reporting unit is compared with its carrying amount, including goodwill. We have one reporting unit, which is the same as our reportable segment. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further analysis is required. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step is performed to determine and measure the amount of the potential impairment charge.

For the second step, if it were required, implied fair value of the goodwill for the reporting unit is compared with its carrying amount and an impairment charge equal to the excess of the carrying amount over the implied fair value would be recorded. The implied fair value of the goodwill would be determined by allocating the estimated fair value of the reporting unit to its assets and liabilities. The excess of the estimated fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill.

Significant judgments and estimates are required in assessing the fair value of the reporting unit. These estimates and assumptions are complex and subject to a significant degree of judgment with respect to certain factors including, but not limited to, revenue growth rates, future cash flows, discount rates, future economic and market conditions and determination of appropriate market comparables. We base our fair value estimates on assumptions that are consistent with information used by the business for planning purposes and that we believe to be reasonable; however, actual future results may differ from those estimates. Changes in judgments on any of these factors could materially affect the value of the reporting unit.

Other Intangible Asset Impairment. Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method are reviewed at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates on a prospective basis.

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Impairment of Long-Lived Assets, excluding Goodwill and Other Intangible Assets. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, we first compare undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models or, when available, quoted market values and third-party appraisals.

Fair Value Measurements. We follow the authoritative guidance on fair value measurements and disclosures with respect to assets and liabilities that are measured at fair value on both a recurring and non-recurring basis. Under this guidance, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels defined as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3 – Inputs are unobservable for the asset or liability.

As part of our testing of goodwill and intangible assets for impairment, we determine the fair value of our assets and liabilities, many of which were based on discounted cash flows analysis and forecasted future operating results which represent Level 3 inputs.

Stock-Based Compensation

We record compensation costs related to stock-based awards in accordance with ASC 718, Compensation—Stock Compensation whereby we measure stock-based compensation cost at the grant date based on the estimated fair value of the award. Compensation cost is recognized on a straight-line basis over the requisite service period of the award. We utilize the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of highly subjective assumptions including: the expected option life, the risk free interest rate, the dividend yield, the volatility of our stock price and an assumption for employee forfeitures. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected term of the option. We have not historically issued any dividends and do not expect to in the near future. There is no forfeiture rate applied to grants in 2014 as there was not sufficient historical data to estimate. Changes in any of these subjective input assumptions can materially affect the fair value estimates and the resulting stock-based compensation recognized.

Recent Accounting Pronouncements

ASU 2014-09: Revenue from Contracts with Customers (Topic 606). In May 2014, the FASB issued ASU 2014-09 that will replace most existing revenue recognition guidance in U.S. GAAP. In July 2015, the FASB issued a one-year deferral of the effective date of the new revenue recognition standard. In March, April and May 2016, the FASB issued additional amendments to the technical guidance of Topic 606. Topic 606 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new standard will be effective for us in 2018 and early application is permitted. We are evaluating the effect that this guidance will have on our consolidated financial statements and related disclosures and have not yet selected a transition method.

ASU 2014-15: Presentation of Financial Statements – Going Concern (Subtopic 205-40) Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. In June 2014, the FASB issued ASU 2014-15. Before the issuance of ASU 2014-15, there was no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. This guidance is expected to reduce the diversity in the timing and content of footnote disclosures. ASU 2014-15 requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards as specified in the guidance. ASU 2014-15 becomes effective for the annual period ending after December 15, 2016 and for annual and interim periods thereafter. Early adoption is permitted. We are currently evaluating the effects of adopting ASU 2014-15 on our consolidated financial statements but the adoption is not expected to have a significant impact on our consolidated financial statements.

ASU 2015-17: Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes. In November 2015, the FASB issued ASU 2015-17 to simplify the presentation of deferred taxes in the balance sheet. Current guidance requires an entity to separate deferred income tax assets and liabilities into current and noncurrent amounts. The new guidance requires all deferred tax assets and liabilities to be presented as noncurrent. ASU 2015-17 will be effective for us in 2017 and early adoption is permitted. This guidance may be applied either prospectively to all deferred tax assets and liabilities, or retrospectively to all periods presented. We are evaluating the effect that this guidance will have on our consolidated financial statements and related disclosures and have not yet selected a transition method.

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ASU 2016-02: Leases (Topic 842) — In February 2016, the FASB issued ASU 2016-02, which requires a lessee to recognize assets and liabilities on its consolidated balance sheet for leases with accounting lease terms of more than 12 months. ASU 2016-02 will replace most existing lease accounting guidance in U.S. GAAP when it becomes effective. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations. ASU 2016-02 will be effective for us in 2019 and requires the modified retrospective method of adoption. Early adoption is permitted. Although we are currently evaluating the effect that ASU 2016-02 will have on our consolidated financial statements and related disclosures, we expect that most of our operating lease commitments will be subject to the new standard and recognized as operating lease liabilities and right-of-use assets upon adoption.

ASU 2016-09: Compensation – Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. In March 2016, the FASB issued ASU 2016-09, which is intended to simplify several aspects of the accounting for share-based payment award transactions, including the income tax consequences and classification on the statement of cash flows. ASU 2016-09 will be effective for us in 2017 and early adoption is permitted. We are currently evaluating the guidance to determine the adoption methods and the effect that ASU 2016-09 will have on our consolidated financial statements and related disclosures.

Off-Balance Sheet Financing

Other than our operating lease obligations, we have no off-balance sheet arrangements such as guarantees, retained or contingent interests in assets transferred to an unconsolidated entity, obligations indexed to our own stock or variable interests in unconsolidated entities. Future obligations under operating leases, capital leases and debt arrangements are detailed in our financial statements included elsewhere in this prospectus.

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BUSINESS

Overview

Our mission is to help TV broadcasters and media companies transform their traditional business from just delivering content over-the-air via broadcast television to distributing content in multi-platform, digital formats on new platforms such as mobile, tablets, desktop and other connected devices. Our core product is a white-labeled software platform that enables media companies to publish their official content onto multiscreen devices, increase social interaction on those multiscreen experiences, and enable digital advertising. The platform consists of a CMS platform, native mobile and over-the-top (“OTT”) applications, responsive web framework, digital video solutions and digital advertising solutions. We generate revenues by charging monthly recurring software licensing fees, variable usage fees for our platform and sharing digital advertising revenue with our customers.

Our platform is currently being used by approximately 200 U.S. local news stations, mostly affiliated with large broadcasting networks such as NBC, CBS, FOX and ABC, covering nearly 58 million monthly users. We have also consistently ranked as one of the top 14 to 18 Internet destinations in the U.S. in the news and information category according to comScore’s Media Metrix report. We plan to enhance our platform in the future by expanding our offerings to other media verticals and international markets, together with investments into channel partnerships, sales and marketing, enhanced data analytics and innovative advertising products.

History and Corporate Structure

Capital Pool Company

We were originally incorporated pursuant to the OBCA on June 7, 2013, under the name WB III Acquisition Corp. We completed our initial public offering on October 17, 2013, and were listed on the TSX-V as a CPC pursuant to Policy 2.4 - Capital Pool Companies of the TSX-V. As a CPC, our principal business was to identify and evaluate opportunities for the acquisition of assets or businesses for the completion of a qualifying transaction and, once identified and evaluated, to negotiate the acquisition, subject to shareholder and TSX-V approval.

Reverse Triangular Merger with TicToc

On September 30, 2014, we entered into a letter of intent with TicToc Planet, Inc., a Delaware Corporation (“TicToc”) incorporated in September 2012. On December 8, 2014, we entered into a merger agreement with our then wholly-owned subsidiary, WB III Subco Inc., and TicToc, pursuant to which we agreed to complete a qualifying transaction with TicToc by way of a “reverse triangular merger” (the “Qualifying Transaction”). On December 22, 2014, pursuant to articles of amendment, we changed our name to “Frankly Inc.” On December 23, 2014, we completed the Qualifying Transaction, which resulted in a reverse takeover of Frankly Inc. by the shareholders of TicToc, whereby WB III Subco Inc. merged with and into TicToc, TicToc changed its name to Frankly Co. and the security holders of Frankly Co. received securities of Frankly Inc. in exchange for their securities of Frankly Co.

Acquisition of Gannaway Web Holdings, LLC

On August 25, 2015, we completed the acquisition of Worldnow. Subsequent to the acquisition, Worldnow changed its name to Frankly Media LLC. Through the acquisition of Frankly Media, we became a SaaS provider of content management and digital publishing software, also offering related digital advertising services for local media sites on the web and mobile.

Continuation as British Columbia Corporation

On July 11, 2016, we continued the Company as a British Columbia corporation under the BCBCA.

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The following chart illustrates our organizational structure:

Our Products and Services

Our product offerings have evolved as our business has grown and changed. From February 2013 through August 2015, we developed mobile applications and a next generation server platform. During this time, we launched, developed and marketed a consumer focused Frankly Chat mobile application, as well as a white-labeled, business-to-business mobile communication platform via a SDK that was used by retailers such as Victoria’s Secret, professional sport teams such as the Sacramento Kings, non-profits such as the United Nations Foundation and publishers such as the Bleacher Report. Through the acquisition of Frankly Media in August 2015, we leveraged our existing mobile and platform expertise to become a SaaS provider of content management for broadcasters and media companies. Today, we provide a white-labeled, integrated software platform to broadcasters and media companies. These customers use our technology to get their content onto multiscreen devices, increase social interaction on those multiscreen experiences, and enable digital advertising. The mobile app and SDK business are no longer a material part of our business but the technology became the foundation for our current platform.

Our current platform consists of the following offerings and features:

CMS platform connected white-labeled application frameworks. Our white-labeled application frameworks for mobile applications, connected TV applications and desktop and mobile websites connect back into our CMS platform. They simplify the distribution of content across multiple platforms. Our mobile framework is an Android or iOS mobile application framework that enables our customers to easily publish their official mobile apps to their audience. Our native connected TV framework is an Apple TV, Roku and FireTV application framework that enables our customers to easily publish their official connected TV apps to their audience. We also provide a responsive web framework which is a white-labeled desktop and mobile web, collectively, a responsive web, framework that enables our customers to easily publish their official Internet homepages.

Robust VoD and live video solution. Our VoD live video solution ingests live video content into our on-premise server that encodes, transcodes and enables digital VoD clipping and live video publishing in an integrated format that eliminates the need for customers to deal with multiple vendors.

Digital advertising solutions. Our digital advertising solutions include both programmatic (automated) and direct agency sales efforts to place digital advertising onto our customer’s digital properties in return for a revenue share of the advertising dollars. We also provide local ad sales products and consulting and support services in exchange for monthly fees, and charge our customers for the use of our ad serving platform to serve ads for local and national advertising campaigns. The array of advertising products and services we offer provides our customers with turnkey access to the latest advertising solutions and simplifies the complicated task of monetizing their online properties.

Data-as-a-service. Our newest Data-as-a-service product leverages a DMP offering our customers access to targeted audience data and user segments in order to increase targeting and higher advertising rates to advertisers on their digital properties. We plan to continue to develop this product to enable our customers to have actionable data to drive increased audience engagement and enhanced user experience.

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We designed our platform and offerings to integrate into a holistic and unified platform with one seamless workflow, allowing our broadcasters and media customers to save time, achieve operational efficiency and to save on costs associated with managing an increasingly complex digital landscape. Our platform is designed to enable our customers to manage the full scope of their digital businesses from management, publishing and monetization in one place. As of October 31, 2016, we had approximately 200 TV station customers and were approaching 58 million visitors to our customers’ sites each month across one or more of our products and services.

Market Opportunity

The current global broadcast and media market participants are facing changes to their market landscape as their audiences are increasingly consuming their content via new platforms and devices. Mobile phones, tablets, connected TV, social media including Facebook, Twitter and Snapchat, and new internet-enabled devices, are beginning to take market share from the traditional television over-the-air broadcasts, radio and print publications.

According to Devoncroft’s 2016 NAB research report (the “Devoncroft Report”), the global media market for technology products and services in 2015 was approximately $49 billion and the majority of these products focused on the TV, over-the-air broadcast market. Given the increasing amounts of time the media market’s audience now spends on media consumption through mobile, Internet, and IP connected devices, broadcasters and media companies must also shift their expenditure dollars to their digital platforms. We believe that this shift will accelerate rapidly given today’s quick proliferation of always-on mobile devices and the availability of technology infrastructure to support a substantial digital business for the broadcast and media markets. According to the Devoncroft Report, there is a structural shift happening now in the industry toward IP technology.

As an increasing number of consumers have abandoned cable and over the air access to television programming in favor of online and mobile access, the Big Broadcast 2015 survey cites the overwhelming majority of technology decision-makers in U.S. local news and media groups in stating they will spend more on cloud-based service providers than on other technology categories. The new, younger audience for local news and media content demand social networking and multiscreen experiences. Millennials are consuming and sharing content through new platforms like Snapchat, BuzzFeed and other digital platforms instead of watching, listening to or reading traditional TV or print media. The U.S. local news and media markets have been rapidly adopting OTT publishing and native mobile platforms designed to reach end users on new devices. Local broadcasters are launching their own branded OTT apps to stay ahead of the curve as cable TV subscriptions fall and streaming subscriptions rise. According to Parks Associates, 36% of U.S. broadband households have at least one streaming media player, up from 27% last year. In late 2015, Apple launched the App Store on Apple TV so that media providers can participate in this industry shift. OTT is a fragmented space with many connected TV platforms available to users. However, we believe traditional media companies are at a disadvantage in this cord-cutting, mobile-first and connected devices trend as their consumers continue to flock to the internet and mobile devices. Traditional media companies have no information about their audience beyond age and gender while digital companies such as Netflix, Hulu and HBO Go have direct relationships and deep knowledge of their audience which allows them to have customer information, which in the case of Netflix and Hulu includes email and phone number, as well as billing information users used to sign-up for their services. In addition, traditional media companies have too many systems to effectively manage their digital presence and often lack the skilled personnel required to keep up with the web, mobile, advertising, data analytics and social media demands of their audience

We believe the leading market sector for further development is the digital advertising sector both in terms of technology and market size. EMarketer projects worldwide mobile internet ad spending will increase from $19.2 billion in 2013 to $65.5 billion in 2019. In the 2016 edition of KPCB’s annual Internet Trends report, Mary Meeker reported a $22 billion market opportunity in the transition from television to mobile advertising. Local media companies are looking for a better solution to run their digital advertising business, and the overall mobile advertising sector is developing quickly, especially with capabilities to hyper-target local advertising based on data and mobility.

We believe our broad reach among local media and our technology can benefit from the future development of the digital advertising markets and we expect to grow along with the digital success of our customers. Our capability to provide our media company customers with a one-stop shop to meet their digital platform needs will become more valuable as they continue to develop and grow the digital aspects of their businesses in response to the changing preferences of their audience customer base. We believe there are significant opportunities to increase the distribution of our products and services in this space.

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Strategy

We have a three-pronged growth strategy:

●        First, we plan to continue to invest in developing our products so we can meet our local broadcasting market customers’ needs with an enhanced, integrated and holistic workflow. We will continue to enhance our current experience in responsive web, native applications, OTT apps and video solutions, and expand into new, emerging platforms where the audience consumes media through new IP-enabled experiences such as Amazon’s Alexa, connected/self-driving cars, artificial intelligence, and new social platforms such as Snapchat, Periscope and Reddit. We believe the value of our core strength in multi-point content ingestion into our consolidated CMS platform and our ability to push out this content on our multi-faceted publishing platform will continue to grow for our customers as we help them meet their challenges in engaging users in a multi-screen/device landscape.

●        Second, we are planning to expand our industry verticals to other local media and programmers such as newspapers, radio and bloggers and to national media and programmers, cable channels, film distributors and sports and entertainment content providers, all of which have a growing need for an integrated digital and monetization platform. Our primary customers in this market today are local news broadcasters and media groups in the U.S. However, we see opportunities for growth and expansion in to adjacent verticals such as other local media such as newspapers, radio stations and local bloggers, and international media customers in the future. Whereas traditional media relied on a single medium delivered by only one platform such as television, digital media has become the great equalizer. Digital media puts media providers, including newspapers, TV stations, and Hollywood and Silicon Valley content providers, on the same playing field and forces them to compete for an audience. We believe that our integrated platform can enable anyone, from a single-individual blogger to a multi-network programmer, to manage and operate their digital business seamlessly and profitably. We plan to accelerate our target market expansion with the help of strategic partners who will resell and cross-sell our platform through our channel sales strategy, which relies on leveraging our partners’ customer relationships and sales resources to sell our own products. This will enable us to expand our sales presence efficiently and help us scale sales without incurring significant additional overhead expenses.

●        Third, we believe a massive transformation is underway in the use of advertising dollars. Advertising dollars are shifting toward digital and we plan to invest and grow our data and advertising business lines by more aggressively deploying capital and assuming more calculated advertising inventory risk to grow our revenues. According to Mary Meeker’s 2016 State of the Internet report, mobile alone accounts for more than $20 billion of incremental opportunity given the misallocation of advertising dollars versus audience time spent across different platforms. We believe the increased ability to collect data and target advertising in the digital domain will shift the media industry from the legacy TV broadcasting structure where the media content platform and advertising are separate operations to a new digital framework where the content and advertising platforms are tightly coupled. We believe we are uniquely and strategically poised to capture this convergence of the business operations of content and advertising through our integrated platform and capabilities. This uniqueness is achieved as in addition to our content platform, our advertising capabilities include both the team (an established team of advertising technologists and business development professionals) and the advertising technology and partners (such as Google, Rubicon, OpenX, Krux, among others), which all take time, money and expertise to build.

Research and Development

In order to support our growth strategy, we plan to continue to invest in research and development. We believe this is an important way to ensure the competitiveness of our product and to take advantage of emerging market opportunities. While we don’t singularly rely on any specific equipment or particular technology, we plan to continue to invest in each area of our product suite, including our CMS platform, video solutions, OTT and mobile app frameworks, our data infrastructure and our advertising technologies. We use a combination of in-house development and external, third-party developers for this development effort because we believe the combination of in-house and third-party development allows us to manage costs and to efficiently develop products. We capitalize our development costs according to our accounting principles, and currently capitalize at the rate of approximately $4 million per year to fund product development. We anticipate these investments will continue and grow as we increase our revenues, but we will be monitoring them closely to ensure cost discipline as market dynamics fluctuate.

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Competition

We have a diverse set of competitors across the different aspects of our business. In the local broadcast arena, our chief competitor is Nexstar Broadcasting’s subsidiary Lakana (NASDAQ: NXST). For more generalized CMS offerings, we compete against Wordpress VIP and other open source platforms. For video solutions, we compete against industry participants including Brightcove (NASDAQ: BCOV), Neulion (TSE: NLN), MLB Advanced Media and Google’s newly acquired video solutions company Anvato (NASDAQ: GOOG). On mobile app frameworks, we compete with Verve, Accedo and Newscycle’s recently acquired DoApps. On advertising solutions, we compete against a variety of advertising programming and agency businesses. In addition, some larger broadcasters have opted for in-house solutions across one or more of these areas.

We believe we are different from our competitors in that we are able to offer a very comprehensive platform that integrates web, mobile apps, OTT apps, video management, advertising and data services, all in one. Therefore, given the growing fragmentation and complexity of multi-platform digital operations, we are well positioned as a one-stop solution for broadcasters and media companies to scale their digital businesses with a fully integrated workflow that enables them to focus on their core business of content creation instead of having to spend time and resources on technology management. Our integrated offering enables us to build our involvement with our customers and reduce the potential of our customers to move to one of our competitors over time as the cost of switching providers for our services will increase with each new offering to our overall platform.

Seasonality

Our business is generally not impacted by seasonality, with the exception of our advertising revenue. Revenues from our advertising products and services experience some seasonality as they are dependent on website traffic and market price for advertising inventory both of which are usually low at the beginning of the year and high at the end of the year and during the fall and winter holiday seasons.

Intellectual Property

Our success depends in part upon our ability to use and protect our core technology and intellectual property. Our principal technology is the software we use to operate our SaaS content management system. The code for this software is maintained in object code format on secure servers under our control and is not exposed to users or otherwise made available for use in third-party environments. For protection, we also rely on U.S. federal, state, international and intellectual property law rights, as well as contractual restrictions. We control access to our services, proprietary technology and intellectual property through license and other business agreements, confidentiality procedures, non-disclosure agreements with third parties and by entering into confidentiality and invention assignment agreements with employees and independent contractor agreements and professional services agreements with consultants, independent contractors and professional services providers. Where appropriate, we pursue the registration of designs, copyright, domain names, trademarks and service marks in the U.S. and in other jurisdictions.

In addition, our success is dependent on other identifiable intangible properties, such as the Frankly brand name and reputation. Our business model is contingent on maintaining and expanding our customers and advertisers. Accordingly, protecting and enhancing the goodwill in the Frankly reputation and brand is crucial to our success.

We have an issued U.S. patent that protects a specific aspect of frame accurate web editing for our video solution.

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In connection with the Credit Agreement and Credit Facility, Frankly Media LLC has entered into an Intellectual Property Pledge Agreement pursuant to which it has granted a security interest in all of its intellectual property to Raycom and Frankly Media has deposited its intellectual property in escrow accounts for the benefit of Raycom.

Government Regulation

As a host of online websites and a distributor of online advertising, we are subject to various federal and state regulations that apply to online activities. Principally, we are subject to FTC regulations regarding online privacy and truth in advertising; we are subject to the CAN-SPAM Act, which addresses the sending of commercial email messages and the Children’s Online Privacy Protection Act (COPPA), which address communications with and collection of information from internet users who are under 13 years old. In some instances, FCC regulations governing closed captioning apply to video content displayed online by our customers. We do not interact with banking or other sensitive personal information of online users, we limit our collection and use of personally identifiable information, and we employ online privacy policies and terms of service. To date, compliance with applicable regulation has not materially hampered our business.

Employees

As of November 10, 2016, we had 83 employees excluding full-time consultants and contractors. None of the Company’s employees is represented by a labor union or covered by a collective bargaining agreement. The Company has not experienced any work stoppages and considers its relations with its employees to be good.

Property

Our registered office in British Columbia is located at 2900-550 Burrard Street, Vancouver, British Columbia, Canada V6C 0A3. Our corporate headquarters is located at 333 Bryant Street, Suite 240, San Francisco, California 94107. Our New York offices are located at 27-01 Queens Plaza North, Suite 502, Long Island City, New York 11101. The Company does not own real property and leases the real property it occupies, which is sufficient to meet the Company’s current needs.

Legal Proceedings

Neither we nor any of our affiliates are the subject of any material legal or regulatory proceedings. We and our affiliates may be involved, from time to time, in legal proceedings that arise in the ordinary course of business.

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MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company as of the date of this prospectus are as follows:

Name	Age	Position(s) Presently Held
Steve Chung	38	Chief Executive Officer and Director
Louis Schwartz	50	Chief Financial Officer and Chief Operating Officer(1)
Harrison Shih	28	Chief Product Officer
Omar Karim	42	Head of Engineering
Choong Sik (Samuel) Hyun	45	Director
Joseph Gardner Fiveash III	54	Director
Steven Zenz	62	Director
Tom Rogers	62	Director

(1) Mr. Schwartz was appointed as our Chief Financial Officer on July 14, 2016. Prior to his appointment, Avi Aronovitz served as our Chief Financial Officer from May 16, 2016 to July 12, 2016. From December 31, 2015 to May 15, 2016, Jungsoo Park served as our Interim Chief Financial Officer.

Executive Officers

Steve Chung has served as a director and our Chief Executive Officer since February 1, 2013, inclusive of the Qualifying Transaction with Frankly Co. in December 2014. Over the past 15 years, Mr. Chung has held senior leadership roles in the media, technology and investment sector. Mr. Chung began his career at Goldman Sachs as an analyst in New York starting July 2001, and served in various media, technology and investment roles subsequently. More recently, Mr. Chung served as Chief Strategy Officer of CDNetworks, a global Internet content delivery network from December 2007 until October 2010, and then left to serve as Executive Vice President of KIT Digital, Inc., a white-labeled OTT video software and services company from October 2010 until January 2012. Mr. Chung then served as Chief Operating Officer of We Heart It, a photo-curation social media platform for millennials from February 2012 until January 2013. Mr. Chung holds a Bachelor of Arts degree from Harvard University, and a Master of Business Administration from Stanford University. We believe Mr. Chung’s deep media industry background, coupled with broad operational and transactional experience, make him well qualified to serve as our Chief Executive Officer and a member of our Board.

Louis Schwartz has served as our Chief Operating Officer since February 2016 and Chief Financial Officer since July 2016. Mr. Schwartz joined the Company in August 2015 in connection with the acquisition of Frankly Media and served as President of Frankly Media. Prior to that, Mr. Schwartz was the Chief Digital Officer of World Wrestling Entertainment, Inc., a professional wrestling entertainment company, where he oversaw all digital platforms and helped lead the development of the WWE Network, the first OTT 24/7 streaming network from October 2014. Mr. Schwartz also served as CEO of UUX from November 2012, an OTTP video technology company, where he successfully led the merger of Totalmovie, a leading Latin American retail OTT service, with OTT Networks, an OTT video technology company. From March 2010 to March 2012, Mr. Schwarz served as CEO of the Americas and General Counsel for Piksel, a video production company, and in May 2000, he co-founded Multicast Media Technologies, one of the first Internet video platform companies, which was sold to Piksel in March 2010. Mr. Schwartz graduated from Pennsylvania State University with a Bachelor of Science degree in Real Estate Finance before receiving a Juris Doctorate from the Mississippi College School of Law. We believe Mr. Schwartz’s deep technology and media background and operational and transactional experience make him well qualified to serve as our Chief Operating Officer and Chief Financial Officer.

Harrison Shih has served as our Chief Product Officer since February 2016. Mr. Shih joined the Company in August 2014 and served as Vice President of Product prior to being appointed our Chief Product Officer in December 2015. Prior to that, from June 2013 to August 2014, Mr. Shih was the head of product and design for FitStar, a technology company that provided a personalized training app that was later acquired by FitBit. From February 2012 to June 2013, Mr. Shih was the product leader for platform technologies for GREE International, a global mobile social company with businesses that include gaming, commerce and lifestyle, community and media, advertising, and investment. Prior to that, Mr. Shih was a marketing manager at Google and was responsible for enterprise and consumer products, including the Google Cloud Platform and Google+ from July 2010 to February 2012. With a focus on product strategy and user growth, Mr. Shih also serves as an advisor and investor in various startups, such as Mobile Action, a mobile data company. Mr. Shih attended Northwestern University, where he received a Bachelor of Arts in Economics. We believe Mr. Shih’s extensive background and experience in technology, product development and marketing make him well qualified to serve as our Chief Products Officer.

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Omar Karim has served as our Head of Engineering since October 2015. Mr. Karim served as the Chief Technology Officer of Gannaway Web Holdings, LLC d/b/a Worldnow from May of 1999 through August of 2005 and served as Worldnow’s Chief Technology Advisor from September 2005 through December of 2011. In March 2008, Mr. Karim founded Mobdub LLC, a company that created mobile applications, for which he has served as its Chief Executive Officer since its formation. Mr. Karim attended Hampshire College, where he received a Bachelor of Arts in Computer Science and Political Philosophy. We believe Mr. Karim’s deep technology background makes him well qualified to serve as our Head of Engineering.

Non-Employee Directors

Choong Sik (Samuel) Hyun has served as a director on our Board since April 2016. Mr. Hyun joined SK Group, South Korea’s third-largest conglomerate in 1998 and held increasingly senior positions, culminating in his service as Manager of SK Networks from January 1998 to May 2012, as Project Leader of M&A office for SK Planet Co., Ltd., an Internet services and e-Commerce company (“SK Planet”) from June 2012 to December 2012, and currently as Head of Global Planning Team of SK Planet Co., Ltd. since January 2013. Mr. Hyun has been involved in several M&A deals and strategic partnerships with globally-renowned players like Shopkick, a leading Silicon Valley-based mobile commerce and shopping service, Suning Commerce Group, one of the largest retailers in China, and Megabox, a top-tier multiplex cinema company in Korea. Mr. Hyun holds a Master of Education in Pedagogy and Bachelor of Science from Seoul National University, South Korea and a MBA degree from China Europe International Business School. Mr. Hyun has over 20 years in strategic long/short term planning, mergers & acquisitions, strategic consulting and securities trading which enables him to contribute important skills to our Board.

Joseph Gardner Fiveash III has served as a director on our Board since August 2015. Mr. Fiveash has been the Senior Vice President of Digital Media and Strategy at Raycom since 2013 and was Executive Vice President/General Manager of Interactive Media at The Weather Channel from 1999 to 2010. Mr. Fiveash has also been President of Vertical Acuity, a venture-backed content marketing platform, from February 2011 to August 2012, and was a Senior Vice President of Ecommerce for CafePress Services, an ecommerce platform, from November 2012 to December 2013. Mr. Fiveash received a Bachelor of Arts from Princeton University in Politics and a JD and MBA from University of Virginia. We believe Mr. Fiveash’s 10 plus years in the media industry make him well qualified to serve as a member of our Board.

Steven Zenz has served as a director on our Board since October 3, 2016. Mr. Zenz has served as a consultant since January 2011, advising companies on matters including merger and acquisition transactions and SEC offerings and filings. From 1976 until 2010, he was with KPMG LLP, where he was a partner for 22 years. At KPMG, he served in various leadership capacities, including partner in charge of the audit group and partner in charge of the firm’s SEC and technical accounting practices for KPMG’s Minneapolis and Des Moines offices. He also served as the lead audit partner for publicly held companies. Mr. Zenz also has been a member of the board of directors of Insignia Systems, Inc., a company that manufactures point of sale in-store signage and promotional advertising media for consumer packaged goods companies and retailers since October 2013, and serves as the audit committee chair and is a member of the compensation committee. He also serves as a director and audit committee chair of Redbrick Health, a venture-backed private health technology company, as well as several other privately held emerging companies. Mr. Zenz holds a Bachelor of Science degree in accounting and a Masters of Business Taxation from the University of Minnesota. We believe Mr. Zenz’s extensive experience in advising public companies on SEC offerings and filings make him well qualified to serve as a member of our Board.

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Tom Rogers has served as a director on our Board since October 3, 2016. Mr. Rogers has served since June 2016 and is currently still serving as Executive Chairman of WinView, Inc., a company that operates at the intersection of TV sports, social media, gaming and mobility, and with 28 patents, is the leading player in the application of games in which viewers can engage while simultaneously watching live TV sports. Mr. Rogers also has served since June 2003 and is currently still serving as Chairman and Chief Executive Officer of TRget Media, LLC, a media investment and operations advisory firm. From May 1981 to December 1986, Mr. Rogers served as Senior Counsel to the U.S. House of Representatives Telecommunications, Consumer Protection and Finance Subcommittee, where he was responsible for drafting a number of communications laws, including the Cable Act of 1984, which established a federal framework to replace a patchwork of local regulatory burdens. Thereafter, Mr. Rogers served as President of NBC Cable from August 1988 to October 1999 and served as Executive Vice President of The National Broadcasting Company (“NBC”) as well as NBC’s Chief Strategist from September 1992 to October 1999. At NBC, Mr. Rogers oversaw the creation of CNBC, the NBC/Microsoft cable channel and Internet joint venture, MSNBC. In addition, he served as Co-Chairman of the Arts and Entertainment and History Channels, and was responsible for overseeing many other cable channels, including Court TV, Bravo, American Movie Classics, Independent Film Channel, the National Geographic Channel, and numerous regional sports channels. From November 1999 to April 2003, Mr. Rogers served as Chairman and CEO of Primedia (NYSE: PRM) which at the time was the leading targeted media company in the US, where he oversaw such diverse properties as New York Magazine, Motor Trend, Seventeen, and Cable World. Mr. Rogers drove the digital development and online presence of scores of the company’s print properties. From July 2005 and September 2016, when the company was sold, Mr. Rogers served as CEO and then as Chairman of TiVo, Inc. (“TiVo”). Under Mr. Roger’s leadership, TiVo emerged as the leader in providing cable operators worldwide with an advanced television user experience while also providing consumers the only retail cable set top box and the media industry with an array of unique audience research data solutions. Mr. Rogers has also served as Chairman of the Board of Teleglobe (NASDAQ: TLGB), a leading international telecommunications, voice-over-internet, and mobile telephony provider from 2004 to 2006. He was also Chairman of the Board and a board member of Supermedia (NASDAQ: SPMD), the print and digital yellow pages spin off of Verizon. Mr. Rogers also served on the board of Dex Media (NASDAQ: DXM), a print and digital marketing company and successor company to Supermedia. Mr. Rogers is a graduate of Columbia Law School and Wesleyan University. He has also been inducted into the Broadcasting Hall of Fame, as well as the Cable Hall of Fame. We believe Mr. Rogers’ deep background and extensive experience in the media industry make him well qualified to serve as a member of our Board.

Leadership Structure and Risk Oversight

Mr. Chung serves as the Chairman of the Board and Chief Executive Officer. The Board has reviewed its current leadership structure and has determined that the combined Chairman and CEO position is currently the most appropriate and effective leadership structure for the Company. Mr. Chung has been involved in the media, technology and investment sectors for more than 15 years. As the individual primarily responsibility for the day-to-day management of business operations, he is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues.

The Board is actively involved in overseeing our risk management processes. The Board focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management. Further, operational and strategic presentations by management to the Board include consideration of the challenges and risks of our businesses, and the Board and management actively engage in discussion on these topics. In addition, each of the Board’s committees considers risk within its area of responsibility. For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls. The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to reward appropriately executives for growth without undue risk taking.

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Independence of Directors

The Board has determined that Messrs. Zenz, Rogers and Hyun are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Stock Market Rules (the “Nasdaq Rules”). Our board currently consists of 3 independent directors and 2 non-independent directors.

Board Committees

The Board has the following committees, each of which meets at scheduled times:

Audit Committee. The Audit Committee is appointed by the Board to assist the Board in its duty to oversee the Company’s accounting, financial reporting and internal control functions and the audit of the Company’s financial statements. The role of the Audit Committee is to oversee management in the performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance and qualifications of the company’s independent auditor, including the independent auditor’s independence, the performance of the Company’s internal audit function; and the Company’s compliance with legal and regulatory requirements. The Audit Committee has a charter which will be revised prior to the closing of this offering in accordance with the rules of Nasdaq and the SEC.

The current members of the Audit Committee are: Steven Zenz (Chairperson), Choong Sik (Samuel) Hyun and Tom Rogers. Mr. Zenz satisfies the requirements for being designated an audit committee financial expert as defined in SEC regulations because of his financial and accounting expertise. Upon the appointment of Mr. Zenz and Mr. Rogers on September 28, 2016, Mr. Fiveash was removed from the Audit Committee. The Audit Committee met four times during the fiscal year ended December 31, 2015.

Nominating and Corporate Governance Committee. We currently do not have a Nominating and Corporate Governance Committee. However, we expect to have a Nominating and Corporate Governance Committee, along with an applicable charter, in place prior to listing on Nasdaq.

Compensation Committee. The Compensation Committee reviews and recommends to the full Board (i) the adequacy and form of compensation of the Board; (ii) the compensation of Chief Executive Officer, including base salary, incentive bonus, stock option and other grant, award and benefits upon hiring and on an annual basis; and (iii) after obtaining the recommendation of the Chief Executive Officer, the compensation of other senior management, including Chief Financial Officer and Chief Technology Officer, upon hiring and on an annual basis. The Compensation Committee has a charter that will be revised prior to the closing of this offering in accordance with the rules of the Nasdaq and the SEC.

The current members of the Compensation Committee are: Tom Rogers (Chairperson), Steven Zenz and Choong Sik (Samuel) Hyun. Upon the appointment of Mr. Zenz and Mr. Rogers on September 28, 2016, Mr. Fiveash was removed from the Compensation Committee. The Compensation Committee met 3 times during the fiscal year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or Compensation Committee (or other Board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board or Compensation Committee. See “Certain Relationships and Related Party Transactions” for information about related party transactions involving members of our Compensation Committee or their affiliates.

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Code of Ethics

Prior to the closing of this offering, we will adopt a written code of ethics that applies to all of our directors, officers and employees in accordance with the rules of Nasdaq and the SEC. Prior to the closing of this offering, we will post a copy of our code of ethics, and intend to post amendments to this code, or any waivers of its requirements, on our Company website.

Director Compensation

The following table summarizes the compensation paid to directors, other than directors who are also named executive officers and whose compensation as directors is reflected in the Summary Compensation Table in the “Executive Compensation” section of this prospectus, for the fiscal year ended December 31, 2015. The table below excludes an award of 120,000 RSUs to each of Tom Rogers and Steven Zenz who were appointed to our Board on September 28, 2016.

Name	Fees earned ($)	Share-Based Awards ($)		Option-Based awards ($)	Non-equity incentive plan compensation ($)	Pension Value ($)	All other compensation ($)	Total ($)
Anthony Lacavera(1)	-	32,100	(2)	-	-	-	-	32,100
Ronald Schmeichel(3)	-	32,100	(4)	-	-	-	-	32,100

(1)	Mr. Lacavera served on the Board until June 30, 2016, the expiration of Mr. Lacavera’s term on the Board.

(2)	Based on the fair value of 15,000 RSUs which was based on the closing price of common shares on the date of issuance April 1, 2015 of CDN$2.70 (or $2.14). In December 2015, 15,000 RSUs vested.

(3)	Mr. Schmeichel served on the Board until June 30, 2016, the expiration of Mr. Lacavera’s term on the Board.

(4)	Based on fair value of 15,000 RSUs which was based on the closing price of common shares on the date of issuance April 1, 2015 of CDN$2.70 (or $2.14). In December 2015, 15,000 RSUs vested.

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EXECUTIVE COMPENSATION

On November 7, 2016, the Company had three executive officers: Steve Chung, Chief Executive Officer; Louis Schwartz, Chief Financial Officer and Chief Operating Officer; and Harrison Shih, Chief Product Officer. See “Management” above for biographical information of our executive officers.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by or paid to, our executive officers for the years ended December 31, 2015 and 2014.

Name and Principal Position	Year	Salary ($)		Share- based awards ($)		Option-based awards ($)(1)		Non-Equity Incentive plan compensation		Pension Value ($)	All other compensation ($)(2)		Total compensation ($)
								(f)
								Annual Incentive Plan	Long- Term Incentive Plan
Steve Chung	2015	360,000		530,027	(3)	820,846	(4)	79,200	-	-	18,364		1,808,437
Chief Executive Officer and a Director of the Company	2014	360,000		-		-		150,000	-	-	17,760		527,760

Louis Schwartz	2015	120,000	(5)	400,000	(6)	96,683	(7)	-	-	-	725,000	(6)	1,341,683
Chief Operating Officer & Chief Financial Officer	2014	-		-		-		-	-	-	-		-

Harrison Shih	2015	250,000	(8)	-		163,019	(9)	55,000	-	-	7,708		475,727
Chief Product Officer	2014	75,000	(10)	-		30,973	(11)	17,813	-	-	3,146		126,932

Jungsoo Park(12)	2015	222,917	(13)	-		163,019	(14)	42,188	-	-	25,209		453,333
Interim Chief Financial Officer	2014	200,000	(15)	-		3,300	(16)	50,000	-	-	24,052		277,352

(1)	The weighted average fair value price per option was estimated using the Black-Scholes option pricing model.

(2)	Based on medical and insurance benefits and 401K.

(3)	The fair value of 247,676 RSUs was estimated based on a closing price of the common shares of CDN$2.70 (or $2.14 based on the exchange rate at April 1, 2015) on April 1, 2015, the date of issuance. In February 2016, all RSUs were cancelled.

(4)	Based on fair value on the date of grant. Includes 403,211 stock options which are exercisable within 10 years after January 29, 2015 and 215,979 which are exercisable within 10 years after April 1, 2015.

(5)	Mr. Schwartz was appointed President of Frankly Media on August 24, 2015, Chief Operating Officer on December 22, 2015 and Chief Financial Officer on July 14, 2016. The amount shown is the prorated amount covering the period beginning his initial appointment in August 24, 2015 to December 31, 2015.

(6)	Pursuant to a Management Services Agreement dated April 1, 2015, as amended on August 1, 2105 (the “Management Services Agreement”) between Gannaway Web Holdings, LLC (d/b/a Worldnow and now Frankly Media) and Schwartz & Associates for which Mr. Schwartz is managing partner, Schwartz & Associates was due the amount of $1,125,000 in connection with, and upon the closing of, the Worldnow acquisition as an incentive fee. $310,464 of the incentive fee was paid in 195,446 common shares. The Management Services Agreement expired on December 31, 2015. However, the terms of Mr. Schwartz’s compensation currently reflect the terms of his compensation pursuant to the Management Services Agreement. See “Certain Relationships and Related Party Transactions—Management Services Agreement with Schwartz & Associates, PC”.

(7)	Based on fair value on the date of grant. Includes 147,745 stock options which are exercisable within 10 years after October 16, 2015.

(8)	Mr. Shih earned $225,000 from January 1, 2015 to August 30, 2015 and his salary increased to $300,000 starting September 1, 2015. The amount shown is the prorated amount.

(9)	Based on fair value on the date of grant. Includes 117,745 stock options which are exercisable within 10 years after January 29, 2015.

(10)	Mr. Shih earns a salary of $225,000 a year and his employment period started on August 29, 2014. The amount shown is the prorated amount.

(11)	Based on fair value on the date of grant. Includes 30,000 stock options exercisable within 10 years after August 29, 2014.

(12)	Mr. Park was appointed Interim Chief Financial Officer on December 31, 2015 and was replaced in May 2016.

(13)	Mr. Park earned a salary of $200,000 which increased to $225,000 beginning February 1, 2015. The amount shown is the prorated amount.

(14)	Based on fair value on the date of grant. Includes 117,745 stock options which are exercisable within 10 years after January 29, 2015.

(15)	Mr. Park’s employment began on March 25, 2013 and the annualized amount of the base salary was $200,000 for 2014.

(16)	Based on fair value on the date of grant. Includes 15,000 stock options exercisable within 10 years after March 26, 2014.

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Employment Agreements

Our executive officers do not have employment agreements with Frankly Inc. but have employment agreements in place with either Frankly Co. or Frankly Media.

Steve Chung

Mr. Chung, our Chief Executive Officer, had entered into an “at-will” employment agreement with Frankly Co. dated January 9, 2013 pursuant to which Mr. Chung received 215,980 stock options of Frankly Co. The stock options were then converted into 215,980 stock options of Frankly Inc. pursuant to a Stock Option Substitution Agreement by and between WB III and TicToc Planet, Inc. date December 23, 2014 in connection with the Qualifying Transaction. On March 23, 2015, Mr. Chung’s employment agreement was amended and restated. The employment agreement sets forth his annual salary, annual bonus, initial option grant, performance-based RSUs (“PB RSU”), and participation in the employee benefit plans. Mr. Chung’s employment agreement has a termination date of February 1, 2017 and we intend to amend the employment agreement to extend the term of the agreement. Mr. Chung may terminate his employment agreement upon providing 4 weeks’ written notice. Mr. Chung was granted an initial stock option award (“Option”) to purchase 619,190 voting common shares of Frankly Inc. at a price per share of not less than the fair market value of the shares on the date of grant. The Option will be subject to Frankly Inc.’s Equity Plan and will vest over a four year period commencing on February 1, 2015 and is contingent on his employment at the time of vesting with Frankly Co. The Option will immediately fully vest upon termination of his employment in the event of a change of control of Frankly Inc. or Frankly Co. Subject to the approval of board of directors of both Frankly Inc. and Frankly Co. and the shareholders of Frankly Inc., Mr. Chung was eligible to receive 247,676 PB RSU under the Equity Plan, which were issued to him in April 2015 but were cancelled in February 2016. Upon termination of Mr. Chung’s employment for any reason, Frankly Co. will pay Mr. Chung any base salary actually earned but not paid for any period prior to the termination date and any approved but unreimbursed expenses.

On August 15, 2016, Mr. Chung’s employment agreement was amended to (i) decrease Mr. Chung’s salary from an annual rate of $360,000 to an annual rate of $226,667 for the period commencing August 16, 2016 and ending December 31, 2016, and (ii) return Mr. Chung’s annual salary rate to $360,000 commencing January 1, 2017.

Louis Schwartz

On April 1, 2015, Gannaway Web Holdings, LLC (now Frankly Media) entered into a Management Services Agreement (the “Management Services Agreement”) with Schwartz and Associates, PC (“Schwartz & Associates”), a Georgia professional corporation for which Mr. Schwartz, our Chief Financial Officer and Chief Operating Officer is the managing partner. Pursuant to the Management Services Agreement, Gannaway Web Holdings, LLC engaged Schwartz & Associates to provide management services and Mr. Schwartz was appointed Chief Strategy Officer of Gannaway Web Holdings, LLC. Under the Management Services Agreement, Schwartz & Associates received for their services a base compensation of $12,500 per month, paid semi-monthly. Mr. Schwartz was also entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with other senior executives. Upon termination for any reason, we were to pay Mr. Schwartz all accrued and unpaid fees through the terminated date. Upon termination without cause or resignation for good reason, Mr. Schwartz was also entitled to a separation fee equal to the balance of the months remaining under the term of the agreement. On August 1, 2015, the Management Services Agreement was amended to extend the term of the agreement to December 31, 2015. On December 31, 2015, the Management Services Agreement expired and was verbally renewed on an at-will basis. The Management Services Agreement will terminate upon the execution of a new employment agreement which we intend to enter into with Mr. Schwartz prior to the closing of this offering.

On August 15, 2016, we entered into an Amendment to the Management Agreement, whereby for the period commencing on August 16, 2016 and ending on December 31, 2016, the fees payable to Schwartz & Associates was reduced from the annual rate of $360,000 to an annual rate of $333,120. Commencing January 1, 2017, the fees will return to an annual rate of $360,000. The reduction in fees will not be factored into the calculation of any bonus eligible under the Management Agreement.

Harrison Shih

Harrison Shih entered into an “at-will” employment agreement with Frankly Co. dated August 15, 2014. Pursuant to the terms and conditions of the agreement, Mr. Shih was employed as Vice President, Product at Frankly Co. The employment agreement sets forth his annual salary, annual bonus, initial option to purchase 30,000 shares of common stock of Frankly Co. (“Shih Option”), and participation in the employee benefit plans. On December 22, 2015, Mr. Shih’s title was changed to Chief Product Officer and pursuant to a Stock Option Substitution Agreement by and between WB III and TicToc Planet, Inc. dated December 23, 2014, the Shih Option was converted into an option to purchase 30,000 common shares. Mr. Shih may terminate his employment agreement upon providing us with 4 weeks’ written notice.

On August 15, 2016, Mr. Shih’s employment agreement was amended to (i) decrease Mr. Shih’s salary from an annual rate of $300,000 to an annual rate of $273,333 for the period commencing August 16, 2016 and ending December 31, 2016, and (ii) return Mr. Shih’s annual salary rate to $300,000 commencing January 1, 2017.

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Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth, for each of the named executive officers, information with respect to unexercised options as of the Company’s fiscal year at December 31, 2015:

Name	Option awards					Stock awards
	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Steve Chung	215,980(1)	N/A	619,190(2)	129,588 at $0.45	129,588 on August 7, 2023	N/A	N/A	247,676(3)	136,205(4)
		N/A		86,392 at $0.45	86,392 on August 7, 2023	N/A	N/A
		N/A		117,745 at CDN$3.05 (or $2.68 based on U.S. dollar equivalent pricing for the transaction)	117,745 on January 29, 2025	N/A	N/A
		N/A		285,466 at CDN$2.99 (or $2.36 based on the exchange rate at January 29, 2015)	285,466 on January 29, 2025	N/A	N/A
		N/A		215,979 at CDN$2.64 (or $2.09 based on the exchange rate at April 1, 2015)	215,979 on April 1, 2025	N/A	N/A
Louis Schwartz		N/A	-	N/A	N/A	N/A	N/A	-	-
Harrison Shih	10,000	N/A	137,745	30,000 at $2.39	30,000 on August 29, 2024	N/A	N/A
		N/A		117,745 at CDN$2.99 (or $2.36 based on the exchange rate at January 29, 2015)	117,745 on January 29, 2025	N/A	N/A
Jungsoo Park(5)	6,562(6)	N/A	126,183	15,000 at $0.83	15,000 on March 26, 2024	N/A	N/A
		N/A		117,745 at CDN$3.05 (or $2.68 based on U.S. dollar equivalent pricing for the transaction)	117,745 on January 29, 2025	N/A	N/A

(1)	Mr. Chung received 215,980 options to purchase common shares on August 7, 2013.

(2)	Includes 403,211 options granted on January 29, 2015 and 215,979 granted on April 1, 2015. Excludes 700,000 options granted in 2016.

(3)	Mr. Chung was granted 247,676 RSUs on April 1, 2015. The RSUs were cancelled on February 3, 2016.

(4)	Based on the last trading price of the common shares on the TSX-V which as of December 31, 2015 was CDN$0.76 per Common Share (or $0.55). For consistency purposes, the value of the option based awards are converted from Canadian dollars to U.S. dollars as of the December 31, 2015 Bank of Canada noon exchange rate at $1 for each CDN$1.3840.

(5)	Mr. Park served as Interim Chief Financial Officer from December 31, 2015 to May 15, 2016.

(6)	Based on the difference between the market value of the common shares underlying the options at December 31, 2015, the last day of trade prior to the end of the most recently completed financial year and the exercise price of the options. The last trading price of the common shares on the TSX-V as of December 31, 2015 was CDN$0.76 per Common Share (or $0.55). For consistency purposes, the value of the option based awards are converted from Canadian dollars to U.S. dollars as of the December 31, 2015 Bank of Canada noon exchange rate at $1 for each CDN$1.3840.

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Equity Compensation Plan Information

The following table provides information, as of December 31, 2015, with respect to all compensation arrangements maintained by the Company, including individual compensation arrangements, under which shares are authorized for issuance. The chart below does not include RSUs.

Plan Category (a)	Number of Securities to be issued upon exercise of outstanding options and rights (b)	Weighted-average exercise price of outstanding options and rights (c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c))

Equity compensation plans approved by shareholders under the Incentive Stock Option Plan	1,877,953	$1.92	321,873

Equity compensation plans not approved by shareholders	-	-	-

Total	1,877,953	$1.92	321,873

Equity Incentive Plan

On April 1, 2015, we adopted an amended and restated equity incentive plan, which amends and restates the equity incentive plan, which was previously established as of December 23, 2014. On January 22, 2016, we and our Board amended the plan (as so amended and restated, the “Equity Plan”) to fix the number of shares reserved for issuance of both stock options and RSUs at 5,715,105. Our Equity Plan allows our officers, employees, directors and consultants to acquire proprietary interests in the Company. The Equity Plan is administered by our Board and permits the grant of options to acquire our common shares and RSUs that may be exchanged for our common shares. As of October 31, 2016, 4,272,874 options and 1,232,805 RSUs were issued and outstanding. Upon vesting, the options are exercisable and the RSUs are convertible into common shares on a 1:1 basis.

Options. Options may be exercised over periods of up to 10 years as determined by the Board and the exercise price shall not be less than the fair market value of the shares on the effective date of the option grant. Option awards generally vest over four years with one year cliff vesting. The aggregate number of awards granted to any one Participant (and any companies owned by that Participant) in a twelve month period must not exceed 5% of the issued and outstanding common shares and Restricted Shares, calculated on the date upon which an award is granted to any such Participant. The aggregate number of awards granted to any one consultant in a twelve month period must not exceed 2% of the issued and outstanding common shares and Restricted Shares, calculated at the date an award is granted to the consultant. The aggregate number of awards granted to all Participants retained to provide investor relations activities must not exceed 2% of the issued and outstanding common shares and Restricted Shares in any twelve month period, calculated at the date an award is granted to any such Participant. Awards issued to Participants retained to provide investor relations activities shall vest in stages over a period of not less than twelve months with no more than 25% of the awards vesting in any three month period.

All awards awarded are covered by a stock option agreement and vest in accordance with the vesting schedule set forth in such stock option agreement. The Board may choose to accelerate the vesting schedule upon a change of control. The exercise price for Options granted under our Equity Plan shall not be less than the fair market value of the shares on the effective date of the option grant; provided, however, that no Option granted to a Participant holding 10% or more of the common shares shall have an exercise price per Common Share that is less than one hundred ten percent (110%) of the fair market value of a Common Share on the effective date of grant of the Option. The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years after the date the Option is granted. In the case of an Option that is granted to a Participant who, on the grant date, owns 10% of the voting power of common shares, the term of such Option shall be no more than five years from the date of grant.

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All Options are non-assignable and non-transferable. The Equity Plan provides that, during the lifetime of a Participant, an Option shall be exercisable only by a Participant or a Participant’s guardian or legal representative. An Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of a Participant or a Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.

Options will be evidenced by certificates that set forth the terms, conditions and limitations for each Option which may include, without limitation, the term and the provisions applicable in the event employment or service terminates.

Restricted Stock Units. RSUs may be granted upon such terms and conditions as the Board shall determine. RSUs shall be evidenced by award agreements (“RSU Award Agreements”) in such form as the Board shall from time to time establish. RSU Award Agreements will specify the number of RSUs awarded (“RSU Award”) and will provide for the adjustment of such number in accordance with the Equity Plan. The purchase price, if any, for common shares issuable under each RSU Award shall be established by the Board. No monetary payment shall necessarily be required as a condition of receiving an RSU Award, except as may be required by applicable law or the requirements of any applicable stock exchange. Common shares issued pursuant to any RSU may (but need not) be made subject to vesting conditions based upon the satisfaction of such requirements, conditions, restrictions, time periods or performance goals, as shall be established by the Board. Until the RSU Awards are settled and the common shares issuable thereunder are delivered, no Shareholder rights shall exist with respect to the RSU. Rights to acquire common shares pursuant to an RSU Award shall not be subject in any manner to creditors of the Participant or the Participant’s beneficiary, except as transferred by will or the laws of descent and distribution. All rights with respect to an RSU Award shall be exercisable during the lifetime of the Participant. Each RSU Award Agreement shall specify the consequences of a Participant ceasing to be a service provider, employee or Director of the Company prior to the settlement of an RSU Award.

The Equity Plan contains customary provisions to adjust the grants of RSUs and other awards in the event of any corporate transaction or event such as a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction or event affecting the common shares, or other interests subject to the awards under the Equity Plan. In the event of a Change of Control (as defined in the Equity Plan) of the Company, the Board may, in its discretion, take any of the following actions, either singly or in combination: (i) fully vest and/or accelerate the restriction period of any awards; (ii) require that the award be assumed by any successor corporation or that awards for shares of other interests in the company or any other entity be substituted for such award; or (iii) cash-out outstanding awards.

Future Amendments. The Board may amend, suspend or terminate the Equity Plan at any time. However, without disinterested shareholder approval there shall be: (a) no increase in the maximum aggregate number of common shares that may be issued under the Equity Plan except as for the adjustments for changes in capital structure provided for in the Equity Plan; (b) no change in the class of persons eligible to receive Options; and; (c) no other amendment that would require approval of the Shareholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the common shares may then be listed.

No amendment, suspension or termination of the Equity Plan shall affect any then outstanding Award unless expressly provided by the Board. The Board may, in its sole and absolute discretion, amend the Equity Plan or any Award agreement with a Participant to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Equity Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Equity Plan.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a summary of transactions and series of similar transactions, since our inception, to which we were a party or will be a party, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	a director, executive officer, holder of more than 5% of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

We also describe below certain other transactions with our directors, executive officers and stockholders. Although we have had no formal written policy, we plan to implement a written policy prior to the closing of this offering.

Raycom Transactions and Agreements

Raycom is a holder of more than 5% of our capital stock. In addition, one of directors of our Board, Mr. Fiveash, is the Senior Vice President of Digital Media and Strategy of Raycom and is one of Raycom’s Board designees. Prior to the closing of this offering, Raycom will appoint another Board designee subject to shareholder approval. Below are descriptions of agreements that we currently have in place with Raycom.

Website Software and Services Agreement and Local Sales Products Agreement

Frankly Media entered into a Website Software and Services Agreement with Raycom (the “Service Agreement”), dated October 1, 2011 and amended on October 1, 2014 and August 25, 2015. Pursuant to the Service Agreement, Frankly Media provides website software, platform and advertising services to Raycom. The Service Agreement expires on December 31, 2017 unless terminated earlier upon written notice. Frankly Media also entered into a local sales products agreement, dated August 1, 2015 (the “LSP Agreement”) with Raycom, pursuant to which Frankly Media provides targeted display and video advertising services. The LSP Agreement will expire on August 1, 2017. During the fiscal year of 2015, we recognized revenue of $946,383 under the Service Agreement and LSP Agreement and for the six months ended June 30, 2016, we recognized revenue of $2,190,517.

Unit Purchase Agreement and Original Raycom Note

On July 28, 2015, we entered into a Unit Purchase Agreement pursuant to which we issued the Original Raycom Note in the aggregate principal amount of $4 million. The Original Raycom Note accrued simple interest at a 5% annual rate and was payable on August 31, 2016. We incurred interest expense under the Original Raycom Note due to Raycom during the year ended December 31, 2015 and the six months ended June 30, 2016 of $66,667 and $100,000, respectively. On August 31, 2016, in connection with the Raycom SPA and the Credit Agreement with Raycom, each as described below under the heading “—Raycom Loan”, we fully paid $3 million of the Original Raycom Note and converted $1 million of the Original Raycom Note into 2,553,400 common shares.

Raycom Loan

On August 31, 2016, we entered into Raycom SPA and the Credit Agreement with Raycom.

Securities Purchase Agreement. Pursuant to the Raycom SPA, Raycom agreed to accept an aggregate of 2,553,400 common shares and 14,809,720 warrants to purchase one common share per warrant at a price per common share equal to CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016) for a purchase price of CDN$1,276,700 (or $1 million based on the exchange rate at August 18, 2016) in settlement of $1 million of the Original Raycom Loan. The common shares and warrants are subject to a four month statutory holding period expiring on January 1, 2017.

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Credit Agreement. Pursuant to a Credit Agreement, we entered into a Credit Facility with Raycom in the principal amount of $14.5 million and issued to Raycom 5-year warrants (the “Warrants”) to purchase 14,809,720 common shares at a price per share of CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016). The Credit Facility terminates on August 31, 2021. The Warrants have a 5-year term but will expire on the date which is later of (a) August 31, 2017 or (b) 30 days from the date of each principal repayment. Upon each payment of principal, the number of warrants that will expire will equal the product of the (i) then outstanding number of Warrants and (ii) the principal repayment divided by the then outstanding principal balance of the term loan by 100.

Subject to approval of Raycom, at its sole discretion, we may require further loans for working capital or general operating requirements from time to time upon written notice by minimum increments of $500,000 up to an aggregate amount of $1.5 million. We will pay interest on each loan outstanding at any time at a rate per annum of 10%. Interest will accrue and be calculated, but not compounded, daily on the principal amount of each loan on the basis of the actual number of days each loan is outstanding and will be compounded and payable monthly in arrears on each interest payment date. To the maximum extent permitted by applicable law, we will pay interest on all overdue amounts, including any overdue interest payments, from the date each of those amounts is due until the date each of those amounts is paid in full. That interest will be calculated daily, compounded monthly and payable on demand of Raycom at a rate per annum of 12%. We have the option to repay all or a portion of loans outstanding under the Credit Facility without premium, penalty or bonus upon prior notice to Raycom and repayment of all interest, fees and other amounts accrued and unpaid under the Credit Facility.

We must also make certain mandatory repayments, are required to maintain certain leverage and interest coverage ratios and subject to certain restrictions, including but not limited to indebtedness, change of control and distributions. See “Management’s Discussion and Analsysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Raycom Loan.”

Upon an event of default, Raycom may by written notice terminate the facility immediately and declare all obligations under the Credit Agreement and the related loan documents, whether matured or not, to be immediately due and payable. Raycom may also as and by way of collateral security, deposit and retain in an interest bearing account, amounts received by Raycom from us under the Credit Agreement and the related loan documents and realize upon the Security Interest Agreements, Guaranty Agreements and Pledge Agreement as described below. If we fail to perform any of our obligations under the Credit Agreement and the related loan documents, Raycom may upon 10 days’ notice, perform such covenant or agreement if capable. Any amount paid by Raycom under such covenant or agreement will be repaid by us on demand and will bear interest at 12% per annum.

Guaranty Agreements, Security Interest Agreements and Pledge Agreement. In connection with the Credit Agreement, our subsidiaries Frankly Co. and Frankly Media have entered into Guaranty Agreements whereby Frankly Co. and Frankly Media have guaranteed our obligations under the Credit Agreement. In addition, each of Frankly Inc., Frankly Co. and Frankly Media have entered into Security Interest Agreements pursuant to which Raycom has first priority security interests in substantially all of our assets. Frankly Media has also entered into an Intellectual Property Pledge Agreement pursuant to which it has granted a security interest in all of its intellectual property to Raycom. We have also (i) deposited our intellectual property in escrow accounts for the benefit of Raycom, (ii) entered into a control agreement pursuant to which we granted Raycom control of 100% of the equity interest of Frankly Media and (iii) entered into an insurance transfer and consent assigning our rights and payments under insurance policies covering our operations and business naming Raycom as mortgagee, first loss payee and additional named insured. In addition, we have entered into a Pledge Agreement pursuant to which we granted Raycom a security interest on substantially all of the assets of our current and future subsidiaries.

Raycom may transfer or assign, syndicate, grant a participation interest in or grant a security interest in, all or any part of its rights, remedies and obligations under the Credit Agreement and the related loan documents, without notice or our consent.

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Management Services Agreement with Schwartz & Associates, PC

On April 1, 2015, Gannaway Web Holdings, LLC (now Frankly Media) entered into a Management Services Agreement (the “Management Services Agreement”) with Schwartz and Associates, PC (“Schwartz & Associates”), a Georgia professional corporation for which Mr. Schwartz, our Chief Financial Officer and Chief Operating Officer is the managing partner. Pursuant to the Management Services Agreement, Gannaway Web Holdings, LLC engaged Schwartz & Associates to provide management series and Mr. Schwartz was appointed Chief Strategy Officer of Gannaway Web Holdings, LLC. Under the Management Services Agreement, Schwartz & Associates received for their services a base compensation of $12,500 per month, paid semi-monthly. The Management Services Agreement also provided for special incentive compensation in the following:

● In a sale to a third party of the Company or substantially all of the Company’s assets, Mr. Schwartz was entitled to receive (i) if the transaction was originated by Mr. Schwartz, $500,000 or 2.5% of the total consideration of the transaction, or (ii) if the transaction was originated by a third party, $250,000 and 2% of the total amounts received in such transaction in excess of $50 million.

● In a sale to an existing Company investor, Mr. Schwartz was entitled to receive (i) if the transaction was originated by Mr. Schwartz, $250,000 or 2.5% of the total Company valuation in excess of $40 million, or (ii) if the transaction was originated by a third party, $250,000 and 5% of total the amounts received in excess of $22,500,000.

● In a third party investment in the Company, Mr. Schwartz was entitled to receive (i) if the transaction was originated by Mr. Schwartz, 2.5% of the total amount invested, or (ii) if the transaction was originated by a third party, 2.5% of the total amount invested.

Mr. Schwartz was also entitled to participate in any employee benefit programs, plans and practices on the same terms as other salaried employees on a basis consistent with other senior executives. Upon termination for any reason, we were to pay Mr. Schwartz all accrued and unpaid fees through the terminated date. Upon termination without cause or resignation for good reason, Mr. Schwartz was also entitled to a separation fee equal to the balance of the months remaining under the term of the agreement. On August 1, 2015, the Management Services Agreement was amended to extend the term of the agreement to December 31, 2015. On December 31, 2015, the Management Services Agreement expired and was not renewed. However, the terms of Mr. Schwartz’ s compensation currently reflect the terms of his compensation pursuant to the Management Services Agreement. We intend to enter into an employment agreement with Mr. Schwartz prior to the closing of this offering.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2016, the total number of common shares owned beneficially by (i) each of our named executive officers, (ii) each of our directors, (iii) all of our current directors and officers as a group and (iv) each person who beneficially owns 5% or more of our outstanding common shares. For purposes of calculating beneficial ownership, the applicable percentage of ownership is based upon 32,893,887 common shares outstanding as of October 31, 2016, which excludes (i) 1,752,934 Restricted Shares, (ii) 4,272,874 options issued and outstanding under our Equity Plan, and (iii) 1,232,805 RSUs issued and outstanding under our Equity Plan. Shares issuable pursuant to options or warrants exercisable within 60 days after the date of this prospectus are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of ownership for any other person. Unless otherwise indicated in the footnotes to this table, beneficial ownership of our common shares represents sole voting and investment power with respect to those shares.

Name	Before Offering			After Offering
	Number of common shares		% of common shares	Number of common shares	% of common shares
Directors and Named Executive Officers						%
Steve Chung(1)	512,675		1.53%
Louis Schwartz(2)	238,538		*
Harrison Shih(3)	73,919		*
Omar Karim(4)	45,045		*
Choong Sik Hyun	-		-
Joseph Gardner Fiveash III	-		-
Steven Zenz(5)	-		*
Tom Rogers(6)	-		*
All directors and executive officers as a group (8 persons)	870,177		2.59%
5% Owners (not included above)
SKP America, LLC(7)	9,269,917		28.1%
Raycom Media, Inc.(8)	24,114,252	(9)	50.45%

* Less than one percent.

(1)	Includes 512,675 stock options that will vest by December 31, 2016. Excludes 1,022,495 options and 192,507 RSUs that will vest after December 31, 2016.

(2)	Includes 195,446 common shares and 43,092 stock options that will vest by December 31, 2016. Excludes 454,653 stock options and 419,512 RSUs that will vest after December 31, 2016.

(3)	Includes 73,919 stock options that will vest by December 31, 2016. Excludes 423,826 stock options and 38,501 RSUs that will vest after December 31, 2016.

(4)	Excludes 32,000 stock options and 135,135 RSUs that will vest after December 31, 2016.

(5)	Excludes 120,000 RSUs issued to Mr. Zenz upon his appointment to the Board on September 28, 2016 that will be exercisable after December 31, 2016.

(6)	Excludes 120,000 RSUs issued to Mr. Rogers upon his appointment to the Board on September 28, 2016 that will be exercisable after December 31, 2016.

(7)	The business address for SKP America, LLC is 900 Middlefield Road, Redwood City, California 94063. Mr. Sang Won Kim, Head of Growth Office (Corporate Development) holds the voting power and dispositive power with respect to such shares.

(8)	The business address for Raycom Media, Inc. is 201 Monroe Street, RSA Tower, 20th Floor. Warren Spector, Raycom’s Chief Financial Officer, holds the voting power and dispositive power with respect to such shares.

(9)	Includes 14,809,720 warrants to purchase one common share per warrant at a price per common share equal to CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016).

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DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, our authorized capital stock consisted of an unlimited number of common shares, no par value per share and an unlimited number of Restricted Shares with no par value per share. As of October 31, 2016, there are 32,983,887 common shares and 1,752,934 Restricted Shares issued and outstanding.

Common Shares

Holders of common shares are entitled to receive notice of and to attend all meetings of shareholders of the Company and to one vote per share at the shareholder meetings. Except as otherwise set out herein or as required by law, holders of common shares and Restricted Shares shall vote as one class at all meetings of shareholders of the Company. The holders of common shares are entitled to receive dividends as and when declared by the Board on the common shares as a class, provided that no dividend may be declared or paid in respect of the common shares unless concurrently therewith the same dividend is declared or paid on the Restricted Shares. The holders of the common shares shall be entitled, in the event of any liquidation, dissolution or winding up, whether voluntary or involuntary, or any other distribution of assets among our shareholders for the purpose of winding up its affairs, (collectively, a “Liquidation Event”) to share ratably, together with the holders of Restricted Shares in such of our assets as are available for distribution. The common shares shall not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the Restricted Shares are adjusted proportionately.

Restricted Shares

Holders of Restricted Shares are entitled to receive notice of and to attend all meetings of shareholders and to one vote per share. Notwithstanding the foregoing, holders of Restricted Shares are not entitled to vote for the election or removal of our directors. Except as otherwise set out herein or as required by law, holders of common shares and Restricted Shares shall vote as one class at all meetings of shareholders. The holders of Restricted Shares will also be entitled to receive dividends as and when declared by the Board on the Restricted Shares as a class, provided that no dividend may be declared or paid in respect of Restricted Shares unless concurrently therewith the same dividend is declared or paid on common shares. The holders of Restricted Shares shall be entitled, in the event of any Liquidation Event to share ratably, together with the holders of common shares in such of our assets as are available for distribution. No Restricted Share shall be transferred by any holder thereof pursuant to an offer which must be made, by reason of applicable security legislation or by the rules or policies of a stock exchange on which any share of the company are listed, to all or substantially all of the holders of Restricted Shares, unless concurrently with such an offer, an offer to acquire common shares is made that is identical in terms of price per share, percentage of outstanding shares to be taken up (excluding those held by the offeror) and in all other material respects.

Each Restricted Share is convertible into one Common Share, without payment of additional consideration, at the option of the holder thereof as follows:

a)	at any time that is not a time at which the Board reasonably believes that we would become a Domestic Issuer (as such term is defined in Rule 902(e) of Regulation S under the Securities Act (“Regulation S”)) as a result of the conversion of the Restricted Shares into common shares;

b)	if we determine that we have ceased to be a Foreign Issuer (as such term is defined in Rule 902(e) of Regulation S) and have notified the holders of the Restricted Shares of such determination; or

c)	if there is an offer to purchase the common shares which must be made by reason of applicable securities legislation or the rules or policies of a stock exchange to all or substantially all of the holders of common shares any of whom are in, or whose last address as shown on the books of the corporation is in, a province or territory of Canada to which the relevant requirement applies.

In addition, each Restricted Share may be converted into one Common Share at any time and from time to time at our option upon notice to the holder thereof.

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The Restricted Shares will not be subdivided, consolidated, reclassified or otherwise changed unless contemporaneously therewith the common shares are adjusted proportionately.

Stock Options and Restricted Share Units

Our Equity Plan addresses the granting, administration and exercising of options to purchase common shares (the “Options”) and, subject to approval of disinterested shareholders, restricted share units (“RSUs”). Under the Equity Plan, the maximum aggregate number of common shares that may be issued pursuant to the exercise of Options and RSUs is 5,715,105 shares. As at October 31, 2016, there were Options to acquire 4,272,874 common shares at a weighted average exercise price of $1.14 per share and 1,232,805 RSUs issued and outstanding.

All Options awarded are covered by a stock option agreement and vest in accordance with the vesting schedule set forth in such stock option agreement. The exercise price for Options granted under the Equity Plan shall not be less than the Discounted Market Price (as defined in the policies of the TSX-V), or such other price as permitted pursuant to a waiver obtained from the TSX-V; provided, however, that no Option granted to a participant holding 10% or more of the common shares shall have an exercise price per Common Share that is less than one hundred ten percent (110%) of the fair market value of a Common Share on the effective date of grant of the Option. The term of each Option shall be fixed by the Board, but no Option shall be exercisable more than ten years after the date the Option is granted. In the case of an Option that is granted to a participant who, on the grant date, owns 10% of the voting power of common shares, the term of such Option shall be no more than five years from the date of grant.

Under the Equity Plan, RSUs may be awarded to our officers, employees, directors and consultants upon such conditions as the Board may establish, including the attainment of performance goals recommended by the compensation committee of the Board. The purchase price for common shares issuable under each RSU award, if any, shall be established by the Board in its discretion. common shares issued pursuant to any RSU award may (but need not) be made subject to vesting conditions based upon the satisfaction of service requirements, conditions, restrictions, time periods or performance goals, as shall be established by the Board.

Warrants

As of the date of this prospectus, 14,809,720 warrants to purchase one common share per warrant which are currently exercisable, with an exercise price of CDN$0.50 (or $0.39 based on the exchange rate at August 18, 2016) per share.

Pursuant to the Credit Agreement with Raycom, we entered into a Credit Facility pursuant to which we issued warrants (the “Warrants”) to purchase 14,809,720 common shares at a price per share of CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016). The Warrants have a 5-year term but will expire on the date which is later of (a) August 31, 2017 or (b) 30 days from the date of each principal repayment. Upon each payment of principal, the number of warrants that will expire will equal the product of the (i) then outstanding number of Warrants and (ii) the principal repayment divided by the then outstanding principal balance of the term loan by 100. The exercise price and the number of shares underlying the Warrants will be subject to adjustment upon the following events:

(i)	issuance of shares or securities exchangeable for or convertible into our common shares to holders of all or substantially all of our outstanding common shares by way of stock dividend or other distribution;

(ii)	forward and reverse splits of our common shares;

(iii)	any issue or distribution of rights, options or warrants to all or substantially all of holders of our common shares;

(iv)	any special distributions of securities or cash to all or substantially all of holders of our common shares; and

(v)	any capital reorganization.

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Registration Rights

In connection with the Credit Agreement, we have entered into a Pledge Agreement pursuant to which we granted Raycom a security interest on substantially all of the assets of our current and future subsidiaries. Upon an event of default, we have also agreed to use our best efforts to cause a registration under the Securities Act and applicable state securities laws of the pledged interests upon the written request from Raycom.

Indemnification of Officers and Directors

Our Articles contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the BCBCA. These provisions may have the practical effect in certain cases of eliminating the ability of shareholders to collect monetary damages from directors. We are also a party to director agreements with two of our new directors, Messrs. Zenz and Rogers that contain indemnification provisions. We believe that these provisions will assist us in attracting or retaining qualified individuals to serve as our directors.

Transfer Agent and Registrar

Our U.S. transfer agent and registrar for our common shares is VStock Transfer, LLC. Our Canadian transfer agent and registrar for our common shares and Restricted Shares is TSX Trust Company.

Listing

Our common shares are currently listed on the TSX-V under the symbol “TLK”. We have applied to have our common shares listed on the Nasdaq Capital Market under the symbol “FKLY”.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common shares, including shares issued upon the exercise of outstanding options, RSUs, Restricted Shares or warrants, in the public market after this offering, or the perception that those sales may occur, could cause the prevailing market price for our common shares to fall or impair our ability to raise equity capital in the future. As described below, only a portion of our common shares will be available for sale in the public market for a period of time after completion of this offering due to contractual and legal restrictions on resale described below. Future sales of our common shares in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price of our common shares at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sales of Restricted Shares

Based on the number of shares of our common stock outstanding as of June 30, 2016, upon the closing of this offering we will have outstanding an aggregate of approximately                  common shares. Of these shares,

common shares to be sold in this offering and any shares sold to the underwriters pursuant to their option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, except for any of such shares that are held by our “affiliates” as such term is defined in Rule 144 of the Securities Act, in which case they are eligible for public sale but subject to certain restrictions applicable to sales of such shares by affiliates under Rule 144. The remaining common shares outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Rule 701, which rules are summarized below.

As a result of contractual restrictions described below and the provisions of Rules 144 and 701, the shares sold in this offering and the restricted securities will be available for sale in the public market as follows:

●	the shares sold in this offering and of the existing Restricted Shares will be eligible for immediate sale upon the completion of this offering;

●	approximately Restricted Shares will be eligible for sale in the public market 90 days after the date of this prospectus, subject to the volume, manner of sale and other limitations under Rule 144 and Rule 701; and

●	approximately Restricted Shares will be eligible for sale in the public market upon expiration of lock-up agreements 180 days after the date of this prospectus, subject in certain circumstances to the volume, manner of sale and other limitations under Rule 144 and Rule 701.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted common shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

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Persons who have beneficially owned restricted common shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of common shares then outstanding; or

●	the average weekly reported trading volume of the common shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted common shares issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced on the date the warrant was originally issued.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Raycom SPA

The securities issued under the Raycom SPA are subject to a statutory four-month holding period under National Instrument 45-106 – Prospectus Exemptions expiring on January 1, 2017 and such securities are not freely tradeable without a prospectus exemption.

Lock-Up Agreements

In connection with this offering, we and our officers, directors, and certain of our shareholders have agreed to enter into lock-up agreements with the underwriter. See “Underwriting”.

In connection with our acquisition of Frankly Media, all of the Restricted Shares composing the Share Consideration were subject to a lock-up agreement. The lock-up period with respect to securities representing 50% of the value of the Share Consideration expired in August 2016 the first anniversary of the Closing Date of the transaction. The lock-up period with respect to the remainder of the Share Consideration will expire upon the second anniversary of Closing Date of the transaction in August 2017. The lock-up period is subject to earlier expiry upon the occurrence of certain events that constitute a change of control of the Company. Further, upon expiry of the lock-up period, the Restricted Shares will be converted into common shares on a 1:1 basis. In August 2016, all of the Raycom Share Consideration Shares were converted into 6,751,132 common shares, upon waiver by us of the lock-up restriction for the Raycom Restricted Shares and half of the GEI Shares were converted into 1,510,536 common shares for a total of 8,261,668 common shares. The remaining 1,510,536 GEI Shares are subject to lock-up until August 2017.

Equity Incentive Plans

We intend to file a registration statement on Form S-8 under the Securities Act after the closing of this offering to register the common shares that are issuable pursuant to our Equity Plan. The registration statement is expected to be filed and become effective as soon as practicable after the completion of this offering. Accordingly, shares registered under the registration statements will be available for sale in the open market following their effective dates, subject to Rule 144 volume limitations and the lock-up arrangement described above, if applicable.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the U.S. federal income tax considerations generally applicable to the ownership and disposition of our common shares and is based upon U.S. federal income tax law and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, including if you are subject to special tax rules that apply to certain types of investors (e.g., financial institutions, insurance companies, broker-dealers, partnerships or other pass-through entities for U.S. federal income tax purposes, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market tax accounting, S corporations, regulated investment companies, real estate investment trusts, investors that will hold our securities as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax.

This summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, (the “Code”), and that acquired the securities pursuant to this offering. We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) regarding any matter discussed herein, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

●	an individual who is a United States citizen or resident of the United States;

●	a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized (or treated as created or organized) in or under the laws of the United States or any state or political subdivision thereof;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) it has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

An individual may be a resident alien for U.S. federal income tax purposes in any calendar year if the individual was present in the United States for at least 31 days in that calendar year and for an aggregate of at least 183 days during the three-year period ending with the current calendar year. For purposes of this calculation, all of the days present in the current year, one-third of the days present in the immediately preceding year and one-sixth of the days present in the second preceding year are counted. Residents are taxed for U.S. income tax purposes as if they were United States citizens.

A “Non-U.S. holder” is a beneficial holder of shares who or that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

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THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT YOUR TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF INVESTING IN OUR SECURITIES, AS WELL AS THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND NON-U.S. TAX LAWS AND OTHER TAX CONSIDERATIONS.

Our Classification under U.S. Federal Income Tax Law

Pursuant to certain provisions of the Code, a non-U.S. corporation (such as ourselves) that acquires substantially all of the shares of a U.S. corporation in exchange for its own shares will be treated as a U.S. corporation for U.S. federal income tax purposes if certain conditions are satisfied (we refer to such a non-U.S. corporation as an “Inverted U.S. Corporation”). As a result of our 2014 acquisition of TicToc (now Frankly Co.), we believe we became an Inverted U.S. Corporation at the time of such acquisition, and the remainder of this discussion assumes we will be treated as an Inverted U.S. Corporation since such time. Because we are an Inverted U.S. Corporation, we are subject to U.S. federal corporate income taxes on our worldwide income (including the income of our U.S. operating subsidiaries). However, we may also be subject to income taxes in Canada because of our status as a British Columbia registered corporation. A Canadian corporation such as ourselves that is treated as an Inverted U.S. Corporation may not be able to avail itself fully of some or all of the tax benefits that otherwise might be available to it under the Canada-U.S. Income Tax Convention (the “Canada-U.S. Tax Treaty”). In addition, because of our status as an Inverted U.S. Corporation, under Section 1503(d) of the Code, our net operating losses may be classified as “dual consolidated losses” (as defined in such Code section) because they may potentially be used to offset taxable income in both the United State and Canada. If the dual consolidated loss rules apply to us, and no exception is available, then we may be limited in our ability to use our net operating losses to offset our U.S. taxable income. Therefore, our total income tax liabilities may be higher than they would otherwise be if we were not treated as an Inverted U.S. Corporation. In addition, any shareholder of ours who might otherwise be eligible for the benefits of the Canada-U.S. Tax Treaty and who receives payments from us that are subject to Canadian and/or U.S. withholding taxes may not be entitled to claim the application of such treaty to reduce the amount of such withholding taxes because of our status as an Inverted U.S. Corporation. Because of our status as an Inverted U.S. Corporation, there may be other adverse income tax consequences to holders of our common shares that are not described in the following discussion. Potential investors in our common shares are urged to consult with their own tax advisers regarding the particular tax consequences to them arising from our status as an Inverted U.S. Corporation.

U.S. Holders

Distributions. If we pay distributions to U.S. holders of common shares, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in its common shares. Any remaining excess will be treated as gain realized on the sale or other disposition of such common shares (taxed as described below under “U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Common Shares”).

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be taxed at the applicable rate for long-term capital gains.

Sale, Taxable Exchange or Other Taxable Disposition of Common Shares. A U.S. holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of common shares. Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder’s holding period for such common shares exceeds one year. The amount of gain or loss recognized by a U.S. holder on such disposition of common shares generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in such common shares. A U.S. holder’s adjusted tax basis in its common shares will generally equal the U.S. holder’s acquisition cost reduced by any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations.

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Redemption of Common Shares. In the event that we redeem a U.S. holder’s common shares, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the common shares under Section 302 of the Code. If the redemption qualifies as a sale of common shares under the tests described below, the tax consequences to the U.S. holder will be as described above under “U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of Common Shares.” If the redemption does not qualify as a sale of common shares, the U.S. holder will be treated as receiving a distribution, the tax consequences of which are described above under “U.S. Holders — Distributions”. Whether a redemption qualifies for sale treatment will depend primarily on the total number of common shares treated as held by the U.S. holder before and after the redemption. A redemption of common shares generally will be treated as a sale of common shares (rather than as a distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder.

A redemption of common shares generally will be “substantially disproportionate” with respect to the U.S. holder if the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of common shares is, among other requirements, less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the U.S. holder immediately before such redemption. There will be a complete termination of a U.S. holder’s interest if either (i) all of the common shares actually and constructively owned by the U.S. holder are redeemed or (ii) all of the common shares actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of shares owned by certain family members and the U.S. holder does not constructively own any other shares. A redemption of common shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us. Whether a redemption will result in a “meaningful reduction” in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”

In applying the above tests, a U.S. holder takes into account not only common shares actually owned by the U.S. holder, but also common shares that are constructively owned by it. A U.S. holder may constructively own, in addition to common shares owned directly, common shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any common shares the U.S. holder has a right to acquire by exercise of an option. A U.S. holder is urged to consult its tax advisor as to the tax consequences of a redemption, including the application of the constructive ownership rules described above.

If none of the above tests is satisfied, the redemption will be treated as a distribution (taxed as described above under “U.S. Holders — Distributions”). After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed common shares should be added to the U.S. holder’s adjusted tax basis in its remaining shares, or, if it has none, possibly in other shares constructively owned by it.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our securities unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Non-U.S. Holders

Distributions. In general, any distributions we make to a Non-U.S. holder of common shares, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its common shares and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common shares (taxed as described below under “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of common shares”). In addition, if we determine that we are classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of common shares” below), we may withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends that we pay to a Non-U.S. holder that are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (or if a tax treaty applies, are attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such Non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. holders. If the Non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Sale, Taxable Exchange or Other Taxable Disposition of common shares. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain recognized on a sale, taxable exchange or other taxable disposition of common shares, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

●	the Non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common shares, and, in the case where common shares are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common shares at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the common shares. There can be no assurance that our common shares will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above (and that is not effectively connected with the conduct of a trade or business by the Non-U.S. holder in the United States) will be subject to a flat 30% U.S. federal income tax (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

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If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of common shares generally will be treated as effectively connected with the conduct of a trade or business within the United States by the Non-U.S. holder and subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of common shares from a Non-U.S. holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Redemption of common shares. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s common shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s common shares, as described under “U.S. Holders — Redemption of common shares” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. Holders — Distributions” and “Non-U.S. Holders — Sale, Taxable Exchange or Other Taxable Disposition of common shares,” as applicable.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our securities which are held by or through certain “foreign financial institutions” (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale or other disposition of, our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. You are urged to consult your tax advisor regarding the possible implications of FATCA on your investment in our securities.

Information Reporting and Backup Withholding. Information reporting requirements generally will apply to payments of dividends and proceeds from the sale of our securities to Non-U.S. holders that are not exempt recipients (such as corporations). We must report annually to the IRS and to each such holder the amount of dividends or other distributions we pay to such Non-U.S. holder on our common shares and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. The IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the Non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty. The gross amount of dividends and proceeds from the disposition of our common shares paid to a Non-U.S. holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a Non-U.S. holder of common shares outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a Non-U.S. holder sells common shares through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. Holder provides appropriate certification (usually on an IRS Form W-8BEN or W-8BEN-E) to the broker of its status as a Non-U.S. holder or such Non-U.S. holder is an exempt recipient. In addition, for information reporting purposes, certain non-U.S. brokers with certain type of relationships with the United States will be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the Non-U.S. holder’s U.S. federal income tax liability, if any, by the IRS if the required information is furnished in a timely manner to the IRS.

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CANADIAN TAX CONSIDERATIONS

The following is, as of the date of this prospectus, a summary of the principal Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) that generally apply to the acquisition, holding and disposition of common shares by a person who is neither resident nor deemed to be resident in Canada for purposes of the Tax Act, is a resident of the U.S. for purposes of the Canada - U.S. Income Tax Convention (“Treaty”) and acquires a beneficial interest in the common shares (a “U.S. Holder”).

This summary applies only to a U.S. Holder who, at all relevant times, for purposes of the Tax Act:

●	holds the common shares as capital property;

●	does not, and is not deemed to, use or hold the common shares in the course of carrying on a business in Canada;

●	deals at arm’s length and is not affiliated with us; and

●	is a “qualifying person” or otherwise entitled to benefits under the Treaty.

Special rules, which are not discussed in this summary, may apply to a U.S. Holder that is an insurer that carries on an insurance business in Canada and elsewhere.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”), and an understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) made publicly available prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed, however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. Except for the Tax Proposals, this summary does not take into account or anticipate any changes in law or administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial action, nor does it take into account other federal or any provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from those discussed herein.

This summary is not exhaustive of all possible Canadian federal income tax considerations that apply to an investment in common shares. Moreover, the income and other tax consequences of acquiring, holding or disposing of common shares will vary depending on an investor’s particular circumstances. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any investor. Consequently, investors should consult their own tax advisors for advice with respect to the income tax consequences of an investment in common shares based on their particular circumstances.

Dividends on common shares

Dividends paid or credited on the common shares (or deemed to be paid or credited on the common shares) to a U.S. Holder will generally be subject to Canadian withholding tax at the rate of 15%.

Dispositions of common shares

A U.S. Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of common shares (other than a disposition to us, unless purchased by us in the open market in the manner in which shares are normally purchased by any member of the public in the open market, in which case other considerations may arise), unless the common shares are “taxable Canadian property” of the U.S. Holder for purposes of the Tax Act and the U.S. Holder is not entitled to relief under the Treaty.

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Generally, the common shares will not constitute “taxable Canadian property” of a U.S. Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” for purposes of the Tax Act (which currently includes the TSX-V and Nasdaq), unless at any particular time during the 60-month period that ends at that time both of the following are true:

1. (a) the U.S. Holder, (b) persons with whom the U.S. Holder does not deal with at arm’s length, (c) partnerships in which the U.S. Holder or a person described in (b) holds an interest directly or indirectly through one or more partnerships, or (d) any combination of (a) to (c) owned 25% or more of the issued shares of any class or series of our capital stock; and

2. more than 50% of the fair market value of the common shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), and (d) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, common shares may be deemed to be taxable Canadian property. U.S. Holders whose common shares may constitute taxable Canadian property should consult their own tax advisors.

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UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC, acting as the representative of the several underwriters named below, with respect to the common shares subject to this offering. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of common shares provided below opposite their respective names.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Noble Financial Capital Markets

Total

The underwriters are offering the common shares subject to their acceptance of the common shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the common shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the common shares if any such shares are taken. However, the underwriters are not required to take or pay for the common shares covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of                   additional common shares to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the common shares offered by this prospectus. If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised..

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the common shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $                   per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $                   per share to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the representative. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The common shares are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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The following table shows the underwriting discount payable to the underwriters by us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per share[1]	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

(1)	Does not include the warrants to purchase common shares equal to 6.5% of the number of common shares sold in the offering to be issued to the underwriters at the closing.

We estimate that expenses payable by us in connection with this offering, other than the underwriting discount referred to above, will be approximately $                   . We have agreed to reimburse the underwriters for certain out-of-pocket expenses not to exceed $85,000 without our prior approval.

Underwriters’ Warrants

We have also agreed to issue to the underwriters warrants to purchase a number of common shares equal to an aggregate of 6.5% of the common shares sold in this offering. The warrants will have an exercise price equal to 120% of the public offering price of the common shares sold in this offering and may be exercised on a cashless basis. The warrants are not redeemable by us. The warrants also provide for one demand registration of the common shares underlying the warrants at our expense, an additional demand at the warrant holder’s expense and unlimited “piggyback” registration rights at our expense with respect to the underlying common shares during the five year period commencing six months after the date of this prospectus. The warrants will provide for adjustment in the number and price of such warrants (and the shares of common stock underlying such warrants) in the event of recapitalization, merger or other fundamental transaction. The warrants and the underlying common shares have been deemed compensation by FINRA and are therefore subject to FINRA Rule 5110(g)(1). In accordance with FINRA Rule 5110(g)(1), neither the underwriter warrants nor any of our common shares issued upon exercise of the underwriter warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the underwriter warrants are being issued, except the transfer of any security:

●	by operation of law or by reason of our reorganization;

●	to any FINRA member firm participating in this offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

●	if the aggregate amount of our securities held by either an underwriter or a related person do not exceed 1% of the securities being offered;

●	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

●	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

In addition, in accordance with FINRA Rule 5110(f)(2)(G), the underwriter warrants may not contain certain terms.

85

No Public Market

Prior to this offering, there has not been a public market for our common shares in the United States and the initial public offering price for our common shares will be determined through negotiations between us and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development, the trading prices of our common shares on the TSX-V and other factors deemed relevant.

No assurance can be given that the initial public offering price will correspond to the price at which our common shares will trade in the public market subsequent to this offering or that an active trading market for our common shares will develop and continue after this offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers and directors and certain of our shareholders have agreed, subject to limited exceptions, for a period of 180 days after the date of the underwriting agreement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any common shares or any option, warrant, right or other security exercisable or exchangeable for, convertible into or otherwise giving the holder thereof the right to obtain shares of common stock, subject to certain exceptions.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

86

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of the common shares. As a result, the price of our common shares may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common shares. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriters and any selling group members may engage in passive market making transactions in our common shares on The NASDAQ Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Listing and Transfer Agent

Our common shares are listed on the TSX-V under the symbol “TLK”. We have applied to have our common shares listed on the Nasdaq Capital Market under the symbol “FKLY”. Our U.S. transfer agent and registrar for our common shares is VStock Transfer, LLC. Our Canadian transfer agent and registrar for our common shares and Restricted Shares is TSX Trust Company.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

87

NOTICE TO INVESTORS

In the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)       to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)       to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million and (3) an annual net turnover of more than €50 million, as shown in its last annual or consolidated accounts;

(c)       by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)       in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)       it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43 million; and (3) an annual net turnover of more than €50 million, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

89

LEGAL MATTERS

The validity of the securities that may be offered by this prospectus has been passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Prior to the Qualifying Transaction, Collins Barrow Toronto LLP was engaged as WB III Acquisition Corp.’s (“WB III”) independent accountants with the recommendation and approval of WB III’s audit committee. Upon consummation of the Qualifying Transaction, we engaged KPMG LLP, the Canadian member firm of KPMG International, (“KPMG Canada”) as our independent registered public accounting firm on February 17, 2015 to audit our financial statements as of December 31, 2014 and the year ended December 31, 2014.

On May 1, 2015, we dismissed KPMG Canada as our independent accountants with the recommendation and approval of our audit committee and we engaged Collins Barrow Toronto LLP as our independent registered public accounting firm on December 16, 2015 to audit our financial statements as of December 31, 2015 and for the year then ended. We engaged Baker Tilly Virchow Krause LLP to audit our consolidated financial statements as of December 31, 2014, which had been previously audited by KPMG Canada.

The reports of Collins Barrow Toronto LLP as independent accountants to WB III prior to the Qualifying Transaction on WB III’s consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period beginning June 7, 2013 to December 23, 2014 (the date of the Qualifying Transaction), Collins Barrow Toronto LLP did not have any disagreement with WB III on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Collins Barrow Toronto LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

The report of KPMG Canada on our consolidated financial statements did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

During the year ended December 31, 2014, KPMG Canada did not have any disagreement with us on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Canada, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We delivered a copy of this disclosure to Collins Barrow Toronto LLP and KPMG Canada and requested that they furnish us a letter addressed to the SEC stating whether they agree with the above statements. In their respective letters to the SEC each dated November 10, 2016, attached as Exhibit 16.1 and Exhibit 16.2, respectively, to the Registration Statement of which this prospectus is a part, Collins Barrow Toronto LLP and KPMG Canada state that they agree with the statements above concerning their respective firm.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2014 for Frankly Inc. and for the period beginning January 1, 2015 to August 25, 2015 of Frankly Media (formerly Gannaway Web Holdings, LLC d/b/a Worldnow) included in this prospectus have been audited by Baker Tilly Virchow Krause LLP, independent registered public accounting firm, and independent accountants, repectively, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

90

The consolidated financial statements as of and for the year ended December 31, 2015 for Frankly Inc. included in this prospectus have been audited by Collins Barrow Toronto LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements as of and for the year ended December 31, 2014 for Gannaway Web Holdings, LLC, d/b/a Worldnow included in this prospectus have been audited by KPMG LLP (“KPMG”), who acted as independent accountants for Gannaway Web Holdings, LLC, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Frankly Media LLC, formerly Gannaway Web Holdings, LLC has agreed to indemnify and hold KPMG harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the inclusion of its audit report on Gannaway Web Holdings, LLC’s financials statements as of and for the year ended December 31, 2014 included in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to this offering of our securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The exhibits to the registration statement should be referenced for the complete contents of these contracts and documents. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a result of this offering, we will become subject to the information and periodic reporting requirements of the Exchange Act and will file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above.

91

F-1

Frankly Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors of Frankly Inc.

We have audited the accompanying consolidated balance sheet of Frankly Inc. and its subsidiaries as of December 31, 2015, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Frankly Inc. and its subsidiaries as of December 31, 2015 and the results of its operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, since its incorporation the company has suffered recurring losses from operations and has negative cash flows from operating activities. These factors raise substantial doubt about its ability to continue as a going concern. Managements plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements as at and for the year ended December 31, 2014 were audited by another auditor who expressed an unmodified opinion on those financial statements.

/s/ Collins Barrow Torronto LLP

Chartered Professional Accountants

Licensed Public Accountants

November 10, 2016

Toronto, Ontario

F-2

Frankly Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders, Audit Committee and Board of Directors

Frankly Inc. and Subsidiaries

San Francisco, CA

We have audited the accompanying consolidated balance sheet of Frankly Inc. and its subsidiaries as of December 31, 2014, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Frankly Inc. and its subsidiaries as of December 31, 2014 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
November 10, 2016

F-3

Frankly Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2014	2015	June 30, 2016
Assets			(Unaudited)
Current Assets
Cash and cash equivalents	$28,839,964	$7,554,128	$4,332,214
Accounts receivable, net	11,903	3,028,034	2,860,878
Prepaid expenses and other current assets	145,380	1,467,934	1,057,551
Total Current Assets	28,997,247	12,050,096	8,250,643

Property & equipment, net	72,207	2,133,372	1,794,423
Software development costs, net	-	4,366,338	5,943,346
Intangible assets, net	-	8,508,888	8,072,220
Goodwill	-	10,755,581	10,755,581
Other assets	87,820	364,985	263,388
Total Assets	$29,157,274	$38,179,260	$35,079,601

Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$181,481	$2,164,597	$2,506,920
Accrued expenses	2,028,717	1,910,640	968,285
Revolving credit facility	-	1,950,000	1,950,000
Capital leases, current portion	-	195,940	184,121
Deferred revenue	-	82,439	125,244
Due to related parties	7,781	85,537	88,479
Total Current Liabilities	2,217,979	6,389,153	5,823,049

Promissory notes, net	-	15,000,000	15,000,000
Capital leases, non-current portion	-	208,083	120,042
Deferred rent	-	32,410	46,299
Other liabilities	-	49,566	75,104
Total Liabilities	2,217,979	21,679,212	21,064,494

Commitments and Contingencies (Note 9)

Shareholders’ Equity
Common shares, no par value, unlimited shares authorized, 21,695,321, 21,998,304 and 21,998,304 shares outstanding as of December 31, 2014 and 2015, and June 30, 2016 (unaudited), respectively	-	-	-
Class A restricted voting shares, no par value, unlimited shares authorized, 362,401, 10,095,027 and 10,095,027 shares outstanding as of December 31, 2014 and 2015, and June 30, 2016 (unaudited), respectively	-	-	-
Additional paid-in capital	45,144,563	59,462,420	60,045,989
Accumulated deficit	(18,208,161)	(42,931,749)	(46,002,546)
Accumulated other comprehensive (loss) income	2,893	(30,623)	(28,336)
Total Shareholders' Equity	26,939,295	16,500,048	14,015,107
Total Liabilities and Shareholders’ Equity	$29,157,274	$38,179,260	$35,079,601

See accompanying notes to the consolidated financial statements.

F-4

Frankly Inc. and Subsidiaries

Consolidated Statements of

Operations and Comprehensive Loss

	Year Ended December 31,		Six Months Ended June 30,
	2014	2015	2015	2016
			(Unaudited)	(Unaudited)
Total Revenue	$172,377	$6,877,671	$56,952	$10,467,888

Costs and operating expenses:
Cost of revenue (excluding depreciation and amortization)	161,102	1,408,625	28,477	3,078,635
General and administrative (excluding depreciation and amortization)	4,696,573	7,524,273	2,936,249	4,487,546
Selling and marketing	3,473,762	1,552,549	402,979	1,624,213
Research and development (excluding depreciation and amortization)	2,200,669	6,023,697	2,044,489	1,962,538
Depreciation and amortization	48,009	1,156,143	37,754	1,599,019
Impairment expense	-	12,195,985	-	-
Loss on disposal of assets	2,814	25,935	-	1,093
Loss on extinguishment of convertible debt	1,670,173	-	-	-
Transaction costs	645,302	1,271,854	-	-
Other expense	180,000	251,987	-	341,212
Loss from operations	(12,906,027)	(24,533,377)	(5,392,996)	(2,626,368)

Other (income) expense	-	(86,767)	-	-
Foreign exchange (gain) loss	15,096	(23,442)	(6,847)	2,655
Interest expense, net	180,446	300,420	2	441,774
Loss before income tax expense	(13,101,569)	(24,723,588)	(5,386,151)	(3,070,797)

Income tax expense	-	-	-	-
Net Loss	$(13,101,569)	$(24,723,588)	$(5,386,151)	$(3,070,797)

Other Comprehensive Net (Loss) Income
Foreign currency translation	2,893	(33,516)	(12,332)	2,287
Comprehensive Net Loss	$(13,098,676)	$(24,757,104)	$(5,398,483)	$(3,068,510)

Basic and Diluted Net Loss Per Share	$(1.58)	$(0.97)	$(0.24)	$(0.10)

Basic and Diluted Weighted-Average Common and Class A Restricted Voting Shares Outstanding	8,277,570	25,574,673	22,060,335	32,093,331

See accompanying notes to the consolidated financial statements.

F-5

Frankly Inc. and Subsidiaries

Consolidated Statements of

Shareholders’ Equity

	Common Shares	Class A Restricted Voting Shares	Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Shareholders' Equity

Balance, December 31, 2013	3,995,598	-	$6,002,907	$(5,106,592)	$-	$896,315
Issuance of common shares, net of issuance costs	13,830,324	-	30,755,000	-	-	30,755,000
Exchange of common shares for restricted voting shares	(362,401)	362,401	-	-	-	-
Recapitalization	737,715	-	-	-	-	-
Conversion of convertible promissory notes	3,494,085	-	8,350,619	-	-	8,350,619
Stock-based compensation	-	-	36,037	-	-	36,037
Net loss	-	-	-	(13,101,569)	-	(13,101,569)
Other comprehensive income	-	-	-	-	2,893	2,893
Balance, December 31, 2014	21,695,321	362,401	45,144,563	(18,208,161)	2,893	26,939,295
Exercise of options	37,959	-	44,807	-	-	44,807
Vesting of restricted share units	30,000	-	-	-	-	-
Exchange of restricted voting shares for common shares	39,578	(39,578)	-	-	-	-
Shares issued in acquisition of Worldnow	195,446	9,772,204	13,388,640	-	-	13,388,640
Share issuance costs	-	-	(166,506)	-	-	(166,506)
Stock-based compensation	-	-	1,050,916	-	-	1,050,916
Net loss	-	-	-	(24,723,588)	-	(24,723,588)
Other comprehensive loss	-	-	-	-	(33,516)	(33,516)
Balance, December 31, 2015	21,998,304	10,095,027	59,462,420	(42,931,749)	(30,623)	16,500,048
Stock-based compensation	-	-	583,569	-	-	583,569
Net loss	-	-	-	(3,070,797)	-	(3,070,797)
Other comprehensive income	-	-	-	-	2,287	2,287
Balance, June 30, 2016 (unaudited)	21,998,304	10,095,027	$60,045,989	$(46,002,546)	$(28,336)	$14,015,107

See accompanying notes to the consolidated financial statements.

F-6

Frankly Inc. and Subsidiaries
Consolidated Statements of
Cash Flows

	Year Ended December 31,		Six Months Ended June 30,
	2014	2015	2015	2016
			(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(13,101,569)	$(24,723,588)	$(5,386,151)	$(3,070,797)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	48,009	1,156,143	37,754	1,599,019
Stock-based compensation expense	36,037	1,050,916	470,702	583,569
Impairment expense	-	12,195,985	-	-
Loss on disposal of assets	2,814	25,935	-	1,093
Loss on extinguishment of convertible debt	1,670,173	-	-	-
Interest expense on convertible debt	180,446	-	-	-
Other non-cash asset writeoff	-	-	-	178,147
Unrealized foreign exchange loss and other	(13,376)	-	254	-

Changes in assets and liabilities:
Accounts receivable	2,893	492,002	(1,192)	167,156
Prepaid expenses and other current assets	37,769	(258,335)	(327,512)	241,757
Other assets	(45,788)	(66,013)	(40,000)	101,597
Accounts payable	162,487	(1,815,436)	217,142	337,215
Accrued expenses	2,028,717	61,923	(1,747,770)	(942,355)
Deferred revenue	-	(1,417,561)	-	42,805
Due to related parties	(49,785)	77,756	25,573	2,942
Deferred rent and other liabilities	(19,775)	81,975	-	39,428
Severance liability	-	(1,000,000)	-	-
Net cash used in operating activities	(9,060,948)	(14,138,298)	(6,751,200)	(718,424)

Cash flows from investing activities
Acquisition of Worldnow, net of cash acquired	-	(4,512,698)	-	-
Capitalized software costs	-	(834,073)	-	(2,371,596)
Purchases of property & equipment	(51,347)	(399,392)	(29,564)	(32,019)
Purchases of intangible assets	-	(278,275)	(278,275)	-
Proceeds from sale of intangible assets or equipment	-	50,000	-	2,111
Other	-	1,189	-	-
Net cash acquired in recapitalization	112,742	-	-	-
Net cash (used in) provided by investing activities	61,395	(5,973,249)	(307,839)	(2,401,504)

Cash flows from financing activities
Revolving credit facility payments	-	(950,000)	-	-
Transaction costs on recapitalization	(112,742)	-	-	-
Capital lease payments	-	(69,150)	-	(99,860)
Proceeds from issuance of common stock	32,881,843	44,807	43,471	-
Stock issuance costs	(2,126,843)	(166,506)	-	-
Proceeds from issuance of convertible debt	6,500,000	-	-	-
Net cash (used in) provided by financing activities	37,142,258	(1,140,849)	43,471	(99,860)

Effect of exchange rate changes on cash	15,691	(33,440)	(12,352)	(2,126)
Net change in cash and cash equivalents	28,158,396	(21,285,836)	(7,027,920)	(3,221,914)

Cash and cash equivalents at beginning of period	681,568	28,839,964	28,839,964	7,554,128
Cash and cash equivalents at end of period	$28,839,964	$7,554,128	$21,812,044	$4,332,214

Supplemental cash flow disclosure
Cash paid for interest	$-	$303,891	$2	$442,018
Cash paid for income taxes	800	45,780	800	3,790
Increase in additional paid-in capital from convertible notes	8,350,619	-	-	-
Shares issued in acquisition of Worldnow	-	13,388,640	-	-
Promissory notes issued in acquisition of Worldnow	$-	$15,000,000	$-	$-

See accompanying notes to the consolidated financial statements.

F-7

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

1. Description of Business and Going Concern

Organization

Frankly Inc. (Frankly), has been operating since the incorporation of its predecessor, TicToc Planet Inc. (TicToc), on September 10, 2012. These consolidated financial statements include Frankly and its subsidiaries (Frankly Co. and Frankly Media LLC), together referred to as the “Company.” The Company provides an integrated software platform for brands and media companies primarily in the United States of America (“U.S.”) to create, distribute, analyze and monetize their content across all of their digital properties on web, mobile, and television.

As described in Note 3, (i) on December 23, 2014, the Company became a publicly-traded company when TicToc merged with WB III Subco Inc., a wholly-owned subsidiary of WB III Acquisition Corp (WB III) in a transaction referred to as the Recapitalization; and (ii) on August 25, 2015, the Company completed the purchase of the outstanding units of Gannaway Web Holdings LLC, operating as Worldnow, in a transaction referred to as the acquisition of Worldnow.

Business and Reportable Segment

The Company has fully integrated its acquisition of Worldnow and operates under one reportable segment. Frankly is a solutions service provider which provides digital publishing software as a service and related advertising services for local media sites on the internet. Frankly’s software enables site owners to design, build, and host sites to publish local content and information on digital platforms.

Frankly’s website publishing and management system allows the customer to manage media assets on all digital platforms and interact with its consumers. Frankly also sources national and local advertising for its customers to distribute over multiple consumer devices.

Going Concern

These consolidated financial statements have been prepared on the assumption that the Company is a going concern, which contemplates the realization of its assets and the settlement of its liabilities in the normal course of operations. As of June 30, 2016, the Company has an accumulated deficit of $46,002,546, representative of recurring losses since inception. Additionally, the Company has not generated positive cash flow from operations since inception. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is ultimately dependent upon its ability to achieve sustainable positive cash flow from operations. While improvements in cash flow from operations have been achieved with the acquisition of the Worldnow business, the Company will likely need additional cash to meet its needs in the next 12 months. The Company is currently exploring re-establishing a line of credit that was terminated as part of the Raycom Transaction, as well as raising additional funds through sales of equity. However, there can be no assurances that the Company will be successful in achieving sustainable positive cash flow from operations or that it will be able to raise additional cash needed to finance operations, if required. These consolidated financial statements do not include any adjustments related to the carrying values and classifications of assets and liabilities that would be necessary should the Company be unable to continue as a going concern.

F-8

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

2. Summary of Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying audited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (GAAP), as defined in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 205 – Presentation of Financial Statements.

The accompanying balance sheet as of June 30, 2016, the consolidated statements of operations and comprehensive loss and cash flows for the six months ended June 30, 2015 and 2016, and the consolidated statements of shareholders’ equity as of June 30, 2016, are unaudited. The consolidated financial data and other information disclosed in these notes to the consolidated financial statements related to June 30, 2016, and the six months ended June 30, 2015 and 2016, are also unaudited. The unaudited interim consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments, necessary to state fairly the Company’s financial position as of June 30, 2016, and the results of its operations and cash flows for the six months ended June 30, 2015 and 2016, respectively. The results for the six months ended June 30, 2016 are not necessarily indicative of results to be expected for the year ending December 31, 2016, or for any other interim period or for any future year. The Company’s business is generally not impacted by seasonality, with the exception of advertising revenue. Revenues from advertising products and services experience some seasonality as they are dependent on website traffic and market price for advertising inventory both of which are usually low at the beginning of the year and high at the end of the year and during the fall and winter holiday seasons.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, these estimates may ultimately differ from actual results. Significant items subject to such estimates and assumptions include: (i) the useful lives and expected future cash flows of long-lived assets, including capitalized software costs and other intangibles, (ii) the valuation of assets acquired in business combinations, (iii) share-based compensation, and (iv) the fair value of the Company’s reporting unit.

Basis of Consolidation

These financial statements include the accounts of Frankly Inc. and its wholly-owned subsidiaries Frankly Co. and Frankly Media LLC. Subsidiaries are consolidated from the date on which control is transferred to the Company. All intercompany balances and transactions have been eliminated on consolidation.

Revenue Recognition

Revenue is measured as the fair value of the consideration received or receivable, and represents amounts receivable for services rendered. The Company’s primary sources of revenue are license fees for the use of its content management system and video software, and digital advertising revenue. The Company begins to recognize revenue when all of the following criteria under ASC 605-10 – Revenue Recognition, are met: (i) the Company has evidence of an arrangement with a customer; (ii) license agreement terms are fixed or determinable and free of contingencies or uncertainties that may alter the agreement such that it may not be complete and final; (iii) the Company delivers the specified services or products; and (iv) collection is reasonably assured. Revenue is recorded net of applicable sales taxes. The Company accounts for the following types of revenue in accordance with ASC 605-25 – Multiple Element Arrangements:

F-9

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

●	License Fees — The Company enters into license agreements with customers for its content management system, video software, and mobile applications. These license agreements, generally non-cancellable and multiyear, provide the customer with the right to use the Company’s application solely on a Company-hosted platform or, in certain instances, on purchased encoders. The license agreements also entitle the customer to technical support. Revenue from these license agreements, which are accounted for as service arrangements, is recognized ratably over the license term.

●	Advertising (National Advertising) — Under national advertising agreements with advertisers, the Company sources, creates, and places advertising campaigns that run across the Company’s network of customers. National advertising revenue, net of third-party costs, is shared with customers based on their respective contractual agreements. The Company invoices national advertising amounts due from advertisers and remits payments to customers. Depending on the customer arrangement, the obligation to remit payment to the customer is based on either billing to the advertiser or the collection of cash from the advertiser. National advertising revenue is recognized in the period during which the ad impressions are delivered. The Company reports revenue earned through national advertising agreements on a net basis in accordance with ASC Subtopic 605-45, Revenue Recognition - Principal Agent Considerations because the Company does not bear the risk of loss in the arrangements with its customers.

●	Advertising (Local Advertising) — Under local advertising agreements with customers, the Company provides local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period based on actual delivery of the local advertising campaigns.

●	Usage Fees — The Company charges its customers for the optional use of its content delivery network to stream and store videos. The revenue is recognized as earned based on the actual usage because it has stand-alone value and delivery is in control of the customer. The Company also charges its customers for the use of its ad serving platform to serve ads under local advertising campaigns. The Company reports revenue as earned based on the actual usage.

●	Professional Services and other — Professional services consist primarily of installation and website design services. Installation fees are contracted on a fixed-fee basis. The Company recognizes revenue as services are performed. Such services are readily available from other vendors and are not considered essential to the functionality of the product. Website design services are also not considered essential to the functionality of the product and have historically been insignificant; the fee allocable to website design is recognized as revenue as the Company performs the services.

Business Combinations

A business acquired is reflected in the results of the Company effective from its date of acquisition through the end of the reporting period. The Company applies the provisions of ASC Topic 805, Business Combinations, in the accounting for its acquisitions. It requires the Company to recognize separately from goodwill the identifiable assets acquired and the liabilities assumed at the acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately value assets acquired and liabilities assumed at the acquisition date, the estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations and comprehensive loss.

F-10

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The determination of estimated fair values of acquired intangible assets, as well as the useful economic life ascribed to finite lived intangible assets, requires the use of significant judgment. The use of different estimates and assumptions to those used by the Company could result in a materially different valuation of acquired intangible assets, which could have a material effect on the Company’s consolidated results of operations.

Capitalization of Software Development Costs

The Company accounts for its software development costs as internal-use software in accordance with ASC 350-40 – Intangibles, Goodwill and other Internal-Use Software because software usage by its customers is cloud-based. Costs incurred during the preliminary project stage for internal use software programs are expensed as incurred. External and internal costs incurred during the application development stage of new software development as well as for upgrades and enhancements for software programs that result in additional functionality are capitalized. During the years ended December 31, 2014 and 2015 and the six months ended June 30, 2015 and 2016, the Company capitalized $0, $834,073, $0 and $2,371,596, respectively, of combined internal and external costs related to the application development stage. Internal and external training and maintenance costs are expensed as incurred. Capitalized costs are amortized on a straight-line basis over the software’s estimated useful life, which is three to five years beginning when the software is ready for use. Periodically, the Company reassesses the useful life considering technology, obsolescence, and other factors.

Research and Development Costs

Research and development expenses consist primarily of compensation-related expenses to employees and non-employee contractor costs incurred for the research and development of, enhancements to, and maintenance and operation of our products, equipment and related infrastructure. Research and development expenses are reported net of amounts capitalized as software development costs.

Impairments and Fair Value Measurements

Goodwill Impairment — The Company recorded goodwill of approximately $22.8 million in its acquisition of Worldnow (Note 3). The Company uses a two-step process to evaluate its goodwill for possible impairment at least annually or more frequently if changes in circumstances or the occurrence of events suggest impairment exists. To identify any impairment, the estimated fair value of the reporting unit is compared with its carrying amount, including goodwill. The Company has one reporting unit, which is the same as its reportable segment. If the fair value of the reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further analysis is required. If the carrying amount of the reporting unit exceeds its estimated fair value, then the second step is performed to determine and measure the amount of the potential impairment charge.

For the second step, if it were required, implied fair value of the goodwill for the reporting unit is compared with its carrying amount and an impairment charge equal to the excess of the carrying amount over the implied fair value would be recorded. The implied fair value of the goodwill would be determined by allocating the estimated fair value of the reporting unit to its assets and liabilities. The excess of the estimated fair value of the reporting unit over the amounts assigned to its assets and liabilities is the implied fair value of the goodwill.

Significant judgments and estimates are required in assessing the fair value of the reporting unit. These estimates and assumptions are complex and subject to a significant degree of judgment with respect to certain factors including, but not limited to, revenue growth rates, future cash flows, discount rates, future economic and market conditions and determination of appropriate market comparables. The Company bases its fair value estimates on assumptions that are consistent with information used by the business for planning purposes and that it believes to be reasonable; however, actual future results may differ from those estimates. Changes in judgments on any of these factors could materially affect the value of the reporting unit.

Other Intangible Asset Impairment — Intangible assets with finite lives are assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortization period and the amortization method are reviewed at the end of each reporting period. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortization period or method, as appropriate, and are treated as changes in accounting estimates on a prospective basis. During the year ended December 31, 2015, the Company recorded an impairment charge of $194,985 related to a joint licensing agreement (Note 5).

F-11

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Impairment of Long-Lived Assets, Excluding Goodwill and Other Intangible Assets — Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models or, when available, quoted market values and third-party appraisals.

Fair Value Measurements — The Company follows the authoritative guidance on fair value measurements and disclosures with respect to assets and liabilities that are measured at fair value on both a recurring and non-recurring basis. Under this guidance, fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. The hierarchy is broken down into three levels defined as follows:

●	Level 1 – Inputs are quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.

●	Level 3 – Inputs are unobservable for the asset or liability.

As part of its testing of goodwill and intangible assets for impairment, the Company determines the fair value of its assets and liabilities, many of which were based on discounted cash flows analysis and forecasted future operating results which represent Level 3 inputs.

Stock-Based Compensation

The Company records compensation costs related to stock-based awards in accordance with ASC 718, Compensation—Stock Compensation, whereby the Company measures stock-based compensation cost at the grant date based on the estimated fair value of the award. Compensation cost is recognized on a straight-line basis over the requisite service period of the award. The Company utilizes the Black-Scholes option-pricing model to estimate the fair value of stock options granted, which requires the input of highly subjective assumptions including: the expected option life, the risk free interest rate, the dividend yield, the volatility of the Company’s stock price and an assumption for employee forfeitures. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected term of the option. The Company has not historically issued any dividends and does not expect to in the near future. There is no forfeiture rate applied to grants in 2014 as there was not sufficient historical data to estimate. Changes in any of these subjective input assumptions can materially affect the fair value estimates and the resulting stock-based compensation recognized. See Note 7 for more information about the Company’s stock-based compensation for the periods presented.

Cash and Cash Equivalents — The Company considers all short-term, highly-liquid investments that are both readily convertible to cash and have an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents for any of the periods presented. Cash is held in the custody of several financial institutions. The Company seeks to mitigate credit risk by depositing funds only with major financial institutions.

F-12

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Accounts Receivable and Concentration – Accounts receivable are amounts due from customers for services performed in the ordinary course of business and are presented net of an allowance for doubtful accounts. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. This allowance is regularly evaluated by the Company for adequacy by taking into consideration factors such as past experience, credit quality of the customer base, age of the receivable balances, both individually and in the aggregate, and current economic conditions that may affect a customer’s ability to pay. Accounts receivable are considered past due when not paid by the due date agreed upon with the customer, which ranges from 15 to 60 days beyond the invoice date. The Company does not accrue interest on past due accounts receivable. Receivables are written off only after all collection attempts have failed and are based on individual credit evaluation and the specific circumstances of the customer. The allowance for doubtful accounts was $0, $57,723 and $41,973 at December 31, 2014 and 2015 and June 30, 2016, respectively.

Accounts receivable are subject to credit risk and at December 31, 2015 and June 30, 2016, two customers each accounted for greater than 10% of the Company’s accounts receivable balance. In total, these two customers accounted for 36% and 28% of the Company’s accounts receivable balance at December 31, 2015 and June 30, 2016, respectively. Substantially all of the accounts receivable are assets of Frankly Media, which are pledged as collateral for the Revolving Credit Facility (Note 6). Additionally, approximately 36% and 32% of our revenue for the year ended December 31, 2015 and six months ended June 30, 2016 was generated from our three largest and two largest customers, respectively, each accounted for greater than 10% of the Company’s total revenue.

Income Taxes — Deferred income tax assets and liabilities are determined based on temporary differences between the financial statement and income tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted income tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established to the extent necessary to reduce deferred income tax assets to amounts that more likely than not will be realized.

The Company accounts for uncertain tax positions using a more-likely-than-not recognition threshold based on the technical merits of the tax position taken. Tax benefits that meet the more-likely-than-not recognition threshold should be measured as the largest amount of tax benefits, determined on a cumulative probability basis, which is more likely than not to be realized upon ultimate settlement in the financial statements. It is the Company’s policy to recognize interest and penalties related to income tax matters in income tax expense.

Property and Equipment — Property and equipment are measured at cost less accumulated depreciation. Property and equipment acquired in business combinations are measured at fair value less accumulated depreciation.

Depreciation is recognized on a straight-line basis over estimated useful lives as follows:

●	Leasehold improvements	Lesser of 10 years or remaining life of the lease
●	Computer equipment	2 to 5 years
●	Office equipment and furniture	5 to 7 years

Stock Issuance Costs — The Company charges incremental costs incurred in respect of raising capital against the equity proceeds raised, including legal, accounting, agent and investment banking fees.

Foreign Currency — The local currency of Frankly Inc., the parent holding entity, is the Canadian dollar; however, the Company’s functional currency is the U.S. dollar. The assets and liabilities of the holding entity are translated into the Company’s reporting currency using the exchange rate at the reporting date except for shareholders’ equity, which is translated using historical rates. The income and expenses of the holding entity are translated into the Company’s reporting currency at average exchange rates prevailing throughout the reporting period. The gains or losses resulting from such translation are reported as other comprehensive income. A transaction gain or loss realized upon settlement of a foreign currency transaction generally will be included in the consolidated statement of operations and comprehensive loss for the period in which the transaction is settled.

F-13

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Earnings (Loss) Per Share—Basic earnings (loss) per share is calculated in accordance with ASC 260, Earnings per Share, using the weighted-average number of common shares outstanding during each period. Diluted EPS assumes the conversion, exercise or issuance of all potential common stock equivalents unless the effect is to reduce a loss or increase the income per share. For purposes of this calculation, stock options and restricted stock units (RSUs) are considered to be potential common shares and are only included in the calculation of diluted earnings (loss) per share when their effect is dilutive. For the years ended December 31, 2014 and 2015 and the six months ended June 30, 2015 and 2016, 996,707, 3,001,791, 2,636,373 and 4,767,566, potential common shares, respectively, were omitted from the calculation of loss per share because their effect was anti-dilutive.

Accounts Payable and Accrued Expenses – Accounts payable consists of trade accounts payable to vendors as well as amounts due to customers under national advertising arrangements. Accrued expenses consists of accrued compensation and benefits, accrued sales and use tax settlement, accrual for amounts due to customers under national advertising arrangements and accrued professional fees including audit, tax and legal.

Other Assets and Other Liabilities — Other assets include rental deposits and long-term portion of unbilled revenue and other liabilities include deposits related to subleases.

Recently Issued Accounting Pronouncements

ASU 2014-09: Revenue from Contracts with Customers (Topic 606) — In May 2014, the FASB issued ASU 2014-09 that will replace most existing revenue recognition guidance in U.S. GAAP. In July 2015, the FASB issued a one-year deferral of the effective date of the new revenue recognition standard. In March, April and May 2016, the FASB issued additional amendments to the technical guidance of Topic 606. Topic 606 requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new standard will be effective for the Company in 2018 and early application is permitted. The Company is evaluating the effect that this guidance will have on its consolidated financial statements and related disclosures and has not yet selected a transition method.

ASU 2014-15: Presentation of Financial Statements – Going Concern (Subtopic 205-40) Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” — In June 2014, the FASB issued ASU 2014-15. Before the issuance of ASU 2014-15, there was no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. This guidance is expected to reduce the diversity in the timing and content of footnote disclosures. ASU 2014-15 requires management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards as specified in the guidance. ASU 2014-15 becomes effective for the annual period ending after December 15, 2016 and for annual and interim periods thereafter. Early adoption is permitted. The Company is currently evaluating the effects of adopting ASU 2014-15 on its consolidated financial statements but the adoption is not expected to have a significant impact on the Company’s consolidated financial statements.

ASU 2015-03: Interest – Imputation of Interest (Subtopic 835-30), Simplifying the Presentation of Debt Issuance Costs — In April 2015, the FASB issued ASU 2015-03, which changes the required presentation of debt issuance costs from an asset on the balance sheet to a deduction from the related debt liability. ASU 2015-03 was adopted in 2016 and did not have a material effect on the consolidated financial statements.

ASU 2015-16: Business Combinations (Topic 805), Simplifying the Accounting for Measurement-Period Adjustments — In September 2015, the FASB issued ASU 2015-16, which removes the requirement to retrospectively account for adjustments to preliminary amounts recognized in a business combination. ASU 2015-16 requires the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. ASU 2015-16 was adopted in 2016 and did not have a material effect on the consolidated financial statements.

F-14

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

ASU 2015-17: Income Taxes (Topic 740), Balance Sheet Classification of Deferred Taxes — In November 2015, the FASB issued ASU 2015-17 to simplify the presentation of deferred taxes in the balance sheet. Current guidance requires an entity to separate deferred income tax assets and liabilities into current and noncurrent amounts. The new guidance requires all deferred tax assets and liabilities to be presented as noncurrent. ASU 2015-17 will be effective for the Company in 2017 and early adoption is permitted. This guidance may be applied either prospectively to all deferred tax assets and liabilities, or retrospectively to all periods presented. The Company is evaluating the effect that this guidance will have on its consolidated financial statements and related disclosures and has not yet selected a transition method.

ASU 2016-02: Leases (Topic 842) — In February 2016, the FASB issued ASU 2016-02, which requires a lessee to recognize assets and liabilities on its consolidated balance sheet for leases with accounting lease terms of more than 12 months. ASU 2016-02 will replace most existing lease accounting guidance in U.S. GAAP when it becomes effective. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments and a right-of-use asset for the right to use the underlying asset for the lease term. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated statements of operations. ASU 2016-02 will be effective for the Company in 2019 and requires the modified retrospective method of adoption. Early adoption is permitted. Although the Company is currently evaluating the effect that ASU 2016-02 will have on its consolidated financial statements and related disclosures, the Company expects that most of its operating lease commitments will be subject to the new standard and recognized as operating lease liabilities and right-of-use assets upon adoption.

ASU 2016-09: Compensation – Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting — In March 2016, the FASB issued ASU 2016-09, which is intended to simplify several aspects of the accounting for share-based payment award transactions, including the income tax consequences and classification on the statement of cash flows. ASU 2016-09 will be effective for the Company in 2017 and early adoption is permitted. The Company is currently evaluating the guidance to determine the adoption methods and the effect that ASU 2016-09 will have on its consolidated financial statements and related disclosures.

3. Acquisition and Recapitalization

Acquisition of Worldnow

Description of Transaction

On July 28, 2015, the Company signed an agreement (the Purchase Agreement) to purchase all of the outstanding units of Gannaway Web Holdings LLC, operating as Worldnow, for total consideration of $45,000,000. On August 25, 2015 (the Closing Date), the Company completed the acquisition of Worldnow. Subsequent to the acquisition, Worldnow changed its name to Frankly Media LLC. The acquisition of Worldnow was made primarily to extend the reach of Frankly to Worldnow’s existing customer base within the local broadcast marketplace.

Under the terms of the Purchase Agreement, the Company paid $10,000,000 in cash, issued $20,000,000 in Class A restricted voting shares of the Company (the Share Consideration) and executed promissory notes to two shareholders of Worldnow bearing simple interest at a rate of 5 percent per year and agreed to pay $15,000,000 on August 31, 2016 (See Note 6 and Note 10). The number of restricted voting shares comprising the Share Consideration was 9,772,204, determined with reference to the volume-weighted average price of the common shares of the Company on the TSX-V for the five days prior to the date of the Purchase Agreement (CAD 2.6471 or USD 2.0466). For purposes of the purchase price allocation, the Share Consideration, prior to discount for lack of marketability, was reflected at fair value as of the Closing Date which amounted to $15,523,058.

All of the securities comprising the Share Consideration are subject to a lock-up agreement. The lock-up period with respect to securities representing 50 percent of the value of the Share Consideration expired August 25, 2016; and the lock-up period with respect to the remainder of the Share Consideration will expire upon August 25, 2017. The lock-up periods are subject to earlier expiry upon the occurrence of certain events that constitute a change of control of the Company. Further, upon expiry of the lock-up periods (Note 10), the restricted voting shares will be converted into common shares.

F-15

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Purchase Price Allocation

The following summarizes the purchase price allocation relating to the acquisition of Worldnow:

	Shares	Amount
Purchase Consideration
Cash		$10,000,000
Promissory notes		15,000,000
Class A restricted voting shares issued	9,772,204	15,523,058
Class A restricted voting shares - discount for lack of marketability		(2,444,882)
Common shares issued to settle liability	195,446	310,464
	9,967,650	$38,388,640

Purchase Price Allocation
Cash		$5,487,302
Accounts receivable		3,508,133
Prepaid expenses and other current assets		1,136,553
Intangible assets		8,800,000
Software development costs		4,000,000
Property and equipment		2,002,903
Other assets		211,152
Accounts payable and accrued expenses		(3,640,811)
Revolving credit facility		(2,900,000)
Deferred revenue		(1,500,000)
Capital leases		(473,173)
Severance liability		(1,000,000)
Fair value of identifiable net assets acquired		15,632,059
Goodwill		22,756,581
Net assets acquired		$38,388,640

In connection with the acquisition, additional units of Worldnow were issued to Frankly Inc. for the assumption of a liability of Worldnow due to a third-party vendor. Frankly Inc. satisfied the liability by granting 195,446 common shares to the vendor reflecting the same price for the share consideration described above; however, for purposes of the purchase price allocation, this additional investment was reflected at fair value of the shares issued by Frankly Inc. as of the Closing Date which amounted to $310,464.

Significant judgments and assumptions related to the valuation and useful lives of certain classes of assets acquired are as follows:

●	Intangible Assets, Software Development Costs — Worldnow had certain proprietary technology used in its products, which the Company expects will contribute to future cash flow. The fair value of the software development costs intangible asset was determined based on the relief from royalty method under the income approach. The software development costs intangible asset was valued using Level 3 inputs (described further under “Fair Value Measurements” below) which consisted of the following key inputs: (i) cash flow projections; (ii) royalty rate; (iii) technology replacement rate; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of 3 years.

●	Intangible Assets, Broadcast Relationships — Worldnow had established relationships with local broadcasters and TV stations which are expected to result in future sales. The fair value of the broadcast relationships intangible asset was determined based on the excess earnings method under the income approach. The broadcast relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections; (ii) customer attrition rate / probability of renewal rate; (iii) charges for use of assets; and (iv) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of twelve years.

●	Intangible Assets, Advertiser Relationships — Worldnow had established relationships with advertising agencies which are expected to result in future sales. The fair value of the advertiser relationships intangible asset was determined based on the lost profits method under the income approach. The “With” scenario assumed that the advertiser relationships are in place and the “Without” scenario assumes the advertiser relationships do not exist at the time of the valuation and must be re-created post valuation. The advertiser relationships cash flows were calculated by taking the difference in after-tax cash flows between the With and Without scenarios. The advertiser relationships intangible asset was valued using Level 3 inputs which consisted of the following key inputs: (i) cash flow projections under the With scenario; (ii) probability of success to be applied to the Without scenario; and (iii) present value factor. This asset is amortized on a straight-line basis over the estimated useful life of five years.

F-16

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The difference between the acquisition date fair value of the consideration transferred and the values assigned to the assets acquired and liabilities assumed represents goodwill of $22,756,581. All of the goodwill is expected to be deductible for tax purposes as the acquisition was considered an asset deal for tax purposes. The goodwill recorded represents the following:

●         Cost savings and operating synergies expected to result from combining the operations of Worldnow with those of the Company

●         Intangible assets that do not qualify for separate recognition such as the assembled workforce

The Company incurred fees of $1,271,854 which were recognized separately from the acquisition and included as transaction costs on the consolidated statement of operations and comprehensive loss. The Company also incurred approximately $166,506 of share issuance costs related to the Share Consideration and shares issued to settle the liability assumed from Worldnow as described above. These costs were not expensed, but rather are included as a reduction to additional paid-in capital in the consolidated statements of shareholders’ equity.

Revenue and net loss of the acquired business from the Closing Date through December 31, 2015 included in the consolidated statements of loss and comprehensive loss amounted to $6,720,251 and $279,791, respectively.

Unaudited Pro Forma Disclosures

The following unaudited pro forma information presents the combined results of operations as if the acquisition of Worldnow had been completed on January 1, 2014, the beginning of the comparable prior annual reporting period. The unaudited pro forma results include adjustments to reflect: (i) historical revenue and expenses of Worldnow prior to the date of acquisition based on Worldnow’s audited financial statements; (ii) the elimination of amortization of capitalized software from Worldnow’s historical financial statements and the inclusion of amortization based on the fair values at acquisition of Worldnow’s capitalized software and intangible assets; (iii) the inclusion of a full year of interest expense incurred on the one-year, 5% $15,000,000 promissory notes during the year ended December 31, 2014 and elimination of interest expense on these promissory notes during the year ended December 31, 2015; (iv) additional rent expense due to elimination of deferred rent which existed at the closing date; (v) the elimination of stock-based compensation during 2014 and 2015 related to options issued by Worldnow that were canceled in connection with the transaction; (vi) the elimination of transaction costs totaling $2,731,173 incurred during the year ended December 31, 2015 by Worldnow and Frankly and the inclusion of such expenses of Frankly in 2014; and (vii) an adjustment to the weighted-average shares outstanding to reflect the 9,967,650 shares of Frankly Inc. issued as consideration as if they had been issued on January 1, 2014.

F-17

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The unaudited pro forma results do not reflect any cost saving synergies from operating efficiencies or the effect of the incremental costs incurred in integrating the two companies. Accordingly, these unaudited pro forma results are presented for informational purpose only and are not necessarily indicative of what the actual results of operations of the combined Company would have been if the acquisition had occurred at the beginning of the periods presented, nor are they indicative of future results of operations.

	Year Ended December 31,		Ended June 30,
	2014	2015	2015

Pro forma revenues	$26,627,597	$24,995,444	$12,497,722
Pro forma net loss	(13,479,692)	(20,479,186)	(10,239,593)
Pro forma net loss per share	$(0.74)	$(0.64)	$(0.32)

Pro forma weighted-average shares outstanding	18,245,220	32,046,818	32,027,985

F-18

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Recapitalization

On December 23, 2014, WB III, a Canadian public shell company traded on the Toronto Stock Exchange, completed a merger with TicToc whereby WB III Subco Inc., a wholly-owned subsidiary of the WB III, merged with TicToc. The transaction, referred to as the Recapitalization, was structured as a reverse triangular merger under the Delaware General Corporation Law, which resulted in TicToc becoming a wholly-owned Canadian subsidiary of WB III. Subsequent to the completion of the Recapitalization, WB III changed its name to Frankly Inc. and TicToc changed its name to Frankly Co.

In the Recapitalization, Frankly Inc. issued: (i) 21,695,321 no par value common shares including 737,715 common shares in exchange for all then outstanding common shares of WB III and 20,957,606 shares in exchange for all then outstanding $0.0001 par value common shares of TicToc; (ii) 362,401 no par value Class A common restricted voting shares to existing holders of TicToc restricted common shares; and (iii) 98,360 options to holders of WB III options. Immediately prior to the Recapitalization, certain holders of TicToc common shares exchanged 362,401 common shares for an equal number of TicToc Class A restricted voting shares. The options had a fair value of $98,360 and the common shares issued to former holders of WB III had a fair value of $1,935,177 for an aggregate of $2,033,537.

The fair value of TicToc’s common shares was determined by the market value of the concurrent private placement, or $2.67 per share. The estimated fair value of the options re-issued to option holders of WB III were calculated using the Black-Scholes option pricing model (Note 2). TicToc also incurred transaction costs totaling $758,044.

These transactions were accounted for as a recapitalization because WB III was not an operating business, and, therefore, these transactions had no impact on additional paid-in capital. The excess of the $758,044 in transaction fees incurred over the cash acquired of $112,742 was recorded as transaction costs on the consolidated statement of operations and comprehensive loss.

4. Related Party Transactions and Balances

The Company has several significant shareholders as follows: SKP America LLC (SKP America), Raycom Media Inc. (Raycom), and Gannaway Entertainment Inc. (GEI) who each owned approximately 28.9%, 21.0% and 9.4%, respectively, as of both December 31, 2015 and June 30, 2016, of the aggregate Common Shares and Class A restricted voting shares. As of December 31, 2014, SKP America owned approximately 42.7% of the Company’s aggregate Common Shares and Class A restricted voting shares. SKP America LLC is the former parent of TicToc and a subsidiary of SK Planet Co. Ltd. (SK Planet).

F-19

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The following table summarizes related party balances in the consolidated balance sheets for the periods presented:

	December 31,
Amounts Due (to) from Related Parties	2014	2015	June 30, 2016
			(Unaudited)
Promissory notes:
GEI	$-	$(11,000,000)	$(11,000,000)
Raycom	-	(4,000,000)	(4,000,000)
Total promissory notes, net	$-	$(15,000,000)	$(15,000,000)

Due (to) from Raycom:
Trade accounts receivable	-	86,112	60,386
Unbilled revenue (prepaid and other current assets)	-	-	111,224
Trade accounts payable	-	(92,089)	(220,309)
Deferred revenue	-	(79,560)	(39,780)
Total due to Raycom	-	(85,537)	(88,479)
Due to SK Planet:
Services agreements	(7,781)	-	-
Total due to related parties	$(7,781)	$(85,537)	$(88,479)

The following table summarizes related party transactions in the consolidated statements of operations and comprehensive loss for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
Revenue (Expense) from Related Parties	2014	2015	2015	2016
			(Unaudited)	(Unaudited)
Raycom:
Revenue	$-	$946,383	$-	$2,190,517
Interest on promissory notes	-	(66,667)	-	(100,000)
	-	879,716	-	2,090,517

GEI:
Interest on promissory notes	-	(183,333)	-	(275,000)

SK Planet:
Revenue	161,501	-	-	-
Interest on convertible promissory notes	(180,446)	-	-	-
Consulting fees	(52,366)	(108,587)	(75,846)	-
Rent	(22,500)	-	-	-
	(93,811)	(108,587)	(75,846)	-

	$(93,811)	$587,796	$(75,846)	$1,815,517

SK Planet

SK Planet through its subsidiary, SKP America LLC, holds Common Shares in the Company.

Services Agreements

The Company entered into a services agreement with SK Planet in January 2014. Pursuant to the services agreement, the Company provided access to certain members of its mobile development team in connection with the general development of mobile applications and related products. The agreement terminated in October 2014. The Company recorded revenues during the year ended December 31, 2014 in connection with this services agreement.

F-20

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The Company also had services agreements with SK Planet’s Korean and U.S. subsidiaries, whereby the affiliated companies provided market research, mobile application development, and support for the Company’s back office operations as requested. The agreements provided that all intellectual property interest in all works completed by the affiliated company will be transferred to the Company. The agreements terminated in September 2015. Pursuant to the agreements, the Company incurred consulting fees during the years ended December 31, 2014 and 2015.

Acquisition of Shares

In January 2014, SKP America LLC acquired 2,536,232 common shares for gross proceeds of $3,500,000, recorded net of stock issuance costs of $34,400 (Note 7).

Convertible Promissory Notes

The Company issued a convertible promissory note to SKP America LLC in exchange for $6,500,000 in cash on March 14, 2014 as further discussed in Note 6. The note was amended on September 12, 2014 to modify the conversion features and the note was also bifurcated into two tranches (the “notes”) of $4,928,019 and $1,571,981. As the amended terms included a new substantive conversion option, the Company accounted for the amendment as an extinguishment of debt and recorded the amended notes at $8,170,173 representing their fair value on the date of amendment. The difference between the carrying value of the debt and the new fair value was $1,670,173, representing a loss on extinguishment of debt. The first tranche plus accrued coupon interest was converted into 2,643,087 common shares at a price of $2.912 per share on September 15, 2014 and the second tranche plus accrued coupon interest was converted into 850,998 shares at a price of $2.912 per share on November 24, 2014. The conversions of the principal related to the first and second tranches as well as the accrued coupon interest were recorded as additional paid-in capital aggregating $8,350,619 during the year ended December 31, 2014. Interest recorded on the convertible promissory notes during the year ended December 31, 2014 was $180,446, representing interest expense on the convertible promissory notes at the coupon rate, which was 5%.

Raycom

As partial consideration for the acquisition of Worldnow on August 25, 2015, the Company issued a $4,000,000 promissory note to Raycom and 6,751,132 Class A restricted voting shares (Note 3). The note bears interest at 5% per annum and is due on August 31, 2016 (Note 6, Note 10). Raycom was a customer and significant shareholder of Worldnow and, subsequent to the acquisition of Worldnow, remains a customer and significant shareholder of Frankly. Accordingly, during the year ended December 31, 2015, revenue-related transactions and balances with Raycom arose in the ordinary course of business.

GEI

As partial consideration for the acquisition of Worldnow on August 25, 2015, the Company issued an $11,000,000 promissory note to GEI and 3,021,072 Class A restricted voting shares (Note 3). The note bears interest at 5% per annum and is due on August 31, 2016 (Note 6, Note 10).

F-21

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

5. Long-Lived Assets

All of the Company’s long-lived assets are domiciled in the U.S. Depreciation and amortization expense for long-lived assets was as follows for the periods presented:

	Year Ended December 31,		Six Months Ended June 30,
	2014	2015	2015	2016
			(Unaudited)	(Unaudited)

Depreciation of property and equipment	$48,009	$339,005	$21,887	$367,763
Amortization of capitalized software	-	467,735	15,867	794,588
Amortization of other intangibles	-	349,403	-	436,668
Total depreciation and amortization	$48,009	$1,156,143	$37,754	$1,599,019

Property and Equipment, Net

The following table summarizes property and equipment, net, including assets held under capital lease:

	December 31,
	2014	2015	June 30, 2016
			(Unaudited)
Cost:
Office and computer equipment and software	$115,268	$1,933,615	$1,961,024
Leasehold Improvements	-	578,782	578,782
	115,268	2,512,397	2,539,806

Accumulated depreciation and amortization:
Office and computer equipment and software	(43,061)	(335,037)	(647,169)
Leasehold Improvements	-	(43,988)	(98,214)
	(43,061)	(379,025)	(745,383)
	$72,207	$2,133,372	$1,794,423

Balances as of December 31, 2015 and June 30, 2016 include $1,620,005 of office and computer equipment and software and $382,898 of leasehold improvements from the Worldnow acquisition (Note 3). Depreciation expense for assets held under capital lease was $57,749 and $82,124, for the year ended December 31, 2015 and the six months ended June 30, 2016, respectively. There was no such expense for the year ended December 31, 2014 and the six months ended June 30, 2015. The net carrying value of assets held under capital lease was $0, $568,594 and $486,470 as of December 31, 2014 and 2015 and June 30, 2016, respectively (Note 9).

Software Development Costs, Net

The following table summarizes software development costs, net for the periods presented:

	December 31,
	2014	2015	June 30, 2016
			(Unaudited)

Cost	$-	$4,834,073	$7,205,669
Accumulated amortization	-	(467,735)	(1,262,323)
	$-	$4,366,338	$5,943,346

Balances as of December 31, 2015 and June 30, 2016 include $4,000,000 from the Worldnow acquisition (Note 2, Note 3). During the year ended December 31, 2015 and six months ended June 30, 2016, the Company capitalized software development costs of $834,073 and $2,371,596, respectively.

F-22

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Goodwill

The following table summarizes the changes in goodwill for the periods presented:

Carrying Value

Balance, January 1, 2014	$-
Activity	-
Balance, December 31, 2014	-
Worldnow acquisition (Note 3)	22,756,581
Impairment	(12,001,000)
Balance, December 31, 2015	$10,755,581

Unaudited interim activity:
Balance, January 1, 2016	$10,755,581
Activity	-
Balance, June 30, 2016	$10,755,581

The Company completed the step one goodwill impairment analysis as of December 31, 2015 after concluding it was more likely than not the fair value of its reporting unit was below its carrying amount due to decline in the Company’s share price subsequent to the acquisition of Worldnow. As the estimated fair value of the Company’s reporting unit was less than its carrying amount, the second step was completed to determine and measure the amount of the potential impairment charge. The fair value of the Company’s reporting unit was determined using the Company’s common share price as of the valuation date.

For step two of the goodwill impairment analysis, the implied fair value of goodwill of the Company’s reporting unit was compared with its carrying amount and an impairment charge of $12,001,000 was recorded. The implied fair value of goodwill was determined by allocating the estimated fair value of the reporting unit to its identifiable assets and liabilities. The excess of the estimated fair value of the reporting unit over the amounts assigned to its identifiable assets and liabilities was the implied fair value of goodwill.

The Company assessed triggering events through June 30, 2016 and concluded no events or circumstances existed that would more likely than not reduce the fair value of the Company’s reporting unit below its carrying amount.

Other Intangible Assets, Net

The following table summarizes intangible assets, net for the periods presented:

	December 31,
	2014	2015	June 30, 2016
			(Unaudited)
Cost:
Broadcast relationships, 12-year useful life	$-	$7,600,000	$7,600,000
Advertiser relationships, 5-year useful life	-	1,200,000	1,200,000
	-	8,800,000	8,800,000

Accumulated amortization:
Broadcast relationships	-	(211,112)	(527,780)
Advertiser relationships	-	(80,000)	(200,000)
	-	(291,112)	(727,780)
	$-	$8,508,888	$8,072,220

F-23

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

The broadcast and advertiser relationships were acquired in the Worldnow acquisition (Note 2, Note 3) on August 25, 2015. Also during the year ended December 31, 2015, the Company (i) purchased software rights for $100,000 and sold them later in the year for $50,000, recognizing a loss of $25,000 (net of accumulated amortization); and (ii) purchased intellectual property for $228,275 for which no royalties were collected and, consequently, the asset was considered fully impaired and a loss equal to the carrying value of $194,985 was recognized later in 2015.

Based on the intangible assets recorded at December 31, 2015, scheduled annual amortization of software development costs and other intangible assets for each of the next five calendar years following December 31, 2015, and thereafter is as follows:

Years Ending December 31,	Total

2016	$2,484,690
2017	2,484,690
2018	2,016,957
2019	873,333
2020	793,333
Thereafter	4,222,223
Total	$12,875,226

6. Debt

Promissory Notes Payable to Related Parties

In connection with the acquisition of Worldnow on August 25, 2015 (Note 3), the Company executed unsecured promissory notes, bearing a simple interest at a rate of 5 percent per year, to pay an aggregate of $15,000,000 in cash on August 31, 2016 (Note 10). The holders of the promissory notes are Raycom Inc. ($4,000,000) and GEI ($11,000,000), former shareholders of Worldnow (Note 4). Interest expense on the promissory notes amounted to $250,000 for the year ended December 31, 2015 and is presented within interest expense, net on the consolidated statement of operations and comprehensive loss. The total amount outstanding under these promissory notes was $15,000,000 as of both December 31, 2015 and June 30, 2016.

Revolving Credit Facility

The Company, through its Frankly Media subsidiary, has a revolving credit facility which was assumed in the Worldnow acquisition (Note 3) and provides for a $3,000,000 revolving line of credit and a $500,000 letter of credit (collectively, the Revolving Credit Facility). Borrowings on the revolving line of credit are limited to the lesser of $3,000,000 or a percentage of eligible accounts receivable (the “advance rate”). The advance rate is 85% of eligible accounts receivable, unless the dilution rate from items such as credits and billing adjustments is 3.5% but less than 5%, in which case it will be reduced to 80%. The lender may reduce the advance rate below 80% in the event the lender determines that dilution as to the Company’s receivables exceeds 5.0%. Eligible accounts receivable exclude, among other things, past-due invoices, and customer balances where more than 35% of the amounts owed by the customer are past due. The Revolving Credit Facility was renewed in April 2015 for two years. It expires in April 2017 and requires monthly interest payments. The interest rate applicable to the Revolving Credit Facility is the greater of 3.25% or the lender’s prime rate, plus 2.50%. The Revolving Credit Facility is collateralized by the assets of Frankly Media. As of both December 31, 2015 and June 30, 2016, $1,950,000 was outstanding under the revolving line of credit, and the applicable interest rate was 6.00% (Note 10).

The Revolving Credit Facility contains financial covenants applicable to Frankly Media for which compliance must be measured monthly and before each advance. These covenants include an asset coverage ratio of not less than 1.05 to 1.0, revised to 1.4 to 1.0 as of November 10, 2015, defined as unrestricted cash maintained at lender plus eligible receivables less contra-accounts, counterclaims, and offsets, which include liabilities of Frankly Media to its customers for their share of advertising revenue, divided by the credit facility balance, including the letter of credit. Beginning November 10, 2015, Frankly Media has an additional covenant to maintain a minimum unrestricted cash balance of at least $1,000,000. Frankly Media was in compliance with all covenants at December 31, 2015 and June 30, 2016.

F-24

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

In the event there is an event of default under the Revolving Credit Facility, the interest rates on the revolving line of credit will be subject to an additional 5%.

Convertible Promissory Notes Payable to Related Party

As disclosed in Note 4, the Company issued an unsecured convertible promissory note to SKP America LLC in exchange for $6,500,000 in cash on March 14, 2014. At the time of issuance, the convertible promissory note contained various contingent conversion features that allowed for conversion of principal and interest to either common or preferred shares of the Company based on market prices in effect at the time of conversion and contingent upon various triggering events. These features were evaluated for bifurcation accounting treatment by the Company. The Company, which was not publicly traded during the year ended December 31, 2014, determined that the features were not derivatives because its shares, which had limited trading volume during the year ended December 31, 2014, were not readily convertible to cash and that bifurcation was not required. Furthermore, the features were considered related to those of an equity instrument and not the debt host contract. Therefore, the debt component of the instrument was initially accounted for at its face value of $6,500,000.

The note was amended on September 12, 2014 and the most significant modification resulted in a change that allowed the holder the option to convert the principal and interest to common shares of the Company at a price equal to 80% of $2.39 (the price of a concurrent private placement) after September 15, 2014. The Company evaluated the amendment and determined that the modification to the arrangement was material such that the amendment required extinguishment accounting. To reflect the amendment, as the amended terms included a new substantive conversion option, the Company accounted for the amendment as an extinguishment of debt and recorded the amended notes at $8,170,173 representing their fair value on the date of amendment. The difference between the carrying value of the debt and the new fair value was $1,670,173, representing a loss on extinguishment of debt and was recorded in the consolidated statement of operations and comprehensive loss.

The first tranche plus accrued coupon interest was converted into 2,643,087 common shares at a price of $2.912 per share on September 15, 2014 and the second tranche plus accrued coupon interest was converted into 850,998 shares at a price of $2.912 per share on November 24, 2014. The conversions of the principal related to the first and second tranches as well as the accrued coupon interest were recorded as additional paid-in capital aggregating $8,350,619 during the year ended December 31, 2014. Interest recorded on the convertible promissory notes during the year ended December 31, 2014 was $180,446 representing interest expense on the convertible promissory notes at the coupon rate, which was 5%.

Debt Maturities

Scheduled debt principal payments during each of the next five calendar years following December 31, 2015 and thereafter are as follows:

Payments Due During the Years Ending December 31,	Total

2016	$15,000,000	(a)
2017	1,950,000	(b)
Total	$16,950,000

(a) During August 2016, the promissory notes payable to related parties were refinanced (Note 10).

(b) The revolving credit facility was scheduled to expire in April 2017 unless renewed pursuant to its terms; however, it was extinguished during August 2016 (Note 10).

F-25

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

7. Shareholders’ Equity

Common Shares and Class A Restricted Voting Shares

Subsequent to the Recapitalization on December 23, 2014 (Note 3), all common and Class A restricted voting shares and related stock-based grants have been denominated in Canadian dollars and have been translated to U.S. dollars using the exchange rate in effect at the date of transaction or grant, as applicable.

The Class A restricted voting shares have the same voting rights as common shares except for voting for the election and removal of directors of the Company. The Class A restricted voting shares participate in dividends and liquidation events in the same manner as common shares. In terms of restrictions on transfer, no Class A restricted voting shares shall be transferred to another party unless an offer to acquire common shares is concurrently made that is identical to the offer for the Class A restricted voting shares in terms of price per share, percentage of outstanding shares to be transferred and in all other material respects.

Shares Issued During the Year Ended December 31, 2015

As part of the consideration in the acquisition of Worldnow on August 25, 2015 (Note 3), the Company issued to Raycom and GEI, two former shareholders of Worldnow (Note 4), a total of 9,772,204 Class A restricted voting shares with a fair value less discount for marketability of $13,078,176. In addition, in connection with the acquisition the Company also issued 195,446 common shares with a fair value of $310,464 to a third-party vendor. These amounts were partially offset by aggregate share issuance costs of $166,506 related to the transaction.

Also during the year ended December 31, 2015, the Company issued a total of 67,959 common shares for employee and agent option exercises and director RSUs that vested. In addition, the Company exchanged one investor’s 39,578 Class A restricted shares for common shares.

Shares Issued During the Year Ended December 31, 2014

As part of the Recapitalization (Note 3) on December 23, 2014, the Company issued 737,715 common shares and options for 98,360 common shares (see below) with an aggregate fair value of $2,033,537 (Note 2). In addition, 362,401 common shares were exchanged on a one-for-one basis for Class A restricted shares. Because these transactions were accounted for as a recapitalization, these transactions had no impact on additional paid-in capital. The excess of the $758,044 in fees incurred over the cash acquired of $112,742, was recorded as transaction costs on the consolidated statement of operations and comprehensive loss.

During the year ended December 31, 2014, the Company made various private placements aggregating 11,294,092 common shares for gross proceeds of $29,381,843, which were offset in part by offering costs totaling $2,428,708. In addition, the Company issued 515,802 agent compensation options with a fair value of $336,265 to a third party in settlement of offering costs (see below and Note 2).

Also during the year ended December 31, 2014, SKP America LLC, a related party (Note 4), (i) acquired 2,536,232 common shares for gross proceeds of $3,500,000, which was recorded net of issuance costs of $34,400; and (ii) converted principal and coupon interest totaling $6,680,446, which related to the first and second tranches of its $6,500,000 convertible promissory notes, to 3,494,085 common shares (Note 3, Note 6).

F-26

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Stock-Based Compensation

Description of the Plan

On April 1, 2015, the Company adopted an amended and restated equity incentive plan, which amends and restates the equity incentive plan, or the Plan, which was previously established as of December 23, 2014. On January 22, 2016, the Company and its Board of Directors (the Board) amended the Plan to fix the number of shares reserved for issuance of both stock options and RSUs at 5,715,105. Based on the number of outstanding options and RSUs at June 30, 2016, the Company had 947,539 options or RSUs remaining for issuance under the Plan.

Options may be exercised over periods of up to 10 years as determined by the Board and the exercise price shall not be less than the closing price of the shares on the day preceding the award date. Option awards generally vest over four years with one year cliff vesting. On December 23, 2014, all stock options outstanding prior to the Recapitalization were exchanged for identical options which may be settled with Frankly Inc. shares.

The restated Plan allows the Company to award RSUs to officers, employees, directors and consultants of Frankly and its subsidiaries upon such conditions as the Board may establish, including the attainment of performance goals recommended by the Company’s compensation committee. The purchase price for common shares of the Company issuable under each RSU award, if any, shall be established by the Board at its discretion. Shares issued pursuant to any RSU award may be made subject to vesting conditions based upon the satisfaction of service requirements, conditions, restrictions, time periods or performance goals established by the Board.

The Company did not recognize any tax benefits for stock-based compensation during any of the periods presented.

Stock Options

The following table sets forth the activity for the Company’s stock options during the periods presented:

		Weighted Average
				Remaining
			Grant Date	Contractual
	Shares	Exercise Price	Fair Value	Term (Years)

Balance, January 1, 2014	348,943	$0.45	$0.35	9.68
Granted	705,500	2.41	0.69
Exercised	-	-	-
Forfeited or canceled	(57,736)	0.48	0.23
Balance, December 31, 2014	996,707	1.84	0.60	4.37
Granted	1,850,979	2.20	1.27
Exercised	(37,959)	1.24	0.67
Forfeited or canceled	(415,972)	2.10	1.21
Balance, December 31, 2015	2,393,755	$2.09	$1.01	7.12
Vested and expected to vest, December 31, 2015	2,314,614	$2.08	$1.01	7.05
Exercisable, December 31, 2015	810,942	$1.96	$0.59	3.01

Unaudited interim activity:
Balance, January 1, 2016	2,393,755	$2.09	$1.01	7.12
Granted	2,858,500	0.72	0.27
Exercised	-	-	-
Forfeited or canceled	(845,049)	2.36	0.79
Balance, June 30, 2016	4,407,206	$1.14	$0.58	9.17
Vested and expected to vest, June 30, 2016	4,222,158	$1.15	$0.58	9.16
Exercisable, June 30, 2016	706,255	$1.65	$0.98	7.93

Options granted during the year ended December 31, 2014 include (i) 515,802 options granted to the Company’s agent as compensation for the agent’s commission upon completion of a private placement; (ii) 98,360 options granted to former shareholders of WB III in the Recapitalization (Note 3); and (iii) 91,338 options granted to employees of the Company. At December 31, 2015, of the 810,942 vested and exercisable options, 515,802 were the agent’s options described above, which expired unexercised in June 2016.

Aggregate intrinsic value of outstanding and exercisable stock options at June 30, 2016 is 0.

F-27

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

During the years ended December 31, 2014 and 2015, the following stock options were granted to directors, officers and employees of the Company. The fair values of the options granted were estimated based on the Black-Scholes option pricing model, using the following assumptions:

	Year Ended December 31,
	2014	2015

Number of options granted	91,338	1,850,979
Dividend yield	0%	0%
Risk-free interest rate	1.38%~2.06%	0.65%~1.25%
Volatility	34.34%~40.49%	63.96%~68.01%
Expected term in years	5~6.25	5~6.25
Forfeitures	0%	5%

On December 23, 2014, as the part of an agent’s commission upon completion of a private placement (Note 7), the Company issued 515,802 fully-vested agent compensation options, which entitle the holder to acquire one common share upon payment of CAD 3.05 (USD 2.67) for a period of eighteen months. The estimated fair value of the compensation options of $336,265 was calculated using the Black-Scholes option pricing model with the following assumptions: (i) expected option life of 1.5 years; (ii) risk free interest rate of 1.88%; (iii) dividend yield of nil; and (iv) expected volatility of 48.1%; and (v) forfeitures of zero.

As a part of the Recapitalization (Note 3), the Company issued replacement stock options to option holders of WB III. The estimated fair value of the 98,360 options issued to option holders of WB III was calculated using the Black-Scholes option pricing model with the following assumptions: (i) expected option life of 1 year (for 73,770 options) and 5 years (for 24,590 options); (ii) risk free interest rate of 0.13% (for 73,770 options) and 1.69% (for 24,590 options); (iii) dividend yield of nil; (iv) expected volatility of 48.1%; and (v) forfeitures of zero.

F-28

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Restricted Share Units

The following table sets forth the activity for the Company’s RSUs for the periods presented:

		Weighted-Average
		Grant Date
	Shares	Fair Value

Balance, January 1, 2014	-	$-
Granted	-	-
Vested	-	-
Forfeited or canceled	-	-
Balance, December 31, 2014	-	-
Granted	638,036	1.29
Vested	(30,000)	2.14
Forfeited or canceled	-	-
Balance, December 31, 2015	608,036	$1.25

Unaudited interim activity:
Balance, January 1, 2016	608,036	$1.25
Granted	-	-
Vested	-	-
Forfeited or canceled	(247,676)	2.14
Balance, June 30, 2016	360,360	$0.64

In connection with the extension of the CEO’s employment agreement, the Company granted an aggregate of 247,676 RSUs during the year ended December 31, 2015, all of which were canceled during the six months ended June 30, 2016. In addition, to compensate its two independent directors, the Company granted them a total of 30,000 RSUs in the year ended December 31, 2015, which vested upon the one-year anniversary of their election to the Board. In November 2015, the Company granted a total of 360,360 RSUs to compensate two key employees, which vest 25% per annum over four years from the date of grant. The RSUs granted during the year ended December 31, 2015 had an aggregate fair value of $824,534 based on the closing price for common shares on the date of grant. Unrecognized compensation cost related to the Company’s non-vested RSUs was $648,433 and $191,214 at December 31, 2015 and June 30, 2016, respectively.

F-29

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

8. Income Taxes

Reconciliation of Effective Tax Rate

The reconciliation of the federal statutory tax rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
	2014	2015

Loss before income taxes	$(13,101,569)	$(24,723,588)
US Federal statutory income tax rate	34.0%	34.0%

Expected income tax benefit based on Federal income tax rate	$(4,454,533)	$(8,406,020)

Reconciling items:
Permanent differences	871,455	324,325
Valuation allowance	3,583,078	8,081,695
Income tax expense	$-	$-

Deferred Taxes

The Company had the following temporary differences that would ordinarily give rise to deferred taxes:

	December 31,
	2014	2015

Deferred tax assets
Professional Services	$316,253	$46,309
Net Operating Loss Carryforwards	5,503,971	9,226,849
Credits	7,967	7,325
Other	278,940	920,033
Intangible Assets	-	4,305,741
	6,107,131	14,506,257

Valuation Allowance	(6,107,131)	(14,506,257)
	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company regularly assesses the likelihood that the deferred tax assets will be recovered from future taxable income. The Company considers projected future taxable income and ongoing tax planning strategies, then records a valuation allowance to reduce the carrying value of the net deferred taxes to an amount that is more likely than not able to be realized. Based upon the Company’s assessment of all available evidence, including the previous three years of U.S. based taxable income and loss after permanent items, estimates of future profitability, and the Company’s overall prospects of future business, the Company determined that it is more likely than not that the Company will not be able to realize a portion of the deferred tax assets in the future. The Company will continue to assess the potential realization of deferred tax assets on an annual basis, or an interim basis if circumstances warrant. If the Company’s actual results and updated projections vary significantly from the projections used as a basis for this determination, the Company may need to change the valuation allowance against the gross deferred tax assets. On the basis of this evaluation, as of December 31, 2015, a valuation allowance of $14.5 million was recorded to reduce the net deferred tax assets to their estimated realizable value.

The Company had U.S. federal and state income tax net operating loss carry-forwards of approximately $25.9 million and $16.6 million, respectively, as of December 31, 2015 to apply against future taxable income. If not utilized, these net operating losses will expire on various dates in the next 20 years. Additionally, the Company had Canadian income tax net operating loss carry-forwards of approximately $1.5 million which will begin to expire in 2033. These net operating loss carry-forward balances might be subject to annual limitations in their use in accordance with U.S. Internal Revenue Code (“IRC”) section 382. The Company has not undertaken the effort of performing the IRC Section 382 study as it has not had the need to utilize the net operating loss carry-forward balances to offset taxable income. However, should the facts change, the Company will perform such a study.

F-30

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

9. Commitments and Contingencies

Operating Lease Commitments

The Company is obligated under several non-cancellable operating leases for office space, expiring in 2017 through 2023. The Company has one sublease for excess office space as of December 31, 2015.

The future aggregate minimum lease payments under these non-cancellable operating leases, without regard to subleases, are payable as follows as of December 31, 2015:

Payments Due During the Years Ending December 31,	Total

2016	$1,668,446
2017	1,403,958
2018	1,381,158
2019	1,076,658
2020	852,908
Thereafter through 2023	1,847,968
Total	$8,231,096

Capital Lease Commitments

The Company is party to various computer-related equipment leases that qualify as capital lease obligations, expiring in 2016 through 2018. As a result, the present value of the remaining future minimum lease payments is recorded as a capitalized asset within property and equipment (Note 5) with the related capital lease obligation as a liability in the accompanying consolidated balance sheets.

Future minimum capital lease payments were payable as follows as of December 31, 2015:

Payments Due During the Years Ending December 31,	Total

2016	$210,084
2017	173,224
2018	40,742
Total	424,050
Amount representing interest	(20,027)
Present value of minimum lease payments	404,023
Less current portion	(195,940)
Non-current portion	$208,083

F-31

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Litigation Matter

On May 19, 2014, an individual filed a punitive class action complaint against TicToc in the U.S. District Court for the Northern District of California. The plaintiff asserted a single cause of action against the Company for violation of the Telephone Consumer Protection Act (TCPA). The complaint alleged that the Company violated the TCPA when it enabled users of its Frankly messaging service to send short message service (SMS) text message invitations to the users’ friends and other contacts via a short code assigned to the Company. The complaint alleged that the Company was the sender of those messages, and that the messages violated the TCPA, because the recipients had not given prior express consent to receive SMS messages. The plaintiff sought to represent a putative nationwide class of persons who allegedly received SMS message invitations from a short code assigned to the Company, and the plaintiff seeks actual or statutory damages in the amount of $500 per message.

On June 13, 2014, the Company filed a motion to dismiss the complaint for failure to state a claim, on the ground that the complaint does not sufficiently allege that the Company sent plaintiff any SMS message using an automated telephone dialing system - that is, a system with the present capacity to store or produce, and dial, numbers generated by a random or sequential number generator. In the alternative, the Company asked the court to stay the action pending rulings by the Federal Communications Commission (FCC) on four pending petitions for declaratory rulings concerning the interpretation of the TCPA. The court denied the Company’s motion on March 11, 2015, and the Company answered the complaint on March 26, 2015.

On August 18, 2015, the parties reached a confidential settlement agreement in the amount of $180,000, which is reflected in the consolidated statement of operations and comprehensive income for the year ended December 31, 2014. The parties filed a joint stipulation to dismiss the case on August 21, 2015.

Employee Benefit Plan

The Company’s subsidiaries, Frankly Co. and Frankly Media, each have a 401(k) plan (the Plans), which cover all eligible employees. Under the Plans, employees may contribute from their gross salaries on a before tax basis up to annual statutory limitation determined each year. The Company’s matching contributions amounted to $12,429, $21,224, $10,572 and $0 for the years ended December 31, 2014 and 2015 and the six months ended June 30, 2015 and 2016, respectively.

10. Subsequent Events

Exchange of Class A Restricted Voting Shares

Pursuant to the provisions of the lockup agreement described in Note 3, 1,510,536 Class A restricted voting shares held by GEI were exchanged for an equal number of common shares during August 2016. The Class A restricted voting shares held by Raycom are discussed below.

Raycom Loan, Extinguishment of Promissory Notes and Repayment of Revolving Credit Facility

On September 1, 2016 the Company completed the closing of its financing with Raycom, a related party (Note 4).

The Company received a non-revolving term line of credit from Raycom in the principal amount of $14.5 million and, subject to approval of Raycom, an additional available $1.5 million non-revolving line of credit (collectively, the Loan). In addition, Raycom converted $1.0 million of its existing $4.0 million promissory note from the Company into 2,553,400 common shares of the Company and the Company issued 14,809,720 warrants to Raycom entitling the holder of each warrant to acquire one common share of the Company upon exercise of each warrant at a price per common share equal to CDN$0.50. The warrants will expire on the earlier of: (i) the repayment of the Loan in accordance with its terms; and (ii) 5 years. To the extent that there is a mandatory repayment of any portion of the principal balance of the Loan within the first year of its term, a proportionate number of the warrants will have their term reduced to the later of one year from issuance and 30 days from the date of such repayment. The common shares and warrants issued to Raycom are subject to a four-month statutory hold period expiring on January 1, 2017.

F-32

Frankly Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2014 and 2015

Six Months Ended June 30, 2015 and 2016 (Unaudited)

Prior to the completion of the financing arrangements, Raycom Media held 6,751,132 voting shares of the Company, which represented approximately 21% of the issued and outstanding voting shares of the Company. Immediately following the completion of the financing arrangement transactions, Raycom now holds 9,304,532 voting shares of the Company and 14,809,720 warrants, which collectively represents approximately 27% of the issued and outstanding voting shares of the Company on a non-diluted basis.

The proceeds of the Loan were used to pay off the outstanding $15.0 million of promissory notes issued by the Company in connection with the 2015 acquisition of Worldnow (Note 3), including $3.0 million of the $4.0 million of such notes issued to Raycom, with the remaining $1.0 million promissory note balance owed to Raycom being converted to common shares of the Company as described above.

The Loan has a five-year term and is secured by the grant of a security interest in the Company’s assets, a pledge of shares of the Company’s subsidiaries and a guarantee by the Company’s subsidiaries secured by their assets. Simultaneously, the Company and Raycom also entered into a software code escrow agreement.

Interest on outstanding balances of the Loan will accrue at a rate of 10% per annum, with a default interest rate of 12% per annum. The Loan is subject to certain scheduled mandatory principal repayments, with additional mandatory repayments occurring upon the Company’s raising of additional financing, sales of assets and excess cash flow.

On August 31, 2016, in connection with the above refinancing transaction, the Company utilized cash on hand to extinguish the Revolving Credit Facility (Note 6).

RSU Grant

In August 2016 the Company granted an aggregate of 962,535 RSUs to certain executive and non-executive officers and members of its management team pursuant to the Company’s Amended and Restated Equity Incentive Plan.

F-33

Independent Auditor’s Report

To the Board of Managers

Gannaway Web Holdings, LLC (dba Worldnow)

New York, New York

We have audited the accompanying financial statements of Gannaway Web Holdings, LLC (dba Worldnow) (the “Company”), which comprise the balance sheet as of August 25, 2015, and the related statements of income, preferred units and members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gannaway Web Holdings, LLC (dba Worldnow) as of August 25, 2015, and the results of its operations and its cash flows for the year then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

September 19, 2016

F-34

Independent Auditor’s Report

The Board of Managers

Gannaway Web Holdings, LLC (dba Worldnow):

Report on the Financial Statements

We have audited the accompanying financial statements of Gannaway Web Holdings, LLC (dba Worldnow) (the Company), which comprise the balance sheet as of December 31, 2014, and the related statements of income, changes in preferred units and members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal controls relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal controls. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gannaway Web Holdings, LLC (dba Worldnow) as of December 31, 2014, and the results of its operations and its cash flows for the year then ended, in accordance with U.S. generally accepted accounting principles.

/s/ KPMG LLP

May 22, 2015

New York, NY

F-35

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Balance Sheets

	August 25, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$5,487,302	$2,926,534
Accounts receivable, net of allowance for doubtful accounts of $57,724 in 2015 and $52,407 in 2014	3,508,133	4,757,277
Prepaid expenses and other current assets	1,136,553	875,907
Total current assets	10,131,988	8,559,718
Property and equipment, net of accumulated depreciation of $5,098,910 in 2015 and $4,609,627 in 2014	2,002,903	1,758,240
Software development costs, net of accumulated amortization of $9,163,862 in 2015 and $7,589,318 in 2014	7,306,614	7,390,431
Deferred financing costs	—	17,820
Other assets	211,152	—
Total assets	$19,652,657	$17,726,209
Liabilities, Preferred Units and Members’ Deficit
Current liabilities:
Accounts payable and accrued expenses	$3,640,813	$4,549,883
Revolving credit facility	2,900,000	3,000,000
Deferred revenue, current portion	2,530,636	2,987,669
Term loan, current portion	—	800,000
Capital leases, current portion	200,788	96,229
Other liabilities, current portion	1,000,000	441,968
Total current liabilities	10,272,237	11,875,749
Deferred revenue	3,430,372	208,778
Term loan	—	533,333
Capital leases	272,385	55,301
Deferred rent	896,299	910,777
Other liabilities	—	1,000,000
Total liabilities	14,871,293	14,583,938
Commitments and contingencies
Preferred units (Liquidation preference: A units $11,188,316; B units $12,984,743)	22,362,159	22,362,159
Members’ deficit:
Common units – unlimited units authorized; issued and outstanding 99,352,941 units as of August 25, 2015 and 100,000,000 units as of December 31, 2014	38,318,472	37,827,822
Accumulated deficit	(55,899,267)	(57,047,710)
Total members’ deficit	(17,580,795)	(19,219,888)
Total liabilities, preferred units and members’ deficit	$19,652,657	$17,726,209

See accompanying notes to financial statements.

F-36

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Statements of Income

	Period Ended August 25, 2015	Year Ended December 31, 2014
Revenues:
License fees	$12,411,128	$16,806,248
National advertising, net	3,210,521	5,613,030
Local advertising, net	1,332,646	2,341,984
Local ad serving	870,353	1,413,276
Other revenue	293,125	280,682
	18,117,773	26,455,220
Operating expenses:
General and administrative	12,976,192	19,962,225
Other general expenses	1,754,319	1,540,000
Depreciation and amortization	2,063,827	2,813,163
Income before interest expense, net	1,323,435	2,139,832
Interest expense	174,992	302,094
Net income	$1,148,443	$1,837,738

See accompanying notes to financial statements.

F-37

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Statements of Preferred Units and Members’ Deficit

Period Ended August 25, 2015 and Year Ended December 31, 2014

							Total
	Preferred	Preferred	Preferred	Common	Common	Accumulated	members’
	Class A	Class B	units	units	units	deficit	deficit
Balance at December 31, 2013	11,188,316	12,984,743	$22,362,159	100,000,000	$37,778,382	$(58,885,448)	$(21,107,066)
Equity-based compensation	—	—	—	—	49,440	—	49,440
Net income	—	—	—	—	—	1,837,738	1,837,738
Balance at December 31, 2014	11,188,316	12,984,743	22,362,159	100,000,000	37,827,822	(57,047,710)	(19,219,888)
Issuance of common units	—	—	—	2,352,941	400,000	—	400,000
Forfeiture of common units	—	—	—	(3,000,000)	—	—	—
Equity-based compensation	—	—	—	—	90,650	—	90,650
Net income	—	—	—	—	—	1,148,443	1,148,443
Balance at August 25, 2015	11,188,316	12,984,743	$22,362,159	99,352,941	$38,318,472	$(55,899,267)	$(17,580,795)

See accompanying notes to financial statements.

F-38

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Statements of Cash Flows

	Period Ended August 25, 2015	Year Ended December 31, 2014
Cash flows from operating activities:
Net income	$1,148,443	$1,837,738
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,063,827	2,813,163
Bad debt	7,350	1,625
Equity-based compensation	90,650	49,440
Amortization of deferred financing costs	17,820	26,499
Transaction fee settled by issuance of common units	400,000	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,241,794	(466,887)
Prepaid expenses and other current assets	(260,646)	711,486
Other assets	(211,152)	—
Deferred revenue	2,764,561	1,600,024
Accounts payable, accrued expenses, and deferred rent	(923,548)	(1,072,221)
Other liabilities	(441,968)	1,441,968
Net cash provided by operating activities	5,897,131	6,942,835
Cash flows from investing activities:
Purchase of property and equipment	(276,344)	(636,221)
Capitalized software costs	(1,490,727)	(2,872,299)
Net cash used in investing activities	(1,767,071)	(3,508,520)
Cash flows from financing activities:
Revolving credit facility repayments	(100,000)	—
Term loan payments	(1,333,333)	(666,667)
Payments on capital leases	(135,959)	(238,565)
Net cash used in financing activities	(1,569,292)	(905,232)
Net increase in cash and cash equivalents	2,560,768	2,529,083
Cash and cash equivalents at beginning of period	2,926,534	397,451
Cash and cash equivalents at end of period	$5,487,302	$2,926,534

Supplemental disclosure of cash flow information
Cash paid for interest during the period	$163,441	$278,035
Insurance proceeds received during the period	$—	$200,000

Supplemental disclosures of noncash investing and financing activities:
Leasehold improvements, furniture and equipment acquired through capital leases	$457,602	$112,388

See accompanying notes to financial statements.

F-39

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(1)	Organization, Description of Business, and Basis of Presentation

(a)	Organization

Gannaway Web Holdings, LLC (dba Worldnow) is a Delaware limited liability company (the Company) and is a majority-owned subsidiary of a domestic corporation, Gannaway Entertainment, Inc. (GEI). The Company began operations on July 17, 1998 concurrent with the purchase of the assets of an entity operating as “Worldnow Online.” On August 25, 2015, the Company was purchased by Frankly, Inc. (the Acquirer, note 11).

(b)	Description of Business

The Company is a solutions service provider that provides digital publishing software as a service and related advertising services for local media sites on the Internet. The Company’s software enables site owners to design, build, and host sites to publish local content and information on digital platforms. The Company also sources national and local advertising for its customers to distribute over multiple consumer devices. The Company’s website publishing and management system (the Producer) allows the customer to manage media assets on all digital platforms and to interact with its consumers. Additionally, the Company licenses or provides other technologies and services.

(c)	Basis of Presentation

The accompanying financial statements have been prepared assuming that Worldnow will continue as a going concern. Management believes that cash on hand, cash to be generated from operations, and cash available under the credit facility (note 10) will be sufficient to meet the Company’s needs. However, circumstances such as the loss of significant customers or deterioration in the economy, particularly in the media and advertising industries, could require the Company to obtain other sources of liquidity and there can be no assurances that such sources will be available.

The financial results for 2015 are presented from January 1, 2015 through the date the Company was sold on August 25, 2015 (period ended August 25, 2015). All amounts as of August 25, 2015 presented herein reflect the Company’s accounts immediately prior to the sale of the Company (note 11).

The Company has revised its previously issued balance sheets as of August 25, 2015 and December 31, 2014 to reclassify $2.5 million and $3.0 million, respectively, of the deferred revenue liability balance to current liabilities. These revisions are considered immaterial to the financial statements.

(2)	Summary of Significant Accounting Policies

(a)	Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The cash presented in the accompanying balance sheets consists of cash collections not yet applied to reduce the outstanding revolving credit facility balance and would not be available to fund disbursements in the event the bank determines, in its sole discretion, that a material adverse change has occurred.

(b)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported and the disclosures in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-40

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(c)	Revenue Recognition

The Company’s primary sources of revenue are license fees for use of its content management systems and video software and fees from national and local advertising revenue earned by the customers.

The Company enters into license agreements with customers for its Producer, video, and mobile applications. These license agreements, generally non-cancelable and multiyear, depending on the application, provide the customer the right to use the Company’s application solely on a Company-hosted platform or on the purchased encoders. The license agreements also entitle the customer to technical support. Revenue from these license agreements is recognized ratably over the license term. In accordance with the contingent revenue provisions of ASC Subtopic 605-25, the Company delays recognition of revenue until contractual amounts become due and payable. During the period ended August 25, 2015 and the year ended December 31, 2014, the Company received payments of $4.6 million and $1 million related to customer contract terminations. As of August 25, 2015, the unearned portion was included in deferred revenue and will be recognized upon cessation of services to the customers in the remainder of 2015. License fee revenue represented approximately 69% and 64% of total revenue for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

Under national advertising agreements, the Company sources, creates, and places advertising campaigns that run across the Company’s network of website participants. National advertising revenue, net of the Company’s sales commission, is shared 0%–75% with customers based on their respective contribution to overall network traffic. The Company invoices national advertising amounts due from advertisers and remits payments to website participants. Depending on the customer arrangement, the obligation to remit payment to the customer is based on either billing to the advertiser or the collection of cash from the advertiser. National advertising revenue is recognized in the period during which the ad impressions are delivered and represented approximately 18% and 21% of total revenue for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

Under local advertising agreements with customers, the Company provides local ad sales consulting and support services in exchange for monthly fees over the term of the agreement. The fees are established in the agreement with the customer in one of three ways: fixed annual amounts for an unlimited number of advertisers, flat fee paid per advertiser, or a commission rate of approximately 10% to 20% of the local advertising revenue paid by the advertiser. Fixed amounts are recognized as revenue ratably over the contract term, and flat fee and commission-based amounts are recognized as revenue based on the revenue earned for each respective period. The costs and expenses incurred by the Company to provide consulting and support services are expensed as incurred. Local advertising revenue represented approximately 7% and 9% of total revenue for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

F-41

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

The Company reports revenue earned through national advertising agreements on a net basis. Gross billings from national advertising agreements (including mobile billings) of approximately $9,160,000 and $16,050,000 resulted in net revenue from national advertising agreements of approximately $3,210,000 and $5,600,000 for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

Revenue from Raycom Media Inc., a significant shareholder and broadcast group customer, accounted for approximately 15% and 14% of the Company’s total revenue for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

(d)	Property and Equipment

Property and equipment are recorded at cost. Depreciation expense includes amortization of assets held under capital leases and is calculated on a stra’ight-line basis over the lesser of the estimated useful lives of the related assets or the term of the lease. The estimated useful lives used to compute depreciation expense are as follows:

Leasehold improvements	Lesser of 10 years or remaining life of lease
Computer equipment	2–5 years
Office equipment and furniture	5–7 years

Expenditures for maintenance and repairs are expensed as incurred.

(e)	Software Development Costs

Capitalized software development costs consist of costs to purchase and develop proprietary software for license to customers and for internal use. Development costs are expensed until the Company has determined that the software will result in probable future economic benefit and technological feasibility has been established. Thereafter, costs are capitalized until the point at which the product is ready for release or use.

Capitalized software is amortized using the straight-line method over its estimated useful life, which generally does not exceed five years. Impairment of the capitalized cost of software developed for license to customers is evaluated by comparing the unamortized cost to its estimated realizable value and recording the asset at the lower of these amounts. Other capitalized software costs are evaluated for impairment by a comparison of their carrying value to future estimated undiscounted net cash flows expected to be generated by their use. If the carrying value is greater than the estimated undiscounted future cash flows, impairment may exist and is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

The Company assesses the carrying value of software development costs whenever events or changes in circumstances, such as significant declines in revenue, earnings or cash flows, or material adverse changes in the business climate, indicate that the carrying amount of an asset may be impaired.

F-42

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(f)	Advertising Costs

The Company’s advertising costs were immaterial for the period ended August 25, 2015 and the year ended December 31, 2014.

(g)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable. Cash is primarily maintained with one financial institution and deposits may exceed the amount of insurance provided on such deposits. The Company’s accounts receivable are concentrated among customers in the media and broadcasting industry, which may be similarly affected by adverse economic factors impacting that industry. The Company performs ongoing credit evaluations of its major customers, maintains reserves for potential credit losses, and does not require any collateral deposits.

(h)	Equity-Based Compensation

The Company accounts for its employee equity-based compensation awards in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation – Stock Compensation. ASC Topic 718 requires that all employee equity-based compensation is recognized as a cost in the financial statements and that for equity-classified awards, such cost is measured at the grant date fair value of the award. The Company estimates grant date fair value using the Black-Scholes-Merton option pricing model.

Compensation expense for awards is recognized over the requisite service period based on the grant date fair value of those options.

(i)	Allowance for Doubtful Accounts

Accounts receivable consist of amounts owed to the Company under its license fee, local advertising, and national advertising agreements with customers. As of August 25, 2015 and December 31, 2014, the allowance for doubtful accounts was approximately $58,000 and $50,000, respectively. Such allowance is based on the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, as well as an assessment of the existing economic environment. Balances outstanding over 90 days and over a specified amount are reviewed individually for collectability. All other balances are reviewed on a pooled basis. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(j)	Loss Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

F-43

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(k)	Other General Expenses

In 2014, the Company incurred approximately $1,500,000 of expense related to the settlement of a legal matter, which was offset by $200,000 of insurance proceeds. The Company recorded the liability related to this settlement in the other liabilities, current portion and other liabilities line items, of which $1,000,000 related to this matter as of August 25, 2015.

For the period ended August 25, 2015 and the year ended December 31, 2014, the Company incurred approximately $1,459,000 (note 11) and $140,000, respectively of investment banking and due diligence fees. In addition, the Company incurred $245,000 and $100,000 for sales and use taxes for the period ended August 25, 2015 and the year ended December 31, 2014, respectively.

(3)	Long-lived Assets

(a)	Property and Equipment

As of August 25, 2015 and December 31, 2014, property and equipment, including assets held under capital lease, consisted of the following:

	August 25, 2015	December 31, 2014

Computer equipment	$6,197,676	$5,463,730
Leasehold improvements	654,299	654,299
Office equipment and furniture	249,838	249,838
	7,101,813	6,367,867
Less accumulated depreciation and amortization	(5,098,910)	(4,609,627)
	$2,002,903	$1,758,240

Depreciation and amortization expense on property and equipment was approximately $489,000 and $731,000 for the period ended August 25, 2015 and the year ended December 31, 2014, respectively. Depreciation expense for assets held under capital lease was approximately $63,000 and $82,000 for the period ended August 25, 2015 and the year ended December 31, 2014, respectively, (note 4(b)).

F-44

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(b)	Software development costs

As of August 25, 2015 and December 31, 2014, software development costs consisted of the following:

	August 25, 2015	December 31, 2014
Cost	$16,054,021	$13,592,014
Less accumulated amortization	(9,163,862)	(7,589,318)
	6,890,159	6,002,696
Cost - in process	416,455	1,387,735
	$7,306,614	$7,390,431

During the period ended August 25, 2015 and the year ended December 31, 2015, amortization expense for software development costs was approximately $1,575,000 and $2,082,000, respectively.

As of August 25, 2015, scheduled annual amortization of software development costs is as follows:

Period ending August 25:
2016	$3,648,102
2017	2,435,115
2018	806,942
$6,890,159

(4)	Commitments and Contingencies

(a)	Operating Leases

The Company leases certain office facilities and office equipment under no cancelable operating lease agreements that expire at various dates through the year 2023. As of August 25, 2015, future minimum lease payments required under such no cancelable lease agreements were payable as follows:

Period ending August 25:
2016	$801,000
2017	853,000
2018	853,000
2019	853,000
2020	853,000
Thereafter	2,132,000
$6,345,000

F-45

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

The Company recognized income of approximately $141,000 and $276,000 in 2015 and 2014, respectively, under the New York City Relocation Employment Assistance Program (REAP), which provides incentives to Manhattan-based companies to relocate to certain areas of the outer boroughs of New York City.

Rent expense, net of REAP income, included in general and administrative expenses in the accompanying statements of income for the period ended August 25, 2015 and the year ended December 31, 2014, was approximately $409,000 and $530,000, respectively.

(b)	Capital Leases

The Company has entered into various computer-related equipment leases that qualify as capital lease obligations. As a result, the present value of the remaining future minimum lease payments is recorded as a capitalized asset and a related capital lease obligation in the accompanying balance sheets. Assets recorded under capital lease obligations totaled approximately $678,000 and $428,000 as of August 25, 2015 and December 31, 2014, respectively. Related accumulated depreciation totaled approximately $142,000 and $187,000 as of August 25, 2015 and December 31, 2014, respectively. Future minimum capital lease payments as of August 25, 2015 are payable as follows:

Period ending August 25:
2016	$218,198
2017	186,898
2018	95,067
Total	500,163
Amount representing interest	(26,990)
Present value of minimum lease payments	473,173
Less current portion	(200,788)
Total noncurrent portion	$272,385

(c)	Letter of Credit

As of August 25, 2015 and December 31, 2014, the Company had $500,000 of outstanding letters of credit relating to its lease of office space.

(d)	Legal Contingencies

The Company is involved in various claims and legal actions. In the opinion of the Company, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations, or liquidity.

F-46

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

(5)	Related-Party Transactions

The Company recorded revenue from Raycom Media Inc., a significant shareholder, of approximately $2,686,000 and $3,572,000 for the period ended August 25, 2015 and the year ended December 31, 2014, respectively. Breakdown of revenue recorded from Raycom Media Inc. is as follows:

	Period Ended	Year Ended
	August 25, 2015	December 31, 2014

License fees	$2,165,000	$2,244,000
National advertising, net	265,000	1,080,000
Local advertising, net	33,000	26,000
Local ad serving	167,000	222,000
Other revenue	56,000	0
	$2,686,000	$3,572,000

Related-party transactions with this affiliate in the accompanying balance sheet as of August 25, 2015 and December 31, 2014 include trade accounts payable of approximately $41,000 and $390,000, deferred revenue of approximately $1,158,000 and $1,757,000, and trade accounts receivable of approximately $99,000 and $90,000, respectively.

(6)	Equity-Based Incentive Plan

The Company has a nonqualified incentive plan (the Plan), which provides employees, directors, and certain consultants the option to purchase common units of the Company. The grant date, exercise price, number of units, and vesting period for each grant is determined at the discretion of the Company’s board of managers. Grantees typically vest in the options at the rate of 33% for each full year of service to the Company from the option grant date. On occasion, certain option grants may vest immediately. The majority of grants in 2015 and 2014 vest 33% per year for 3 years. The Company is authorized to grant options for up to 17,647,000 units under the Plan, and as of August 25, 2015, approximately 8,927,000 units remained available for grant. The options expire 10 years after the grant date.

F-47

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

The following transactions occurred with respect to options under the Plan for the period ended August 25, 2015 and the year ended December 31, 2014:

		Weighted
	Number of	average
	Options	exercise price
Balance outstanding at January 1, 2014	9,291,772	$0.17
Granted	1,022,000	0.15
Exercised	-	-
Forfeited or canceled	(1,406,826)	0.29
Balance outstanding at December 31, 2014	8,906,946	0.15
Granted	345,000	0.15
Exercised	-	-
Forfeited or canceled	(531,750)	0.21
Balance outstanding at August 25, 2015	8,720,196	$0.15

The Company utilizes the Black-Scholes-Merton option-pricing model to estimate the fair value of options granted, which requires the input of highly subjective assumptions including: the expected option life, the risk-free interest yield, the dividend yield and the volatility of the Company’s common unit price. The risk-free interest yield is estimated based on constant maturity U.S. Treasury rates at the date of grant. Volatility is estimated based on historical volatility of comparable companies. The Company has not historically issued any dividends and does not expect to in the near future. The expected option life is estimated based on historical experience and knowledge of future events. The options granted in 2015 were assumed to have an expected life of 0.2 years given knowledge of the planned sale of the Company (note 11) at the date of grant.

The fair value of option grants during the period ended August 25, 2015 and the year ended December 31, 2014 was estimated on the date of grant using the following range of assumptions and estimates:

Assumption	August 25, 2015	December 31, 2014
Volatility	57%	57%
Risk-free interest yield	1.7%	1.6%
Dividend yield	-	-
Average life	0.2 years	2 years
Weighted average fair value of common units	$0.15	$0.15
Weighted average grant date fair value	$0.02	$0.05

The Company amortizes the fair value of option grants on a straight-line basis over their respective vesting periods. Approximately $91,000 and $49,000 of compensation expense was recognized for the period ended August 25, 2015 and the year ended December 31, 2014, respectively. In connection with the sale of the Company (note 11), all unvested options became fully vested. As of August 25, 2015, there was no unrecognized equity-based compensation on outstanding options.

F-48

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

The following table summarizes information about unit options outstanding as of August 25, 2015:

			Weighted
			average
			remaining
	Options	Options	contractual
Exercise Price	Outstanding	Vested	life
0.12	5,856,946	5,856,946
0.15	2,688,250	2,688,250
1.00	175,000	175,000
0.15	8,720,196	8,720,196	6.1 years

(7)	401(k) Plan

The Company offers its qualified employees the opportunity to participate in a defined-contribution plan qualifying under the provisions of Section 401(k) of the Internal Revenue Code. Employees qualify for the plan after three months of service and attaining the age of 21. The Company does not match employee contributions.

(8)	Income Taxes

The Company is treated as a partnership for federal income tax purposes and does not incur federal or state income taxes. Instead, its earnings and losses are included in the income tax returns of the members whose tax impact depends on their respective tax situations. Therefore, the financial statements do not reflect a provision for federal or state income taxes.

The Company is subject to income taxes in New York City. Deferred income taxes in this jurisdiction consist principally of net operating loss carryforwards of approximately $1,600,000 and $1,700,000 as of August 25, 2015 and December 31, 2014, respectively. The Company has recorded a full valuation allowance against its deferred tax asset due to the uncertainty of realizing the related benefits. Additionally, utilization of this carryforward to offset taxable income in future periods is limited to common ownership that exists between the year the taxable income is generated and the year the loss carryforward was generated.yeah

(9)	Common Units and Preferred Units

Common Units

In May 2015 a member of the Company agreed to forfeit their 3,000,000 common units held in the Company. No consideration was given as a result of this forfeiture.

In connection with the sale of the Company (note 11) an additional 2,352,941 units, based on a price of $0.17 per unit, of the Company were issued to Frankly, Inc. as consideration for the assumption of a $400,000 liability of the Company due to a third-party vendor.

F-49

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

Preferred Units

The Preferred Units have a stated capital value of $1.00 per unit and a dividend rate of 6% per year. The dividends are not cumulative. The dividend rate is applied to the unreturned capital value of the Preferred Units, which is the stated capital value of $1.00 per unit reduced by the aggregate amount of distributions made by the Company in respect of the Preferred Units. The Preferred Units are convertible, at the option of the holder, into Common Units at the ratio of the unreturned capital value to $1.00. The conversion ratio may be adjusted in the event of stock splits or stock dividends and to reflect distributions of cash or other assets. The Preferred Class B units have preference over the Preferred Class A units in the event of liquidation and for purposes of dividend distributions. There was no preferred unit activity in 2015 and 2014. A summary of preferred units authorized, issued and outstanding as of August 25, 2015 and December 31, 2014 is as follows:

	Preferred Class A		Preferred Class B
		Carrying		Carrying
	Units	value	Units	value
	11,188,316	$11,188,316	12,984,743	$11,173,843

Unreturned capital value		$11,188,316		$12,984,743

(10)	Credit Facility

In September 2013, the Company entered into an amended agreement with its lender. The amended agreement provided for a $2,000,000 term loan, a $3,000,000 revolving line of credit, and a $500,000 letter of credit (collectively, the Credit Facility). The term loan was scheduled to mature in August 2016 and required monthly principal payments of $67,000 beginning in March 2014. Interest on the term loan was payable monthly and accrued at the greater of 3.25% or the lender’s prime rate, plus 1.0%. As of December 31, 2014, approximately $1,300,000 was outstanding under the term loan and the applicable interest rate was 4.25%. The term loan was repaid in full during the period ended August 25, 2015.

Borrowings on the revolving line of credit are limited to the lesser of $3,000,000 or a percentage of eligible accounts receivable (the advance rate). The advance rate is 85% of eligible accounts receivable, unless the dilution rate from items such as credits and billing adjustments is 3.5% but less than 5%, in which case it will be reduced to 80%. The lender may reduce the advance rate below 80% in the event the lender determines that dilution as to the Company’s receivables exceeds 5.0%. Eligible accounts receivable exclude, among other things, past-due invoices, and customer balances where more than 35% of the amounts owed by the customer are past due. The revolving credit facility was renewed in April 2015 for two years. It expires in April 2017 and requires monthly interest payments. The interest rate applicable to the revolving credit facility is the greater of 3.25% or the lender’s prime rate, plus 2.50%. As of August 25, 2015 and December 31, 2014, $2,900,000 and $3,000,000, respectively, was outstanding under the revolving line of credit and the applicable interest rate was 5.75%.

F-50

GANNAWAY WEB HOLDINGS, LLC
(dba WORLDNOW)

Notes to Financial Statements

Period Ended August 25, 2015 and the Year Ended December 31, 2014

The Credit Facility contains financial covenants for which compliance must be measured monthly and before each advance. These covenants include an asset coverage ratio of not less than 1.05 to 1.0 and a debt service coverage ratio, measured on a rolling 3-month basis, of not less than 1.75 to 1.0. The asset coverage ratio is defined as unrestricted cash maintained at lender plus eligible receivables less contra-accounts, counterclaims, and offsets, which include liabilities the Company has to its customers for their share of advertising revenue, divided by the Credit Facility balance, including the letter of credit but excluding the term loan balance. The debt service coverage ratio was modified in April 2015 and is defined as the most recent three months’ net income plus interest, depreciation, amortization, and nonrecurring noncash expenses divided by the current portion of long-term debt plus interest expense, severance payments and capital lease payments for the three months tested. The Company’s ability to comply with these covenants is subject to risk and uncertainty. Borrowings under the Credit Facility are secured by all property of the Company, including but not limited to cash, accounts receivable, property and equipment, and other long-lived assets.

In the event there is an event of default under the Credit Facility, the interest rates on the term loan and revolving credit facility will be subject to an additional 5% (500 basis points).

The $2,000,000 term loan was secured by a guaranty executed by Raycom Media Inc., a related party. On August 5, 2015, the term loan, including accrued interest, was paid in full and, consequently, the guaranty by Raycom Media Inc. was terminated.

(11)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through September 19, 2016, the date on which the financial statements were available to be issued.

Sale of Company

On August 25, 2015, all of the outstanding common units and preferred units of the Company were acquired by Frankly, Inc. (the Acquirer, a company traded on the TSX Venture Exchange) for aggregate consideration of $45,000,000 comprised primarily of $10,000,000 of cash, $15,000,000 in promissory notes and $20,000,000 in restricted common shares of the Acquirer. In connection with the sale, the Company incurred transaction costs of approximately $1,459,000 in cash and stock during the period ended August 25, 2015.

F-51

common shares

PROSPECTUS

, 2016

Sole Book-Running Manager

Roth Capital Partners

Co-Manager

Noble Financial Capital Markets

Until , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table provides information regarding the various actual and anticipated expenses (other than underwriters’ discounts) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Item	Amount
SEC registration fee		$1,159
FINRA filing fee*
Nasdaq filing fee*
Printing and engraving expenses*
Legal fees and expenses*
Accounting fees and expenses*
Transfer agent fees and expenses*
Miscellaneous costs*
Total*	$

* To be furnished by amendment.

Item 14. Indemnification of Directors and Officers

Our Articles contain provisions to indemnify the directors, officers, employees or other agents to the fullest extent permitted by the Business Corporation Act. Subject to the BCBCA, we must indemnify and advance expenses of a director or former director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. The failure of a director or former director of the Company to comply with the BCBCA or these Articles does not invalidate any indemnity to which he or she is entitled under our Articles. Subject to the BCBCA, no director or officer will be liable for (a) the acts, receipts, neglects or defaults of any person; (b) joining in any receipt or act of conformity; (c) any loss, damage or expense to the Company arising from the insufficiency or deficiency of title to any property acquired by or on behalf of the Company; (d) the insufficiency or deficiency of any security in or upon which any moneys of the Company are invested; (e) any loss, damage or expense arising from the bankruptcy, insolvency, act or omission of any person with whom any monies, securities or other property of the Company are lodged or deposited; (f) any loss, damage or expense occasioned by any error of judgment or oversight; or (g) any other loss, damage or expense related to the performance or non-performance of the duties that individual’s office.

We are also a party to director agreements with two of our new directors, Messrs. Zenz and Rogers that contain indemnification provisions. Under the director agreements, we have that in addition to any indemnification we are required to provide to our directors under our Articles, and subject to the provisions of the BCBCA and applicable law, we agreed to indemnify the directors for all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment which a director reasonably incurs in respect of any civil, criminal or administrative, investigative or other proceeding to which a director is made a party by reason of having been a director of Frankly, provided (i) the director acted honestly and in good faith with a view to the best interests of Frankly, (ii) in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the director had reasonable grounds for believing the conduct in respect of which the proceeding was brought was lawful, and (iii) in all events, the director gives Frankly prompt notice of any such civil, criminal or administrative matter.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

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Item 15. Recent Sales of Unregistered Securities

In connection with the acquisition of Gannaway Web Holdings, LLC, now Frankly Media, in August 2015, we issued $20 million in Restricted Shares to GEI and Raycom in exchange for their LLC interests in Gannaway Web Holdings, LLC. The number of Restricted Shares was 9,772,204 shares, determined with reference to the volume-weighted average price of the common shares on the TSX-V for the five days prior to the date of the purchase agreement which was CDN$2.6471 ($2.0466 based on the exchange rate at July 28, 2015). All of such Restricted Shares were subject to a lock-up agreement. The lock-up period with respect to securities representing 50% of the value of the Share Consideration expired in August 2016. The lock-up period with respect to the remainder of the Share Consideration will expire upon the second anniversary of Closing Date of the transaction in August 2017. Further, upon expiry of the lock-up period, the Restricted Shares will be converted into common shares on a 1:1 basis. In August 2016, all of the Raycom Share Consideration Shares were converted into 6,751,132 common shares, upon waiver by us of the lock-up restriction for the Raycom Restricted Shares and half of the GEI Shares were converted into 1,510,536 common shares for a total of 8,261,668 common shares. The remaining 1,510,536 GEI Shares are subject to lock-up until August 2017. For purposes of the purchase price allocation, such Restricted Shares were reflected at fair value as of the Closing Date which amounted to $15,523,058. As a result of the lock-up agreement, a discount for lack of marketability in the amount of $2,444,882 was applied to arrive at the fair value of the Restricted Shares as of the Closing Date of $13,078,176. The issuance and conversion of the shares were made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Further, in connection with the acquisition of Gannaway Web Holdings, LLC, we assumed a $400,000 liability of Gannaway Web Holdings, LLC with Schwartz & Associates, which we satisfied by granting 195,446 common shares to Schwartz & Associates. The common shares were issued at a price of CDN$2.6471 ($2.0466 based on the exchange rate at July 28, 2015) per Common Share, being the volume-weighted average price of the common shares on the TSX-V for the five days prior to the date of the purchase agreement. For purposes of the purchase price allocation, this additional investment was reflected at fair value as of the Closing Date which amounted to $310,464. The issuance and conversion of the shares were made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Pursuant to a Management Services Agreement dated April 1, 2015, as amended on August 1, 2015 (the “Management Services Agreement”) between Gannaway Web Holdings, LLC (d/b/a Worldnow and now Frankly Media) and Schwartz & Associates for which Mr. Schwartz is managing partner, Schwartz & Associates was due the amount of $1,125,000 in connection with, and upon the closing of, the Worldnow acquisition as an incentive fee. $310,464 of the incentive fee was paid in 195,446 common shares. The issuance of the shares was made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

During the years ended December 31, 2014 and 2015, we issued 91,338 options and 1,850,979 options, respectively, to our directors, officers and employees. The weighted average exercise prices for these options for the years ended December 31, 2014 and 2015 are $1.61 and $2.20, respectively. The issuance of the shares were made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

In the year ended December 31, 2015, we granted an aggregate of 247,676 RSUs to our CEO and 30,000 RSUs which vested upon the one-year anniversary of their election to the Board to two independent directors. The 247,676 RSUs issued to our CEO were cancelled during the six months ended June 30, 2016. The issuance of the RSUs was made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

In July 2016, we issued 80,425 common shares upon conversion of 80,425 Restricted Shares held by an individual Korean investor. The issuance and conversion of the shares were made in reliance on the exemptions from prospectus requirements set forth in 2.42 (1)(a) of National Instrument 45-106 – Prospectus Exemptions.

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In August 2016, we issued 1,510,535 common shares upon conversion of 1,510,535 Restricted Shares held by an individual investor. The issuance of the shares upon conversion was made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

In August 2016, pursuant to the Raycom SPA, 2,553,400 common shares were issued for a purchase price of CDN$1,276,700 (or $1 million based on the exchange rate at August 18, 2016) in settlement of $1 million of the Original Raycom Loan. Pursuant to the Credit Agreement, we issued 14,809,720 warrants to purchase one Common Share per warrant at a price per Common Share equal to CDN$0.50 ($0.39 based on the exchange rate at August 18, 2016). The common shares and warrants are subject to a four month statutory holding period expiring on January 1, 2017. We have also converted Raycom’s 6,751,132 Restricted Shares into our common shares on a one-for-one basis. The issuance of the shares and warrants and the conversion of the Restricted Shares of Raycom were made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

In September 2016, we issued 1,510,535 common shares upon conversion of 1,510,535 Restricted Shares held by Raycom. The conversion price was $0.38. The issuance and conversion of the shares were made in reliance on the exemptions from registration set forth in Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b) Financial Statements. See page F-1 for an index to the financial statements included in the registration statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i)       If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)       That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on November 10, 2016.

FRANKLY INC.

By:	/s/ Steve Chung
Name:	Steve Chung
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve Chung and Louis Schwartz, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Chung	Chief Executive Officer and Director	November 10, 2016
Steve Chung	(Principal Executive Officer)

/s/ Louis Schwartz	Chief Financial Officer and Chief Operating Officer	November 10, 2016
Louis Schwartz	(Principal Financial and Accounting Officer)

/s/ Choong Sik Hyun	Director	November 10, 2016
Choong Sik Hyun

/s/ Joseph Gardner Fiveash III	Director	November 10, 2016
Joseph Gardner Fiveash III

/s/ Steven Zenz	Director	November 10, 2016
Steven Zenz

/s/ Tom Rogers	Director	November 10, 2016
Tom Rogers

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EXHIBIT INDEX

Exhibit No.

1.1*	Form of Underwriting Agreement

3.1	Articles of Frankly Inc.

3.2	Amended and Restated Certificate of Incorporation of Frankly Co. dated December 12, 2014

3.3	Certificate of Merger of Frankly Co. dated December 23, 2014

3.4	Certificate of Formation of Frankly Media LLC, dated May 11, 1998 as amended on October 15, 2015

3.5	Sixth Amended and Restated Limited Liability Company Agreement of Frankly Media LLC, dated August 25, 2015

3.6	Bylaws of Frankly Co.

4.1	Warrant dated August 31, 2016 issued to Raycom Media, Inc.

4.2	Form of Share Certificate

4.3	Form of Class A Restricted Share Certificate

4.4	Promissory Note, dated August 31, 2016 by and between Frankly Inc., as borrower, and Raycom Media, Inc., as creditor

5.1*	Opinion of Ellenoff Grossman & Schole LLP

10.1	Amended and Restated Employment Agreement, dated March 23, 2015, between Frankly Co. and Steve Chung

10.2	Amendment of Employment Agreement, dated August 15, 2016 between Frankly Co. and Steve Chung

10.3	Management Services Agreement between Schwartz & Associates, PC and Frankly Media, LLC

10.4	Amendment to the Management Services Agreement, dated August 15, 2016, between Louis Schwartz and Frankly Media, LLC

10.5	Employment Agreement, dated August 15, 2014, between Frankly Co. and Harrison Shih

10.6	Amendment of Employment Agreement, dated December 24, 2015 between Frankly Co. and Harrison Shih

10.7	Amendment of Employment Agreement, dated August 15, 2016 between Frankly Co. and Harrison Shih

10.8	Director Agreement dated August 11, 2016 between Frankly Inc. and Tom Rogers

10.9	Director Agreement dated August 5, 2016 between Frankly Inc. and Steven Zenz

10.10	Credit Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc.

10.11	Share Purchase Agreement, dated August 31, 2016 by and between Frankly Inc. and Raycom Media, Inc.

10.12	Amended and Restated Equity Incentive Plan dated January 22, 2016

10.13	Form of Restricted Stock Units Agreement

16.1	Letter on Change in Certifying Accountant of Collins Barrow Toronto LLP

16.2	Letter on Change in Certifying Accountant of KPMG Canada

21.1	List of Subsidiaries

23.1	Consent of Baker Tilly Virchow Krause, LLP relating to the consolidated financial statements of Frankly Inc.

23.2	Consent of Baker Tilly Virchow Krause, LLP relating to the financial statements of Gannaway Web Holdings, LLC

23.3	Consent of Collins Barrow Toronto, LLP.

23.4	Consent of KPMG LLP

23.5*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

* To be filed by amendment.

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